As filed with the Securities and Exchange Commission on June 5, 2006

Registration No. 333-________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUMAN BIOSYSTEMS

(Exact Name of Small Business Issuer in its Charter)

California	8731
----------------------------	----------------------
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)

77-0481056
----------------------------
(I.R.S. Employer Identification Number)

1127 Harker Avenue

Palo Alto, California 94301

(650) 323-0943

(Address and Telephone Number

of Principal Executive Offices and

Principal Place of Business)

Mr. Harry Masuda

Chief Executive Officer

Human BioSystems

1127 Harker Avenue

Palo Alto, California 94301

(650) 323-0943

(Name, Address and Telephone Number,

of Agent for Service)

Copy to:

Cathryn S. Gawne, Esq.

Silicon Valley Law Group

25 Metro Drive, Suite 600

San Jose, California 95110

(408) 573-5700

(408) 573-5701 (telecopier)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to the Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITITES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common stock, no par value	10,500,000 shares	$ 0.21	$2,205,000	$ 235.94
Total	10,500,000 shares	$ 0.21	$2,205,000	$ 235.94

(1)  In the event of a stock split, stock dividend, or similar transaction involving the common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)   Based upon the average high and low sales prices of the common stock as reported by the OTC Bulletin Board on May 26, 2006, estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THERAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OF UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, May 31, 2006

HUMAN BIOSYSTEMS

[LOGO]

10,500,000 SHARES

COMMON STOCK

__________________________________________________

This prospectus relates to the resale of up to 10,500,000 shares of the common stock of Human BioSystems, a California corporation (“HBS” or the “Company”) issued by us in a July 2005 exchange offer (the "Offer") to the holders of shares of our common stock previously issued pursuant to Regulation S (“Reg S”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).   We will not receive any proceeds from the sale of these shares of common stock offered by the selling shareholders.    We will bear all costs associated with this registration.

We are registering the offer and sale of these shares in order to allow the selling shareholders to freely resell their shares of common stock, but the registration of such shares does not necessarily mean that any of the shares will be offered or sold by the selling shareholders.

Our shares of common stock are traded on the OTC Bulletin Board under the symbol "HBSC.OB." On May 26, 2006, the closing sale price of our common stock was $0.21 per share.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. No one may sell these securities nor may offers to buy be accepted until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer, solicitation or sale is not permitted.

___________________________________

THE DATE OF THIS PROSPECTUS IS _____________, 2006

 ______________________________________________________________________________________

TABLE OF CONTENTS

Page

        Prospectus Summary

3

        Risk Factors

5

        Use of Proceeds

10

        Market for Common Equity and Related Shareholder Matters

10

        Capitalization

11

        Selected Financial Data

12

        Management’s Discussion and Analysis or Plan of Operation

13

        Business

23

        Management

36

        Executive Compensation

37

        Certain Relationships and Related Party Transactions

39

        Principal Shareholders

39

        Selling Shareholders

41

        Description of Capital Stock

42

        Shares Eligible for Future Sale

42

        Plan of Distribution

43

        Legal Matters

44

        Experts

45

        Where You Can Find Additional Information

45

        Index to Financial Statements

46

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  The selling shareholders are offering to sell and seeking offers to buy, shares of our common stock in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.  In this prospectus, "Human BioSystems," the "Company," "HBS," "we," "us" and "our" refer to Human BioSystems, a California corporation.

All trademarks, service marks or trade names referred to in this prospectus are the property of their respective owners.

PROSPECTUS SUMMARY

This summary highlights information described more fully elsewhere in this prospectus.  You should read the entire prospectus carefully.

HUMAN BIOSYSTEMS

Our Business:  We are a development stage company whose principal business objective is to develop and provide economical, non-toxic methods of extending the shelf life and improving the quality of blood platelets, donor organs and other biological material.

Our principal executive offices are located at 1127 Harker Avenue, Palo Alto, California 94301, and our telephone number is (650) 323-0943.  The address of our website is www.humanbiosystems.com.  Information on our website is not part of this prospectus.

THE OFFERING

Common stock offered:

10,500,000 shares of common stock, no par value, to be offered for resale by selling shareholders.

Common stock to be outstanding after this Offering:

68,578,900 shares, excluding an aggregate of 2,064,000 shares reserved for issuance upon the exercise of outstanding stock options and warrants.

Use of proceeds:

We will not receive any proceeds from the sale of the shares of common stock offered by the selling shareholders.

Risk factors:

An investment in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page 5 of this prospectus.

NASD OTC Market Bulletin Board symbol:

          “HBSC.OB”

SUMMARY FINANCIAL DATA

Three Months Ended March 31,

     Years Ended December 31,

   2006

2005

2005

 2004

----------

------

---------

 -----------

Statements of Operations Data:

Revenue

$          --

          $             --          $           --                          $        --

Operating expenses:

 General and administrative:

   Stock based compensation

       21,900

                 32,600

   546,400

   347,500

   Public relations

     327,100

    --

4,080,200

           --

   Other general and administrative

    expenses

     291,100

               260,900

1,066,700

   760,900

--------------

             -----------

 -------------

 -----------

  Total general and administrative

     640,100

               293,500

5,693,300

1,108,400

 Research and development

       42,000

                 43,900

   182,900

   218,500

 Sales and marketing

               --

                 25,400

     25,400

   146,400

-------------

             -----------

------------

-----------

  Total operating expenses

    682,100

               362,800

5,901,600

1,473,300

-------------

             -----------

-------------

 -----------

Loss from operations

  (682,100)

             (362,800)           (5,901,600)

                  (1,473,300)

Other income (expense):

   Loss on investment in

    marketable securities

             --

    --

             --

(762,600)

   Forgiveness of debt

       6,600

    --

     97,500

             --

   Interest expense

      (2,100)

    --

        (800)

(366,400)

------------

              ----------

-------------

------------

Loss before provision for income taxes

  (677,600)

             (362,800)

(5,804,900)

                 (2,602,300)

Provision for income taxes

             --

 800

         1,600

        800

------------

              ----------

-------------

------------

Net loss

  (677,600)

             (363,600)

(5,806,500)

                 (2,603,100)

Other comprehensive loss, net of tax:

   Unrealized loss on investment

    in marketable securities

      (3,200)

 400

  (20,600)

    (9,800)

------------

              ----------

--------------

------------

Total comprehensive loss

 $(680,800)

           $(363,200)        $(5,827,100)                    $(2,612,900)

========

           =======          ==========                ==========

Basic and diluted loss per share

     $ (0.01)

             $(0.01)

 $   (0.10)

$   (0.07)

========

           =======          ==========               ==========

Basic and diluted weighted-average

 common shares outstanding

67,364,626

         53,586,400             58,556,198

                  39,795,100

========

         ========          =========

             ==========

           March 31,                  December 31,

               2006

           2005

-------------------------

 ------------------------

Balance Sheet Data:

Cash

                $  155,700

      $     41,600

Working capital (deficit)

                $ (698,200)

      $  (844,300)

Total stockholders' deficit

                $ (687,000)

      $  (835,100)

RISK FACTORS

Investing in our shares is very risky.  You should be able to bear a complete loss of your investment.  In deciding whether to purchase our shares, you should carefully consider the following factors, among others, as well as information contained in this prospectus, our most recent annual report on Form 10-KSB, and the other documents incorporated by reference into this prospectus:

RISK FACTORS RELATED TO OUR COMPANY

Our business, financial condition or results of operations could be materially and adversely affected by any of the following risks:

WE HAVE A HISTORY OF LOSSES, AND OUR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS HAVE RAISED DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Since our inception in 1998, we have incurred substantial losses from operations, resulting primarily from costs related to research and development and building our infrastructure.  Because of our status as a development stage company and the need to conduct additional research and development prior to introducing products and services to the market, we expect to incur net losses for the foreseeable future.  If our growth is slower than we anticipate or our operating expenses exceed our expectations, our losses will be significantly greater.  We may never achieve profitability.  Primarily as a result of these recurring losses, our independent certified public accountants have modified their report on our December 31, 2005 financial statements to include an uncertainty paragraph wherein they expressed substantial doubt about our ability to continue as a going concern.

We are in the ninth year of research and development, with an accumulated loss during the development stage (through March 31, 2006) of $21,142,700.  We currently do not know when our research and development will be completed, or if a product will ever result from this research and development activity.  We anticipate that the funds spent on research and development activities will need to increase significantly prior to completion of research and development and commercialization of a product.  Additionally, we may not be able to secure funding in the future necessary to complete our intended research and development activities.  In 2003, we scaled back our research and development activities significantly, due to our lack of capital.  In February 2005, we resumed certain research and development projects on a limited basis, but cannot predict when we will be able to maintain a complete research and development program.

These conditions give rise to substantial doubt about our ability to continue as a going concern. Our financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should we be unable to continue as a going concern.  Our continuation as a going concern is dependent upon our ability to obtain additional financing from the sale of our securities, as may be required, and ultimately to attain profitability.

WE REQUIRE IMMEDIATE ADDITIONAL CAPITAL.

Our operating plan for calendar years 2006 and 2007 is focused on development of our products. It is our estimate that a cash requirement of $2.5 million is required to support this plan for the next twelve months.  During the three-month period ended March 31, 2006, we received an aggregate of $272,300 from the issuance of common stock (including $222,300 from our agreement with Dutchess Private Equities Fund II, LP (“Dutchess”)) and $75,000 from borrowing on notes payable, compared to an aggregate of $263,300 received in the three-month period ended March 31, 2005.  We are actively seeking additional funding. There can be no assurance that the required additional financing will be available on terms favorable to us or at all. Although we have entered into certain agreements with Dutchess and other prospective funding sources, there can be no assurance that we will be successful in raising any additional capital pursuant to the Dutchess agreement or these other agreements.

Obtaining capital will be challenging in a difficult environment, due to the slow recovery from the downturn in the United States economy and current world instability. We currently have commitments for funding; however there can be no assurance that we will be able to obtain additional funding in the future from either debt or equity financings, bank loans, collaborative arrangements or other sources on terms acceptable to us, or at all. If our human infusion studies are successful, we believe that we will be able to obtain additional funding through a license agreement with one or more of the potential strategic partners with whom we have had discussions to date, thereby satisfying our financial needs for at least 2006; however, we currently do not have the capital to complete our infusion studies and there can be no assurance that we will achieve successful results in our human infusion studies or that we can enter into a license agreement or agreements providing adequate financing for 2006 and beyond.

If adequate funds are not available or are not available on acceptable terms when required, we may be required to significantly curtail our operations or may not be able to fund expansion, take advantage of unanticipated acquisition opportunities, develop or enhance services or products or respond to competitive pressures. Such inability could have a material adverse effect on our business, results of operations and financial condition.  If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our shareholders will be reduced, shareholders may experience additional dilution, and such securities may have rights, preferences and privileges senior to those of our common stock.

WE AND OUR CHIEF EXECUTIVE OFFICER ARE THE SUBJECT OF SEC AND JUSTICE DEPARTMENT PROCEEDINGS FOR SECURITIES FRAUD.

On August 7, 2002, the United States Attorney for the Eastern District of New York and the Securities and Exchange Commission ("SEC") announced that they were bringing securities fraud charges against Harry Masuda, our Chief Executive Officer, for allegedly paying an unregistered broker an undisclosed commission in September 1999 and February 2000 private placements. The allegations generally charge Mr. Masuda with the failure to adequately disclose to investors, in these private placements, a commission agreement with Larry Bryant, an unlicensed broker-dealer. Remedies sought in these proceedings include criminal penalties and a bar from service as an officer or director of a publicly-traded company. The SEC also brought securities fraud charges against us for the same transactions, and these charges are still pending.

In June 2000, we undertook a rescission offer to those shareholders who had purchased an aggregate of 427,300 shares of common stock and warrants in the private placements for aggregate proceeds of $640,950. Holders of 222,900 shares of common stock accepted the rescission offer. The other shareholders elected not to rescind their stock purchases.  We paid an aggregate of approximately $300,000 in cash to rescinding shareholders, but could not afford to pay the balance of the rescission offer in cash. Instead, we issued promissory notes, with interest at the rate of 10% per annum, payable upon the earlier of (i) one year from the date of the note or (ii) our receipt of funding sufficient to permit repayment of the principal and interest on the notes.  In 2000 and 2001, holders of an aggregate of $67,500 in principal and interest in the above-referenced promissory notes elected to convert their notes to an aggregate of 206,700 shares of our common stock. The other rescinding holders were paid in full in cash prior to December 31, 2002. As all of the shareholders electing to rescind have now been paid in full (whether in cash or in shares of common stock), we believe that the issues raised by the alleged failure to disclose have been fully resolved. Although we believe that the charges are unwarranted, there can be no assurance that Mr. Masuda will be able to continue to serve as our Chief Executive Officer in the event that the Securities and Exchange Commission receives the remedies that it seeks. In January 2005, the United States Government and Mr. Masuda entered into a deferred prosecution agreement which should lead to a dismissal of all charges against Mr. Masuda at the end of the 18-month deferred prosecution term. The civil case against us has been stayed at the request of the U.S. Attorney pending completion of the deferred prosecution term.

WE ARE A DEVELOPMENT STAGE COMPANY, AND HAVE A LIMITED OPERATING HISTORY ON WHICH TO EVALUATE OUR POTENTIAL FOR FUTURE SUCCESS.

We are a development stage company, and have yet to produce or sell any products or services.  We have only a limited operating history upon which you can evaluate our business and prospects, and have yet to develop sufficient experience regarding actual revenues to be received from our products and services.  You must consider the risks and uncertainties frequently encountered by early stage companies in new and rapidly evolving markets.  If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations and financial condition will be materially and adversely affected.

LEGISLATIVE AND REGULATORY ACTIONS AND POTENTIAL NEW ACCOUNTING PRONOUNCEMENTS ARE LIKELY TO IMPACT OUR FUTURE FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

There have been certain regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory changes which will have an impact on our future financial condition and results of operations.  The Sarbanes-Oxley Act of 2002 and other rule changes as well as proposed legislative initiatives in the past three years following the Enron and WorldCom bankruptcies will increase our general and administrative costs, as we will incur increased legal and accounting fees to comply with such rule changes.  In addition, proposed initiatives are expected to result in changes in certain accounting and disclosure rules.  These and other potential changes could materially increase the expenses we report in our financial statements and adversely affect our operating results.

OUR FUTURE REVENUES ARE UNPREDICTABLE AND OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY.

We have a very limited operating history, and have no revenue to date. We cannot forecast with any degree of certainty whether any of our products or services will ever generate revenue or the amount of revenue to be generated by any of our products or services. In addition, we cannot predict the consistency of our quarterly operating results. Factors which may cause our operating results to fluctuate significantly from quarter to quarter include:

-  our ability to attract new and repeat customers;

-  our ability to keep current  with  the evolving requirements of our target market;

-  our ability to protect our proprietary technology;

-  the ability of our  competitors to offer new or enhanced products or  services; and

-  unanticipated  delays or cost  increases  with  respect to research and development.

Because of these and other factors, we believe that quarter-to-quarter comparisons of our results of operations are not good indicators of our future performance.  If our operating results fall below the expectations of securities analysts and investors in some future periods, then our stock price may decline.

ESTABLISHING OUR REVENUES AND ACHIEVING PROFITABILITY WILL DEPEND ON OUR ABILITY TO DEVELOP AND COMMERCIALIZE OUR PRODUCTS.

Much of our ability to establish revenues and to achieve profitability and positive cash flows from operations will depend on the successful introduction of our products in development.  Products based on our technologies will represent new methods of treatment and preservation. Our prospective customers, including blood banks, hospitals and clinics, will not use our products unless they determine that the benefits provided by these products are greater than those available from competing products.  Even if the advantage from our planned products is clinically established, prospective customers may not elect to use such products for a variety of reasons.

We may be required to undertake time-consuming and costly development activities and seek regulatory clearance or approval for new products. The completion of the development and commercialization of any of our products under development remains subject to all of the risks associated with the commercialization of new products based on innovative technologies, including unanticipated technical or other problems, manufacturing difficulties and the possible insufficiency of the funds allocated for the completion of such development.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY.

As a development stage company, we are entering a biological material preservation market that is presently addressed by large companies with extensive financial resources.  Those companies include DuPont and Baxter, among others.  Additionally, smaller companies with which we may compete include LifeCell Corporation for platelet preservation, Cerus for viral inactivation of platelets and other blood products and Cryo Life for preserving heart valves by cryo-preservation. These companies are active in research and development of biological material preservation, and we do not know the current status of their development efforts.  We have limited funds with which to develop products and services, and most of the above competitors have significantly greater financial resources, technical expertise and managerial capabilities than we currently possess.

WE MAY FAIL TO OBTAIN GOVERNMENT APPROVAL OF OUR PROCESSES.

The FDA regulates the commercial distribution and marketability of medical solutions and equipment.  In the event that we determine that these regulations apply to our proposed products, we will need to obtain FDA approval for such distribution.  The process of obtaining FDA approval may be expensive, lengthy and unpredictable.  We have not developed our products to the level where these approval processes can be started.  We do not know if such approval could be obtained in a timely fashion, if at all.  In the event that we do not receive any required FDA approval for certain products, we would not be able to sell such products in the United States.

The regulation of our processes and products outside the United States will vary by country.  Noncompliance with foreign country requirements may include some or all of the risks associated with noncompliance with FDA regulation, as well as other risks.

ACTS OF TERRORISM, RESPONSES TO ACTS OF TERRORISM AND ACTS OF WAR MAY IMPACT OUR BUSINESS AND OUR ABILITY TO RAISE CAPITAL.

Future acts of war or terrorism, national or international responses to such acts, and measures taken to prevent such acts may harm our ability to raise capital or our ability to operate, especially to the extent we depend upon activities conducted in foreign countries, such as Russia where we currently maintain a branch office.  In addition, the threat of future terrorist acts or acts of war may have effects on the general economy or on our business that are difficult to predict.  We are not insured against damage or interruption of our business caused by terrorist acts or acts of war.

WE MAY FAIL TO ESTABLISH AND MAINTAIN STRATEGIC RELATIONSHIPS.

We believe that the establishment of strategic partnerships will greatly benefit the growth of our business, and we intend to seek out and enter into strategic alliances.  We may not be able to enter into these strategic partnerships on commercially reasonable terms, or at all.  Even if we enter into strategic alliances, our partners may not attract significant numbers of customers or otherwise prove advantageous to our business.   Our inability to enter into new distribution relationships or strategic alliances could have a material and adverse effect on our business.

RISK FACTORS RELATED TO OUR STOCK PRICE

SHARES ELIGIBLE FOR FUTURE SALE BY OUR CURRENT SHAREHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE.

To date, we have had a very limited trading volume in our common stock.  As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered.  In addition, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under Securities and Exchange Commission Rule 144 or otherwise, could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.  A number of our employees and consultants have elected to convert a portion of their compensation to shares of our common stock, and these shares have been registered for resale to the public.

OUR COMMON STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE; OUR COMMON STOCK IS

PENNY STOCK.

The market price of our common stock is likely to be highly volatile as the stock market in general, and the market for technology companies in particular, has been highly volatile.  The trading prices of many technology companies' stocks have recently been highly volatile and have recorded lows well below historical highs.

Factors that could cause such volatility in our common stock may include, among other things:

 -  actual  or  anticipated fluctuations in our quarterly operating results;

 -  announcements of  technological  innovations;

 -  changes  in  financial  estimates  by  securities  analysts;

 -  conditions  or  trends  in our industry;  and

 -  changes  in  the  market  valuations  of  other comparable companies.

In addition, our stock is currently traded on the NASD OTC Bulletin Board and it is uncertain that we will be able to successfully apply for listing on the AMEX, the NASDAQ National Market, or the NASDAQ SmallCap Market in the foreseeable future due to the trading price of our common stock, our working capital and revenue history.  Failure to list our shares on the AMEX, the NASDAQ National Market or the NASDAQ SmallCap Market will impair the liquidity of our common stock.

The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any security that 1) is priced under five dollars, 2) is not traded on a national stock exchange or on NASDAQ, 3) may be listed in the "pink sheets" or the NASD OTC Bulletin Board, and 4) is issued by a company that has less than $5 million in net tangible assets and has been in business less than three years, or by a company that has under $2 million in net tangible assets and has been in business for at least three years, or by a company that has revenues of less than $6 million for three years.

Penny stocks can be very risky, as they are low-priced shares of small companies not traded on an exchange or quoted on NASDAQ.  Prices often are not available. Investors in penny stocks are often unable to sell stock back to the dealer that sold them the stock.  Thus, an investor may lose his/her investment.  Our common stock is a penny stock and thus is subject to rules that impose additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors, unless the common stock is listed on the NASDAQ SmallCap Market. Consequently, the penny stock rules may restrict the ability of broker/dealers to sell our securities, and may adversely affect the ability of holders of our common stock to resell their shares in the secondary market.

SOME OF THE INFORMATION IN THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS.

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties.  You can identify these statements by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate" and "continue" or similar words.  You should read statements that contain these words carefully because they:

 -     discuss our expectations about our future performance;

 -     contain projections of our future operating results or of our future financial condition; or

 -     state other "forward-looking" information.

We believe it is important to communicate our expectations to our shareholders.  There may be events in the future, however, that we are not able to predict accurately or over which we have no control.  The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock offered by the selling shareholders.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our common stock has been traded on the NASD OTC Bulletin Board since May 18, 1999.  Prior to that date, our common stock was not actively traded in the public market.  Our common stock is listed on the NASD OTC Bulletin Board under the symbols “HBSC.OB.”  Since October 2001, our common stock has also been traded on the Frankfurt Stock Exchange under the symbol “HYT.”   The following table sets forth, for the periods indicated, the high and low bid prices for our common stock on the NASD OTC Bulletin Board as reported by various Bulletin Board market makers.  The quotations do not reflect adjustments for retail mark-ups, mark-downs, or commissions and may not necessarily reflect actual transactions.

Period

Low Bid

 High Bid

             -------------            ---------------

2006

Second Quarter (through May 26, 2006)

$ 0.18

$ 0.44

First Quarter

$ 0.25

$ 0.61

2005

Fourth Quarter

$ 0.33

$ 0.57

Third Quarter

$ 0.51

$ 1.03

Second Quarter

$ 0.27

$ 0.59

First Quarter

$ 0.05

$ 0.28

2004

Fourth Quarter

$ 0.05

$ 0.15

Third Quarter

$ 0.07

$ 0.19

Second Quarter

$ 0.14

$ 0.21

First Quarter

$ 0.11

$ 0.25

On May 26, 2006, the high and low bid prices of our common stock on the NASD OTC Bulletin Board were $ 0.22 and $ 0.20 per share, respectively, and there were approximately 242 holders of record of our common stock.

To date we have never declared or paid any cash dividends on our capital stock.  We currently intend to retain any future earnings for funding growth and therefore, do not expect to pay any dividends in the foreseeable future.  Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

CAPITALIZATION

The following table sets forth, as of March 31, 2006, our capitalization on an actual basis as adjusted to reflect the issuance of common stock offered by this prospectus.  This information should be read in conjunction with our Financial Statements and the related Notes appearing elsewhere in this prospectus.

     March 31, 2006

 -------------------------

Actual

As Adjusted (1)

------------- ----------------

Stockholders' deficit:

  Preferred stock; no par or stated value;

    5,000,000 shares authorized, no shares

    issued or outstanding

             $

             --    $               --

  Common stock, no par or stated value;

    145,000,000 shares authorized; 75,365,899

    shares issued and 68,578,900 shares outstanding;

    75,365,899 shares issued and 68,578,900 shares

     outstanding as adjusted

20,546,000

     20,546,000

  Investment in marketable securities held

    in escrow

      (56,800)         (56,800)

  Accumulated other comprehensive loss

      (33,600)         (33,600)

  Accumulated deficit during development

    stage

(21,142,700)  (21,142,700)

    ------------      ------------

     Total stockholders' deficit

     (687,000)       (687,000)

   -------------      ------------

     Total capitalization

  $ (687,000)   $  (687,000)

__________________________

==========  ========

(1) Reflects the sale of the 10,500,000 shares of common stock included in this prospectus by the selling shareholders.

SELECTED FINANCIAL DATA

The following selected financial data as of December 31, 2005 and 2004 and for each of the respective years then ended, are derived from our financial statements, which have been audited by L.L. Bradford & Company, LLC, independent auditors, and are included elsewhere in this prospectus.  The following selected financial data as of March 31, 2006 and for the three-month periods ended March 31, 2006 and 2005, are derived from unaudited financial statements that, in our opinion, reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial position as of such date and results of operations for these periods. Operating results for the three-month period ended March 31, 2006 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2006. The data set forth below should be read in conjunction with our Financial Statements and Notes thereto included elsewhere in this prospectus and with “Management’s Discussion and Analysis or Plan of Operation.”

Three Months Ended March 31,

     Years Ended December 31,

   2006

2005

2005

 2004

----------

------

---------

 -----------

Statements of Operations Data:

Revenue

$          --

          $             --          $           --                          $        --

Operating expenses:

 General and administrative:

   Stock based compensation

       21,900

                 32,600

   546,400

   347,500

   Public relations

     327,100

    --

4,080,200

           --

   Other general and administrative

    expenses

     291,100

               260,900

1,066,700

   760,900

--------------

             -----------

 -------------

 -----------

  Total general and administrative

     640,100

               293,500

5,693,300

1,108,400

 Research and development

       42,000

                 43,900

   182,900

   218,500

 Sales and marketing

               --

                 25,400

     25,400

   146,400

-------------

             -----------

------------

-----------

  Total operating expenses

    682,100

               362,800

5,901,600

1,473,300

-------------

             -----------

-------------

 -----------

Loss from operations

  (682,100)

             (362,800)           (5,901,600)

                  (1,473,300)

Other income (expense):

   Loss on investment in

    marketable securities

             --

    --

             --

(762,600)

   Forgiveness of debt

       6,600

    --

     97,500

             --

   Interest expense

      (2,100)

    --

        (800)

(366,400)

------------

              ----------

-------------

------------

Loss before provision for income taxes

  (677,600)

             (362,800)

(5,804,900)

                 (2,602,300)

Provision for income taxes

             --

 800

         1,600

        800

------------

              ----------

-------------

------------

Net loss

  (677,600)

             (363,600)

(5,806,500)

                 (2,603,100)

Other comprehensive loss, net of tax:

   Unrealized loss on investment

    in marketable securities

      (3,200)

 400

  (20,600)

    (9,800)

------------

              ----------

--------------

------------

Total comprehensive loss

 $(680,800)

           $(363,200)        $(5,827,100)                    $(2,612,900)

========

           =======          ==========                ==========

Basic and diluted loss per share

     $ (0.01)

             $(0.01)

 $   (0.10)

$   (0.07)

========

           =======          ==========               ==========

Basic and diluted weighted-average

 common shares outstanding

67,364,626

         53,586,400             58,556,198

                  39,795,100

========

         ========          =========

             ==========

           March 31,                  December 31,

               2006

           2005

-------------------------

 ------------------------

Balance Sheet Data:

Cash

                $  155,700

      $     41,600

Working capital (deficit)

                $ (698,200)

      $  (844,300)

Total stockholders' deficit

                $ (687,000)

      $  (835,100)

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, INCLUDING, WITHOUT LIMITATION, STATEMENTS REGARDING OUR EXPECTATIONS, BELIEFS, INTENTIONS OR FUTURE STRATEGIES THAT ARE SIGNIFIED BY THE WORDS "EXPECTS," "ANTICIPATES," "INTENDS," "BELIEVES" OR SIMILAR LANGUAGE.  THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS, UNCERTAINTIES AND OTHER FACTORS.  ALL FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS ARE BASED ON INFORMATION AVAILABLE TO US ON THE DATE HEREOF AND SPEAK ONLY AS OF THE DATE HEREOF.  THE FACTORS DISCUSSED ABOVE UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS ARE AMONG THOSE FACTORS THAT IN SOME CASES HAVE AFFECTED OUR RESULTS AND COULD CAUSE THE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS.

The following discussion should be read in conjunction with the Financial Statements and Notes thereto.

Overview

We are a developmental stage company, and have a very limited operating history and no revenue to date.  Our prospects must be considered in light of the risks and uncertainties encountered by companies in an early stage of development involving new technologies and overcoming regulatory approval process requirements before any revenue is possible.

We have experienced operating losses since our inception.  These losses have resulted from the significant costs incurred in the development of our technology and the establishment of our research and development facility. Expenditures will increase in all areas in order to execute our business plan, particularly in research and development and in gaining regulatory approval to market our products in the U.S. and abroad.

In 2003, we experienced increased difficulty in raising outside capital.  This difficulty continued through the third quarter of 2004.  Although research continued in organ preservation, we were forced to suspend animal testing and human infusion testing due to a lack of funds.  Our employees accepted a temporary 50% salary reduction in January 2004 to conserve cash, and several of these employees as well as certain of our outside consultants elected to convert a portion of their deferred compensation to shares of our common stock.  On September 1, 2004, we restored all employee salaries; however, employees received 50% of their salaries in cash and 50% in shares of restricted common stock.  In February 2005, we changed our overall compensation structure to reduce recurring payroll expenses in non-critical areas in order to provide additional resources for the completion of our scientific objectives.  In March 2005, we made the decision to pay all of the accrued salaries in cash rather than in stock.

During the years ended December 31, 2004 and 2005, we pursued various alternatives for raising capital, including but not limited to transactions with Dutchess, Langley Park Investments PLC ("Langley") and Pini Ben David ("Ben David"). In October 2005, we entered into an agreement with Ascendiant Capital to assist in the capital-raising process (see "Liquidity and Capital Resources" below for detailed descriptions of all of the above transactions).  We also raised funds through the sales of our capital stock through Regulation S under the Securities Act.  To date, we continue to seek alternative sources for capital.

We are a developer of preservation platforms for organs and other biomaterial, specializing in the development of proprietary above zero (HBS-AZ) and below zero (HBS-BZ) organ and tissue preservation systems and methods for preserving blood platelets.  We have been successful in preserving blood platelets for ten days under refrigeration while maintaining cell structure and morphology, which has never been done before to our knowledge.  We had originally contemplated submitting our findings to the FDA in the first half of 2003; however, additional pre-human infusion tests were necessary to address certain aspects of our findings. We believe that we have now satisfactorily resolved all issues raised by these findings, and resumed our human infusion tests in February 2005.  Some delays have been encountered at the centers conducting the tests, as it was necessary for the centers to repeat our in-vitro (test tube) tests prior to proceeding to the actual human tests. We currently have completed the pre-human infusion tests at two independent laboratories with consistent and encouraging results. Although we believe that the human studies will be completed in 2006 it is dependent upon the FDA to grant us the license to proceed.

We began research on kidney preservation in 2002 and have developed what we believe is a solution that will operate under refrigerated temperature storage conditions for over 30 hours, allowing organ preservation beyond current capabilities. In our most recent preliminary tests, we successfully transplanted a rat kidney that had been frozen at a temperature of negative 80 degrees Centigrade for three months in our patent-pending HBS sub-zero solution. In October 2005, we successfully completed the initial phase of our survival studies of animals with transplanted kidneys preserved using our HBS organ preservation solution, and were able to preserve a rat's kidney at negative 196 degrees Centigrade for up to five days while maintaining some functionality when transplanted back into the animal, evidenced by urine production. We previously preserved rats' kidneys at negative 20 and negative 80 degrees Centigrade. We will continue to conduct further tests on a larger animal sample size, and conduct histology and survival studies as well. Our goal is to extend the kidney shelf life for up to 72 to 96 hours at above freezing temperatures and even longer at sub-zero temperatures.  We believe that the extended shelf life should enable better matching of donor kidneys to recipients. In the third quarter of 2005, we also purchased a special freezer and equipment used to conduct experiments at negative 80 degrees Centigrade.  Recent survival studies on animals with kidneys stored in the HBS-AZ solution for 14 days showed an 83% survival rate versus 42% and 10% for the respective UW and HTK (European) solutions.  Further recent studies using biochemical test markers have corroborated these studies.  In 2006, we intend to seek opportunities to license our organ preservation technology for storage at temperatures above zero degrees Centigrade.

In July 2002, we received our first patent on our technology and methodology for preserving blood platelets.  We filed a provisional patent application in June 2001 to cover our improved platelet preservation methods. In August 2003, we filed another patent application covering improved platelet preservation methods.  In May 2006, the U.S. Patent Office approved our patent for organ preservation entitled "Methods and Solutions for Storing Donor Organs" U.S. patent number 7,029,839. On May 16, 2006, we were notified by the U.S Patent Office that we will receive an additional patent titled " Preservation of Blood Platelets with Citrate." We will seek strategic alliances with companies that have the capability to provide technical and clinical expertise as well as financial and marketing expertise to leverage our current expertise in these areas.

In addition to our attempts to raise outside capital, we have pursued opportunities to acquire existing products and businesses that currently produce, or have the potential to produce, revenue.  In September 2003, we signed a binding letter of intent to acquire all rights to a cream product with potential skin healing and antibacterial properties.  The purpose of the acquisition is to develop a product to generate revenues while our blood platelet preservation technology is awaiting human infusion tests.  During 2004, using minimal funding, we were able to reformulate the cream for better appearance and use.  We then tested the reformulated cream for safety at an independent laboratory, and received positive results.  We are now seeking a business partner to produce and market the cream.  There is no guarantee that we will be able to develop a marketable product based on the cream.  If we are able to develop a marketable product, it will require additional research and development as well as additional capital.  At this time, we do not have an estimate of the time or the amount of funds that would be required to produce and market such a product.

Results of Operations

Three Months Ended March 31, 2006 Compared With Three Months Ended March 31, 2005

Revenues.  We did not generate any revenue in either of the three-month periods ended March 31, 2006 or 2005, and we have not generated revenues since our inception in February 1998, as our focus to date has been on the research and development of products.  We are a development stage company in the ninth year of research and development activities, and do not anticipate receiving revenue until we complete product development and clinical testing.

General and Administrative Expenses.   Total general and administrative expenses in the three months ended March 31, 2006 were $640,100, an increase from $293,500 for the three months ended March 31, 2005.  The increase was due primarily to a significant increase in public relations expenses to $327,100 for the three months ended March 31, 2006. We had no public relations expenses for the comparable period in 2005. The public relations expenses for the three months ended March 31, 2006, resulted from public relations agreements with several consultants pursuant to which we provided cash and common stock as payment for public relations services. We valued the stock at fair market value on the date of issuance. During the three months ended March 31, 2006, we also released 201,100 shares valued at $134,200 in satisfaction of a payable from an agreement with Abernathy Mendelson & Associates (“Abernathy”) pursuant to which we provide shares of common stock as payment for advertising and promotional services.

We experienced a decrease in stock-based compensation in the three months ended March 31, 2006 to $21,900, from $32,600 for the three months ended March 31, 2006. From time to time, our staff has worked for under market rate compensation or has had to accrue pay for extended periods of time when financing was not available.  We have granted stock options to certain employees in partial consideration for salary reductions, and certain employees have elected to receive stock in lieu of compensation.  Our employees accepted a temporary 50% salary reduction in January 2004 to conserve cash, and several of these employees as well as certain of our outside consultants elected to convert a portion of their deferred compensation to shares of our common stock.  On September 1, 2004, we restored all employee salaries; however, employees received 50% of their salaries in stock and 50% in shares or restricted common stock.  In February 2005, we changed our overall compensation structure to reduce recurring payroll expenses in non-critical areas in order to provide additional resources for the completion of our scientific objectives.  In March 2005, we made the decision to pay all of the accrued salaries in cash rather than in stock.

We experienced an increase in other general and administrative expenses to $291,100 for the three months ended March 31, 2006, from $260,900 for the comparable period in 2005.  This increase was due to increases in legal and professional fees and other expenses due to the obligation of being a public company.

Research and Development.  Our research and development expenses were $42,000 for the three months ended March 31, 2006, a slight decrease from $43,900 for the comparable period in 2005.    This decrease was primarily due to our attempts to moderate research and development spending.  In the fourth quarter of 2003, due to a funding shortfall, we suspended human infusion studies and animal testing pending receipt of funding, and this suspension remained in place for all of 2004 and the first half of the first quarter of 2005.  In February 2005, however, we resumed our infusion studies and organ preservation research and in the near future plan to double the number of animal organ preservation experiments as compared to the current schedule.  We believe that recent reduced payroll reductions should allow us to maintain and possibly accelerate our scientific program.

Sales and Marketing Expenses.  We had no sales and marketing expenses for the three months ended March 31, 2006, a decrease from $25,400 for the comparable period in 2005. We recently eliminated payroll in the sales and marketing area in order to give priority to the completion of our scientific objectives – to complete human infusion studies for platelets and move closer to human testing utilizing our organ preservation technology.

Other Income and Expense.  We incurred interest expense of $2,100 during the three months ended March 31, 2006, due primarily to interest on certain accounts payable. We did not incur interest expense during the comparable period in 2005.   We also recognized $6,600 in the three months ended March 31, 2006 from the forgiveness of debt on an account payable converted to stock.

Net Loss.  As a result of the foregoing factors, our net loss increased to $677,600 for the three months ended March 31, 2006, from a net loss of $363,600 for the three months ended March 31, 2005. We had an unrealized loss of $3,200 on our investment in Langley securities during the three months ended March 31, 2006, resulting in a total comprehensive loss of $680,800 for the period.  Our net loss per share was $0.01 for the three months ended March 31, 2006, the same as for the comparable period in 2005.

Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

Revenues.   We did not generate any revenue in the years ended December 31, 2005 and 2004, and have not generated revenues since our inception in February 1998, as our focus to date has been on the research and development of products.  We are a development stage company in the ninth year of research and development activities, and do not anticipate receiving revenue until we complete product development and clinical testing.

General and Administrative Expenses.   Total general and administrative expenses in the year ended December 31, 2005 were $5,693,300, an increase from $1,108,400 for the year ended December 31, 2004.  This increase was primarily due to a significant increase in public relations expenses, which equaled $4,080,200 for the year ended December 31, 2005.  We did not incur public relations expenses for the year ended December 31, 2004.  These expenses stem from a public relations agreement with Abernathy Mendelson & Associates (“Abernathy”) pursuant to which we provide shares of common stock as payment for advertising and promotional services.  Our original agreement with Abernathy, entered into in March 2005 and subsequently amended in April 2005, provided that Abernathy would promote us to the investment community and the general public through press releases and other communications, all of which we must approve in advance.  The term of the Abernathy agreement was six months, subject to prior termination.  In consideration for the public relations services, we were required to issue compensation shares to Abernathy equal to 30% of the increase in buy volume of our common stock that is directly attributable to Abernathy.  In addition, we were required to issue bonus shares to Abernathy equal to 10% of the increase in buy volume in the event that the sales price of our common stock as quoted on the NASD OTC Bulletin Board equaled or exceeded $0.25 per share.  We were required to place an aggregate of 3,000,000 free trading shares of common stock in escrow in advance of the services under the Abernathy agreement.

In June 2005, we entered into a second agreement with Abernathy for additional public relations consulting services and issued an additional 750,000 shares of free trading common stock for these services, valued at $247,500.

In November 2005, we entered into a third public relations consulting agreement with Abernathy for a term of three months and issued an additional 500,000 shares of free trading common stock in consideration of these services.  The services were valued at $345,000.   In addition, we are required to issue bonus shares to Abernathy equal to 20% of the increase in trade volume in excess of 100,000 shares (exclusive of shares traded on any exchange other than the NASD OTC Bulletin Board) after the initial five days of the agreement.

Through December 31, 2005, we issued an aggregate of 4,963,600 shares of common stock to Abernathy, with an aggregate value of $3,125,200, pursuant to these agreements.  We also have an obligation to issue approximately 420,500 additional shares to Abernathy as compensation and bonus shares, with an approximate value of $332,100.

The increase in general and administrative expenses was also due to an increase in other general and administrative expenses, from $760,900 for the year ended December 31, 2004 to $1,066,700 for the year ended December 31, 2005.  This increase stemmed from additional legal and professional fees and other expenses due to the obligations of being a public company.

Also contributing to this increase was greater stock-based compensation in the year ended December 31, 2005, equal to $546,400, from $347,500 for the year ended December 31, 2004.  From time to time, our staff has worked for under market rate compensation or has had to accrue pay for extended periods of time when financing was not available.  We have granted stock options to certain employees in partial consideration for salary reductions, and certain employees have elected to receive stock in lieu of compensation.  Our employees accepted a temporary 50% salary reduction in January 2004 to conserve cash, and several of these employees as well as certain of our outside consultants elected to convert a portion of their deferred compensation to shares of our common stock.  On September 1, 2004, we restored all employee salaries; however, employees received 50% of their salaries in stock and 50% in shares or restricted common stock.  In February 2005, we changed our overall compensation structure to reduce recurring payroll expenses in non-critical areas in order to provide additional resources for the completion of our scientific objectives.

Research and Development.  Our research and development expenses were $182,900 for the year ended December 31, 2005, a decrease from $218,500 for the year ended December 31, 2004.   This decrease was primarily due to a slowdown in research and development activity beginning in the fourth quarter of 2003 and continuing into 2004, reflecting our funding shortfall.  In 2003, we suspended human infusion studies and animal testing pending receipt of funding, and this suspension remained in place for all of 2004 and the first half of the first quarter of 2005.  In February 2005, however, we resumed our infusion studies and organ preservation research and in the near future plan to double the number of animal organ preservation experiments as compared to the current schedule.  We believe that recent reduced payroll reductions should allow us to maintain and possibly accelerate our scientific program.

Sales and Marketing Expenses.  Our sales and marketing expenses for the year ended December 31, 2005 equaled $25,400, a decrease from $146,400 for the year ended December 31, 2004.  We recently eliminated payroll in the sales and marketing area in order to give priority to the completion of our scientific objectives - to complete human infusion studies for platelets and move closer to human testing utilizing our organ preservation technology.

Forgiveness of Debt.  In the year ended December 31, 2005, we recorded forgiveness of debt from a vendor in the amount of $97,500, based upon the vendor’s realization of additional funds from the sale of common stock issued in satisfaction of that debt.  No such forgiveness was recorded in 2004.

Interest Income and Expense.  We incurred interest expense of $800 during the year ended December 31, 2005, compared to interest expense of $366,400 incurred during the year ended December 31, 2004.  The 2004 expense was due primarily to interest on certain accrued wages, vacation and accounts payable converted to common stock during the first quarter of 2004.  We did not receive interest income in either of the years ended December 31, 2005 or 2004.  We recognized a $762,600 loss on investment in market securities in the year ended December 31, 2004, reflecting a decline in the market value of the Langley ordinary shares held by us.  We also recorded an unrealized loss of $20,600 in the year ended December 31, 2005, as compared to an unrealized loss of $9,800 in the year ended December 31, 2004, in each case to reflect the Langley ordinary shares at fair value as of that respective date.

Net Loss.  As a result of the foregoing factors, our net loss increased to $5,806,500 for the year ended December 31, 2005, from a net loss of $2,603,100 for the year ended December 31, 2004.  Our net loss per share also increased to $0.10 for the year ended December 31, 2005, from $0.07 for the year ended December 31, 2004.

Liquidity and Capital Resources

Our operating plan for calendar years 2006 and 2007 is focused on continued development of our products. It is our estimate that a cash requirement of $2.5 million is required to support this plan for the next twelve months. During the three-month period ended March 31, 2006, we received an aggregate of $272,300 from the issuance of common stock (including $222,300 from our agreement with Dutchess) and $75,000 from borrowing on notes payable, compared to an aggregate of $263,300 received in the three-month period ended March 31, 2005. We are actively seeking additional funding. Once we receive the required additional financing, we anticipate continued growth in our operations and a corresponding growth in our operating expenses and capital expenditures. We do not anticipate any revenue from operations for the next two or three years. Therefore, our success will be dependent on funding from private placements of equity securities. Although we have entered into certain agreements with Dutchess, Ascendiant and Strategic Growth Ventures (see below), there can be no assurance that we will be successful in raising any capital pursuant to any of these agreements. At the present time, we have no other agreements or arrangements for any private placements.

In 2003, we experienced increased difficulty in raising outside capital.  This difficulty continued through the third quarter of 2004.  Although research continued in organ preservation, we were forced to suspend animal testing and human infusion testing due to a lack of funds.  Our employees accepted a temporary 50% salary reduction in January 2004 to conserve cash, and several of these employees as well as certain of our outside consultants elected to convert a portion of their deferred compensation to shares of our common stock. On September 1, 2004, we restored all employee salaries; however, employees received 50% of their salaries in cash and 50% in shares of restricted common stock. In February 2005, we changed our overall compensation structure to reduce recurring payroll expenses in non-critical areas in order to provide additional resources for the completion of our scientific objectives. In March 2005, we made the decision to pay all of the accrued salaries in cash rather than in stock.

We are in the ninth year of research and development, with an accumulated loss during the development stage of $21,142,700 through March 31, 2006.  As of March 31, 2006, we are uncertain as to the completion date of our research and development, or if products will ever be completed as a result of this research and development activity.    We anticipate that the funds spent on research and development activities will need to increase prior to completion of a product. Additionally, we may not be able to secure funding in the future necessary to complete our intended research and development activities.

These conditions give rise to substantial doubt about our ability to continue as a going concern. Our financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should we be unable to continue as a going concern.  Our continuation as a going concern is dependent upon our ability to obtain additional financing from the sale of our common stock, as may be required, and ultimately to attain profitability.  The report of our independent certified public accountants, included in this prospectus, contains a paragraph regarding our ability to continue as a going concern.

During the three-month period ended March 31, 2006, we continued to spend cash to fund our operations. Cash used by operating activities for the three-month period ended March 31, 2006 equaled $207,600 and consisted principally of our net loss of $677,600 plus decreases of $5,600 in prepaid expenses and $3,700 in other assets, offset by increases of $298,100 in public relations expenses paid or to be paid in common stock, $21,900 provided by stock-based compensation, $125,000 in other liabilities, $9,500 in accrued liabilities, $1,000 in amortization of discount and loan fees on notes payable and $700 in depreciation.  For 2005, cash used by operating activities equaled $331,900, and consisted of our net loss of $363,600 plus decreases of $29,800 in accounts payable and $200 in other assets, offset by $32,600 provided by stock-based compensation, $29,800 in other liabilities and $200 in depreciation.

We did not utilize or receive cash from investment activities during the respective three months ended March 31, 2006 and 2005.

Cash flows from financing activities for the three-month period ended March 31, 2006 produced a net increase in cash of $321,700, consisting of $272,300 from the issuance of common stock and $75,000 from borrowing on notes payable, offset by $21,100 of principal payments on a note payable for directors and officers insurance and a decrease of $4,500 in amounts due to shareholders.

As of March 31, 2006, we had cash and cash equivalents amounting to $155,700, a slight increase from the balance of $152,800 at March 31, 2005.  Our working capital deficit decreased to $698,200 at March 31, 2006, from $844,300 at December 31, 2005.  There were no material commitments for capital expenditures at March 31, 2006.

During 2004 and 2005, we pursued various alternatives for raising capital. We entered into an Investment Agreement (the "Investment Agreement") with Dutchess effective June 28, 2004.  Pursuant to the terms of the Investment Agreement, we may offer, through a series of puts, and Dutchess must purchase from time to time, up to a maximum of 38,000,000 shares of our common stock, provided that Dutchess shall not be required to purchase shares of our stock with an aggregate purchase price in excess of $5,000,000.  The purchase price of shares purchased under the Investment Agreement shall be equal to 95% of the lowest closing "best bid" price (the highest posted bid price) of the common stock during the five consecutive trading days immediately following the date of our notice to Dutchess of our election to put shares pursuant to the Investment Agreement. The dollar value that we will be permitted to put pursuant to the Investment Agreement will be either: (A) 200% of the average daily volume in the US market of the common stock for the ten trading days prior to the notice of our put, multiplied by the average of the three daily closing bid prices immediately preceding the date of the put, or (B) $10,000.  No single put can exceed $1,000,000. We filed a registration statement on Form SB-2 in July 2004 to register for resale an aggregate of 38,000,000 shares of common stock issuable under the Investment Agreement; this registration statement was declared effective on August 23, 2004. Through March 31, 2006, we have issued an aggregate of 1,179,591 shares of common stock to Dutchess, for aggregate net proceeds of $518,744.  We intend to exercise additional puts under the Investment Agreement in 2006 to provide funding for our operations.

In July 2004, we entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), whereby we would sell shares of our restricted common stock for shares in Langley, a London-based institutional investment trust.  Langley was formed in February 2004 to invest in a diverse portfolio of U.S. small-cap companies (defined by Langley management as those public companies having a market capitalization of less than U.K. $100 million). Although Langley's investments are not limited to specific sectors, it has concentrated on mining, oil and gas, energy-related and technology companies since it commenced operations in February 2004. Langley's stated investment objective is to achieve long-term capital growth. The Langley ordinary shares are registered as a unit investment trust on the London Stock Exchange ("LSE"). The trading symbol for the ordinary shares is LSE:LPI. The Langley Investment Trust consists of a portfolio of the common stock of 23 U.S. publicly traded small cap companies.

Langley purchased 7,000,000 shares of our restricted stock at a price of $910,000, or approximately $0.13 per share.  The shares issued to Langley constituted 17.9% of our outstanding common stock at July 31, 2004.  In lieu of cash, Langley issued to us an aggregate of 512,665 Langley ordinary shares at a price of U.K. $1.00 per share (one British Pound Sterling = US $1.8160 on July 30, 2004).  The Langley ordinary shares issued to us constituted less than one percent of Langley's issued and outstanding ordinary shares at September 30, 2004.  The total sales price of $910,000 was determined by multiplying the 7,000,000 shares by the average of the closing bid price of our common stock during the ten trading days preceding the date of the Agreement.  The 512,665 shares in Langley received as consideration was calculated by dividing the total sales price by the conversion rate of the British Pound Sterling to the U.S. dollar as of the close of business on July 26, 2004.  Upon the closing of this transaction, Langley and we were required to issue our respective shares into an escrow account, whereby we could immediately liquidate up to 50% of the Langley shares. We and the other portfolio companies have received one-half of the free-trading Langley ordinary shares sold to us under the Stock Purchase Agreement. The remaining 50% of the free-trading Langley ordinary shares will be held in escrow for two years as a downside price protection against our shares issued to Langley.  In the event of a decline in the market price of our common stock at the end of two years, we will be required to sell to Langley the amount of our Langley shares equal to (i) the original number of Langley shares issued as consideration under the Stock Purchase Agreement multiplied by (ii) the percentage decrease in the market price of our common stock.  If at the end of the two-year period the trading price of our common stock falls below $0.065, we will have to sell back to Langley all the escrowed Langley shares.  If at the end of the trading period the trading price of our common stock is more than $0.065 but less than $0.13, we will need to sell back to Langley only a proportionate amount of our Langley ordinary shares. We have no obligation to register for resale our shares that are held by Langley.

On March 24, 2006, Langley had a net asset value for its underlying portfolio of U.K. $0.44 per ordinary share, or an aggregate net asset value of U.K. $32,813,803 (U.S. $56,997,576, based on U.K. $1.00 = U.S. $1.737 on March 24, 2006).  Assuming that the downside protection (or "claw-back rights") had been exercised by Langley, this would represent a net asset value per ordinary share of U.K. $0.28, or an aggregate net asset value of U.K.$ 20,881,511 (U.S. $36,271,185).  We had anticipated that the trust would traditionally trade at a discount to its net asset value; however, the discount has been more significant than we expected.  To date, due to the low trading price of the Langley stock on the London Stock Exchange (U.K. $0.127 per ordinary share on March 24, 2006), we have not sold any of our Langley ordinary shares.

The rights of holders of Langley ordinary shares are set forth in Langley's Memorandum of Association. In general, each holder of Langley ordinary shares has one vote for every ordinary share held. Unless Langley's directors decide otherwise, a holder of ordinary shares may not vote, either personally or by proxy, unless all calls and other amounts payable with respect to the ordinary shares have been paid. Holders of ordinary shares may receive dividends in Langley as and when declared by the directors. In the event of a liquidation of Langley, holders of ordinary shares may receive their pro rata share of any remaining assets. In the event that Langley has more than one class of shares, the rights of the holders of any one class of shares may be varied only with the written consent of holders of three-fourths of the nominal value of the issued shares of that class, or with the sanction of an extraordinary resolution passed at a separate general meeting of such holders.

We considered a variety of possible financing options prior to entering into the transaction with Langley. In the past year, prior to the Langley transaction, it had become more difficult for us to effect equity placements on terms and conditions satisfactory to us and our shareholders.  We were approached by a number of private investors who sought to purchase common stock at significant discounts to market and other potential investors who wanted to receive common stock in advance of forwarding consideration for the stock to us. None of these alternatives were acceptable to management. We selected Langley after due diligence on Langley and its management, including but not limited to a review of a prior fund with similar structure and investment strategies, assembled by the founders of Langley.

Effective October 28, 2004, we entered into a loan agreement (the "Loan Agreement") with Pini Ben David (Grunspan), an individual who lives in Switzerland ("Ben David"). Ben David is not, and has not been during the past two years, an affiliate of us or any of our current or former affiliates. The Loan Agreement called for Ben David to loan us an aggregate of 2,300,000 euros (the "Loan"). The Loan was to bear interest at the rate of three percent per annum, with payments of interest due monthly and all principal plus accrued but unpaid interest due and payable on November 1, 2007. Repayment of the Loan was secured by 23,000,000 shares of our common stock (the "Shares") issuable pursuant to Regulation S under the Securities Act. Pursuant to the Loan Agreement and an Escrow Agreement between Ben David and us, a certificate representing the Shares (the "Certificate"), containing a legend restricting transfer, was delivered to Ben David to hold until funds for repayment of the Loan were delivered to the escrow agent. We believe that the parties intended that when the loan funds were delivered by Ben David to the escrow agent, Ben David would also deliver the stock certificate to the escrow agent, who would disburse the funds and the certificates to the appropriate parties. The Loan Agreement also provided that it would terminate, and the Shares immediately returned to us, in the event that the Loan funds were not delivered to us by the 15th calendar day following the date of the Loan Agreement (November 13, 2004). Pursuant to Ben David's request, we extended the date for receipt of Loan funds to December 23, 2004 and exchanged the certificate for three certificates (one to Ben David and one to each of two affiliates); however, no Loan funds were received by that date. On January 11, 2005, we instructed our transfer agent to cancel the Certificates, and notified Ben David that the Loan Agreement was cancelled and of no further force or effect. We did not incur any early termination penalties in connection with the cancellation of the Loan Agreement.

In the second quarter of 2005, it came to our attention that shares of our common stock (the "Reg S Stock") may have been sold in Germany without our authorization, possibly in connection with the canceled Ben David certificates.  In order to halt these unauthorized issuances, we commenced an exchange offer (the “Exchange Offer”) in July 2005 to exchange one share of our common stock (the "New Stock") for each share of Reg S Stock outstanding before or upon the delisting date (the "Record Date") when the Reg S Stock is no longer tradable. The Exchange Offer covered 10,000,000 shares of our common stock, and was intended to reduce potential liability for the unauthorized issuances.  The Exchange Offer was scheduled to expire on December 29, 2005.  However, on January 11, 2006, we extended the Exchange Offer deadline to January 31, 2006, due to delays encountered in the early confusion regarding procedures and subsequent changes to those procedures. Any shares of Reg S Stock not tendered for exchange by January 31, 2006, will no longer be exchangeable for New Stock and will no longer be tradable on any German stock exchange.  To date, holders of an aggregate of 9,873,642 shares of the Reg S stock have forwarded certificates and required documents, leaving an aggregate of 126,358 shares outstanding.  The registration statement of which this prospectus forms a part was filed to register the New Stock for resale and trading on the NASD OTC Bulletin Board.

In March 2005, we entered into an agreement with Abernathy (which was subsequently amended in April 2005).  The Abernathy agreement provided that Abernathy would promote us to the investment community and the general public through press releases and other communications, all of which we must approve in advance.  The term of the Abernathy agreement was six months, subject to prior termination.  In consideration for the public relations services, we were required to issue compensation shares to Abernathy equal to 30% of the increase in buy volume of our common stock that was directly attributable to Abernathy. In addition, we were required to issue bonus shares to Abernathy equal to 10% of the increase in buy volume in the event that the sales price of our common stock as quoted on the NASD OTC Bulletin Board equaled or exceeded $0.25 per share.  We were required to place an aggregate of 3,000,000 free trading shares of common stock in escrow in advance of the services under the Abernathy agreement.  At March 31, 2006, we had issued all of these shares of common stock to Abernathy.

In June 2005, we entered into a second agreement with Abernathy for additional public relations consulting services and issued an additional 750,000 shares of free trading shares of common stock for these services. We also became obligated to issue an additional 899,500 shares to Abernathy as a bonus under this second agreement.  These shares will be issued at a future date.

In November 2005, we entered into a third public relations consulting agreement with Abernathy for a term of three months and issued an additional 500,000 shares of free trading common stock in consideration of these services.  The services were valued at $345,000.   In addition, we are required to issue bonus shares to Abernathy equal to 20% of the increase in trade volume in excess of 100,000 shares (exclusive of shares traded on any exchange other than the NASD OTC Bulletin Board) after the initial five days of the agreement.   Through December 31, 2005, we released 4,963,600 shares of common stock totaling $3,125,200 in consideration of these agreements.  Additionally, we recorded a public relations payable for approximately 219,400 additional compensation and bonus shares to be released at a future date, valued at $187,900. During the three months ended March 31, 2006, 201,100 shares valued at $134,000 were released in satisfaction of this payable.

In October 2005, we entered into an agreement with Ascendiant Securities, LLC ("Ascendiant") providing that Ascendiant would act on a best-efforts basis as our financial advisor and non-exclusive placement agent in connection with the structuring, issuance and sale of our debt and equity securities for financing purposes.  The agreement, which has a term of six months, requires us to pay Ascendiant a cash success fee and warrants for completed transactions that we approve.  The success fee is equal to ten percent of the gross proceeds from the sale of our securities; in addition, for transactions generating gross proceeds of $2,000,000 or more, we must issue Ascendiant 175,000 shares of our restricted common stock.  To date, no transactions have been presented to us by Ascendiant.

In March 2006, we entered into a loan agreement with Strategic Growth Ventures, an independent lender.  The lender agreed to loan us an amount based on 50% of the value of a portfolio of 500,000 shares of our common stock (approximately $90,000).  These shares are held as collateral only. The lender will receive a loan fee equal to five percent of the gross loan proceeds.  We received net funds in the amount of $71,250, which was based on a formula and pricing period following the agreement date. The agreement calls for interest payment of 4.99% annual rate of the loan amount payable quarterly for period three years. At maturity, we have the option to pay off the loan balance and receive the same number of shares pledged, sell the pledged shares under certain conditions or renew the loan under certain conditions, or forfeit the shares and not repay the loan.

In March 2006, we entered into discussions with La Jolla Cove regarding a Securities Purchase Agreement (the “Agreement”).  Pursuant to the Agreement, La Jolla Cove would purchase from the Company a 6¾% Convertible Debenture in the aggregate principal amount of $30,000 (the “Debenture”).  The number of shares of common stock into which the Debenture would be convertible was equal to the dollar amount of the Debenture being converted multiplied by 110, minus the product of the conversion price multiplied by 100 times the dollar amount of the Debenture being converted, divided by the conversion price.   The proposed transaction with La Jolla Cove also contemplated the issuance of a Warrant to Purchase Common Stock (the “Warrant”) to purchase an aggregate of 3,000,000 shares of our common stock. The Warrant would have had an exercise price of $1.09 per share, and would have expired in March 2009.   The Warrant was to be exercised in an amount equal to 100 times the amount of the Debenture that would be converted.  La Jolla Cove advanced the sum of $95,000 to us as a prepayment for the exercise of a portion of the Warrant.   Finally, the discussions contemplated a Registration Rights Agreement with La Jolla Cove for the registration of the shares of common stock to be issued upon conversion of the Debenture and exercise of the Warrant.  On May 5, 2006, we returned to La Jolla Cove the $30,000 purchase price of the Debenture and the $95,000 advance on the Warrant.  We believe that due to substantially modified terms proposed for the transaction by La Jolla Cove, the parties failed to agree on the material terms and conditions of this proposed transaction.  La Jolla Cove subsequently refused the returned funds, and we are in the process of attempting to resolve this situation.

We have also registered 20,000,000 shares of our common stock for use in raising capital, but to date have not entered into any arrangement for the sale of all or a portion of these shares.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires us to make judgments, assumptions and estimates that affect the amounts reported. Note 1 of Notes to Financial Statements describes the significant accounting policies used in the preparation of the financial statements. Certain of these significant accounting policies are considered to be critical accounting policies, as defined below.

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Specifically, critical accounting estimates have the following attributes: 1) we are required to make assumptions about matters that are highly uncertain at the time of the estimate; and 2) different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes.  These changes have historically been minor and have been included in the consolidated financial statements as soon as they became known. Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our financial statements are fairly stated in accordance with accounting principles generally accepted in the United States, and present a meaningful presentation of our financial condition and results of operations.

In preparing our financial statements to conform to accounting principles generally accepted in the United States, we make estimates and assumptions that affect the amounts reported in our financial statements and accompanying notes. These estimates include useful lives for fixed assets for depreciation calculations and assumptions for valuing options and warrants. Actual results could differ from these estimates.

We consider that the following are critical accounting policies:

Research and Development Expenses

All research and development costs are expensed as incurred. The value of acquired in-process research and development is charged to expense on the date of acquisition. Research and development expenses include, but are not limited to, payroll and personnel expense, lab supplies, preclinical studies, raw materials to manufacture our solution, manufacturing costs, consulting, legal fees and research-related overhead. Accrued liabilities for raw materials to manufacture our solution, manufacturing costs and patent legal fees are included in accrued liabilities and included in research and development expenses.

Employee Stock Plans

On January 1, 2006, we adopted Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), “Share-Based Payment,” requiring us to recognize expense related to the fair value of its employee stock option awards.  We recognize the cost of all share-based awards on a graded vested basis over the vesting period of the award.

Prior to January 1, 2006, we accounted for our stock option plans under the recognition and measurement provisions of APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations, as permitted by SFAS No. 123, “Accounting for Stock-Based Compensation.”  Effective January 1, 2006, we adopted the fair value recognition provisions of SFAS No. 123(R), using the modified-prospective-transition method.  Under that transition method, compensation cost recognized in 2006 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions on SFAS No. 123(R).  Results for prior periods have not been restated.

BUSINESS

Background

Human BioSystems was incorporated on February 26, 1998, in the State of California under the name "HyperBaric Systems."  In November of 2002, we changed our name to Human BioSystems.  We are a developer of preservation platforms for organs and other biomaterials, specializing in the development of proprietary above zero (HBS-AZ) and below zero (HBS-BZ) organ and tissue preservation systems and methods of preserving blood platelets.  We have been successful in preserving blood platelets for ten days under refrigeration while maintaining cell structure and morphology, which has never been done before to our knowledge. We had originally contemplated submitting our findings to the U.S. Food and Drug Administration ("FDA") in the first half of 2003; however, additional pre-human infusion tests were necessary to address certain aspects of our findings. We believe that we have now satisfactorily resolved all issues raised by these findings, and resumed our human infusion tests in February 2005. Some delays have been encountered at the centers conducting the tests, as it was necessary for the centers to repeat our in-vitro (test tube) tests prior to proceeding to the actual human tests. Internal approval for starting the pre-human infusion studies had to be secured, which is now in place. Additional approvals to commence human in-vitro studies will be required from the internal review board and possibly from the FDA. We currently anticipate that these tests will be completed within the next four to six months.

Our potential customers include blood banks, hospitals, clinics and similar organizations.  We have no revenue from product sales or services to date. Our development efforts and operations have been funded through equity infusions from investors and loans from shareholders.

In 2003, we experienced increased difficulty in raising outside capital.  This difficulty continued through the third quarter of 2004.  Although research continued in organ preservation, we were forced to suspend animal testing and human infusion testing due to a lack of funds. Our employees accepted a temporary 50% salary reduction in January 2004 to conserve cash, and several of these employees as well as certain of our outside consultants elected to convert a portion of their deferred compensation to shares of our common stock. On September 1, 2004, we restored all employee salaries; however, employees received 50% of their salaries in cash and 50% in shares of restricted common stock. In February 2005, however, we changed our overall compensation structure to reduce recurring payroll expenses in non-critical areas in order to provide additional resources for the completion of our scientific objectives. Pursuant to this change, we terminated the employment of Robert Strom, our Vice President of Marketing and Sales, Rocky Umar, our Vice President, Strategic Planning, and Victor Ivashin, our Chief Technology Officer. Messrs. Umar and Ivashin were later engaged by us in an advisory capacity. In March 2005, we made the decision to pay all of the accrued salaries in cash.

During the years ended December 31, 2004 and 2005, we pursued various alternatives for raising capital.  We entered into the Investment Agreement with Dutchess effective June 28, 2004.  Pursuant to the terms of the Investment Agreement, we may offer, through a series of puts, and Dutchess must purchase from time to time, up to a maximum of 38,000,000 shares of our common stock, provided that Dutchess shall not be required to purchase shares of our stock with an aggregate purchase price in excess of $5,000,000.  The dollar value that we will be permitted to put pursuant to the Investment Agreement will be either: (A) 200% of the average daily volume in the US market of the common stock for the ten trading days prior to the notice of our put, multiplied by the average of the three daily closing bid prices immediately preceding the date of the put, or (B) $10,000.  No single put can exceed $1,000,000.  We filed a registration statement on Form SB-2 in July 2004 to register for resale an aggregate of 38,000,000 shares of common stock issuable under the Investment Agreement; this registration statement was declared effective on August 23, 2004.  Through March 31, 2006, we have issued an aggregate of 1,179,591 shares of common stock to Dutchess, for aggregate net proceeds of $518,744.  We intend to exercise additional puts under the Investment Agreement in 2006 to provide funding for our operations.

In July 2004, we entered into a Stock Purchase Agreement, whereby we would sell shares of our restricted common stock for shares in Langley, a London-based institutional investment trust. Langley was formed in February 2004 to invest in a diverse portfolio of U.S. small-cap companies (defined by Langley management as those public companies having a market capitalization of less than U.K. $100 million). Langley purchased 7,000,000 shares of our restricted stock at a price of $930,999, or approximately $0.13 per share.  The shares issued to Langley constituted 17.9% of our outstanding common stock at July 31, 2004. In lieu of cash, Langley issued to us an aggregate of 512,665 Langley ordinary shares at a price of U.K. $1.00 per share (one British Pound Sterling = US $1.8160 on July 30, 2004). The Langley ordinary shares issued to us constituted less than one percent of Langley's issued and outstanding ordinary shares at September 30, 2004. Upon the closing of this transaction, Langley and we were required to issue our respective shares into an escrow account, whereby we could immediately liquidate up to 50% of the Langley shares. The remaining 50% will be held in escrow for two years as a downside price protection against our shares issued to Langley. In the event of a decline in the market price of our common stock at the end of two years, we will be required to sell to Langley the amount of our Langley shares equal to (i) the original number of Langley shares issued as consideration under the Stock Purchase Agreement multiplied by (ii) the percentage decrease in the market price of our common stock. To date, due to the low trading price of the Langley stock on the London Stock Exchange (U.K. $0.1275 per ordinary share on March 31, 2006), we have not sold any of our Langley shares.

Effective October 28, 2004, we entered into the Loan Agreement with Ben David. The Loan Agreement called for Ben David to loan us an aggregate of 2,300,000 euros (the "Loan"). The Loan was to bear interest at the rate of three percent per annum, with payments of interest due monthly and all principal plus accrued but unpaid interest due and payable on November 1, 2007.  Repayment of the Loan was secured by 23,000,000 shares of our common stock (the "Shares") issuable under Regulation S under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the Loan Agreement and an Escrow Agreement between Ben David and us, a certificate representing the Shares (the "Certificate"), containing legend restricting transfer, was delivered to Ben David to hold until funds for repayment of the Loan were delivered to the escrow agent. We believe that the parties intended that the loan funds when delivered by Ben David to the escrow agent, Ben David would also deliver the stock certificate to the escrow agent who would disburse the funds and the certificate to the appropriate parties. The Loan Agreement also provided that it would terminate, and the Shares immediately returned to us, in the event that the Loan funds were not delivered to us by the 15th calendar day following the date of the Loan Agreement (November 13, 2004). Pursuant to Ben David's request, we extended the date for receipt of Loan funds to December 23, 2004; and exchanged the certificate for three certificates (one to Ben David and one to each of two affiliates); however, no Loan funds were received by that date. On January 11, 2005, we instructed our transfer agent to cancel the Certificates, and notified Ben David that the Loan Agreement was cancelled and of no further force or effect.  We did not incur any early termination penalties in connection with the cancellation of the Loan Agreement.

In the second quarter of 2005, it came to our attention that shares of our common stock (the "Reg S Stock") may have been sold in Germany without our authorization, possibly in connection with the canceled Ben David certificates. In order to halt these unauthorized issuances, we commenced an exchange offer (the "Offer") in July 2005 to exchange one share of our common stock (the "New Stock") for each share of Reg S Stock outstanding before or upon the delisting date (the "Record Date") when the Reg S Stock is no longer tradable. The offer covers 10,000,000 shares of our common stock and is intended to reduce our potential liability for the unauthorized issuances. The Exchange Offer was scheduled to expire on December 29, 2005.  However, on January 11, 2006, we extended the Exchange Offering deadline to January 31, 2006, due to delays encountered in the early confusion regarding procedures and subsequent changes to those procedures. Any shares of Reg S Stock not tendered for exchange by January 31, 2006, will no longer be exchangeable for New Stock and will no longer be tradable on any German stock exchange.  To date, holders of an aggregate of 9,873,642 shares of Reg S stock have forwarded certificates and required documents, leaving an aggregate of 126,358 shares outstanding.  The registration statement of which this prospectus forms a part was filed to register the New Stock for resale and trading on the NASD OTC Bulletin Board.

We have continued our efforts to obtain financing in 2006.   In March 2006, we entered into discussions with La Jolla Cove regarding a Securities Purchase Agreement (the “Agreement”).  Pursuant to the Agreement, La Jolla Cove would purchase from the Company a 6¾% Convertible Debenture in the aggregate principal amount of $30,000 (the “Debenture”).  The number of shares of common stock into which the Debenture would be convertible was equal to the dollar amount of the Debenture being converted multiplied by 110, minus the product of the conversion price multiplied by 100 times the dollar amount of the Debenture being converted, divided by the conversion price.   The proposed transaction with La Jolla Cove also contemplated the issuance of a Warrant to Purchase Common Stock (the “Warrant”) to purchase an aggregate of 3,000,000 shares of our common stock. The Warrant would have had an exercise price of $1.09 per share, and would have expired in March 2009.   The Warrant was to be exercised in an amount equal to 100 times the amount of the Debenture that would be converted.  La Jolla Cove advanced the sum of $95,000 to us as a prepayment for the exercise of a portion of the Warrant.   Finally, the discussions contemplated a Registration Rights Agreement with La Jolla Cove for the registration of the shares of common stock to be issued upon conversion of the Debenture and exercise of the Warrant.  On May 5, 2006, we returned to La Jolla Cove the $30,000 purchase price of the Debenture and the $95,000 advance on the Warrant.  We believe that due to substantially modified terms proposed for the transaction by La Jolla Cove, the parties failed to agree on the material terms and conditions of this proposed transaction.  La Jolla Cove subsequently refused the returned funds, and we are in the process of attempting to resolve this situation.

We have also registered 20,000,000 shares of our common stock for use in raising capital, but to date have not entered into any arrangement for the sale of all or a portion of these shares.

In addition to our attempts to raise outside capital, we have pursued opportunities to acquire existing products and businesses that currently produce, or have the potential to produce, revenue.  In September 2003 we signed a binding letter of intent to acquire all rights to a cream product with potential skin healing and antibacterial properties.  The purpose of the acquisition is to develop a product to generate revenues while our blood platelet preservation technology is awaiting human infusion tests.  During 2004, using minimal funding, we were able to reformulate the cream for better appearance and use.  We then tested the reformulated cream for safety at an independent laboratory, and received positive results.  We are now seeking a business partner to produce and market the cream.  There is no guarantee that we will be able to develop a marketable product based on the cream.  If we are able to develop a marketable product, it will require additional research and development as well as additional capital.  At this time, we do not have an estimate of the time or the amount of funds that would be required to produce and market such a product.

The HBS System for Preservation of Platelets

Blood platelets are a component of whole blood that is responsible for the clotting process of blood and used by the body when a person has an open wound from injury or surgery. The majority of platelets, however, are required by cancer patients who have undergone chemotherapy treatments, a process that destroys platelets. In order to restore the platelets, continuous transfusions are given to patients until the body is able to restore normal platelet counts.  It is therefore desirable to have platelets that circulate for more than a few hours after transfusion.

Current blood platelet storage practices used in blood banks promote bacteria growth and the quality degrades over time because platelets are stored at room temperature. Using these practices, platelets can be preserved for only five days.

One test marker used to predict platelet survival after infusion is the morphology or the platelet shape.  Platelets that maintain their discoid shape are more likely to survive longer after transfusion than platelets that change their shape.  Historically, platelets stored at refrigerated temperatures for more than a few hours change their shape from discoid to spherical. It has been found that such platelets are removed from circulation by the body within hours after a transfusion and thus are not acceptable for cancer patients who have undergone chemotherapy.

We are developing a process whereby platelets are refrigerated at slightly above the freezing point of water and stored there until needed. Recent tests showed that up to 68% of the starting population of platelets remain discs after 24 hours of refrigeration.  We have successfully stored blood platelets for ten days under refrigeration while maintaining cell structure and morphology, which has never been done before to our knowledge.  We had originally contemplated submitting our findings to the FDA in the first half of 2003; however, additional pre-human infusion tests were necessary to address certain aspects of our findings. We believe that we have now satisfactorily resolved all issues raised by these findings, and resumed our human infusion tests in February 2005. We currently anticipate that these tests will be completed within the nesxt four to six months.

Using our Platelet Preservation System, blood platelet preservation is achieved by storing the platelets under refrigeration utilizing a proprietary process and solution to maintain cell function viability and morphology. The objective of our technology is to maintain high quality platelets for a longer period of time than is currently possible using conventional methods.

A patent covering the hardware design of the container, preservation methodologies and processes was filed by us on October 31, 1998 followed by a continuation-in-part (CIP), which was filed in February of 1999 covering our solutions and other preservation methodologies.

We filed an international application with the Patent Cooperation Treaty based on our U.S. patent application, designating all countries and regions, on October 12, 1999. In addition, in June 2001, we filed a provisional patent entitled "Preservation of Blood Platelets at Cold Temperatures" to cover our improved platelet preservation methods.  In August 2003, we filed another patent application covering improved platelet preservation methods.  We believe that the patent and its extensions will protect the current core technology and provide us with a long-term competitive advantage in the market.

In July 2002, we received our first patent on the technology and methodology for preserving blood platelets.  This patent, U.S. 6,413,713, B1, is titled "Method for Preserving Blood Platelets."  We filed a provisional patent application in June 2001 to cover our improved platelet preservation methods. In August 2003, we filed another patent application covering improved platelet preservation methods. In May 2006, the U.S. Patent Office approved our patent for organ preservation entitled "Methods and Solutions for Storing Donor Organs" U.S. patent number 7,029,839. On May 16, 2006, we were notified by the U.S. Patent Office that we will receive an additional patent titled "Preservation of Blood Platelets with Citrate." We will seek strategic alliances with companies that have the capability to provide technical and clinical expertise as well as financial and marketing expertise to leverage our current expertise in these areas.

We intend to continue the development of our Platelet Preservation System, a proprietary technology that extends the shelf life of blood platelets beyond the current five-day period. It is our goal to increase this time from five to seven or nine days and longer while preserving platelet quality and keeping bacterial growth to a minimum.  We believe that even longer platelet storage periods could be achieved using hydrostatic pressure to prevent platelets from freezing under sub-zero temperatures. Further research is required to establish the protocol and storage times under these conditions. The storage and preservation of organs such as the kidney, liver and heart will be considered using the same techniques used in the preservation of platelets; however, we anticipate that the solution and process will vary for each organ type.

The HBS System for Preservation of Organs

We believe that our basic approach used to store platelets can also be applied to the preservation of organs such as the kidney, heart and liver. The hyperbaric chamber could be an instrumental part of our ability to store organs at sub-zero temperatures to prevent freezing even at freezing temperatures. We began research on kidney preservation in 2002 and have developed what we believe is a solution that will operate under refrigerated temperature storage conditions for over 30 hours, allowing organ preservation beyond current capabilities. In our most recent preliminary tests, we successfully transplanted a rat kidney that had been frozen at a temperature of negative 80 degrees centigrade for three months in our patent-pending HBS sub-zero solution.  In October 2005, we successfully completed the initial phase of our survival study of animals with transplanted kidneys using our HBS organ preservation solution, and were able to preserve a rat's kidney at negative 196 degrees centigrade for up to five days while maintaining some functionality when transplanted back into the animal, evidenced by urine production. We previously preserved rats' kidneys at negative 20 and negative 80 degrees centigrade. We will continue to conduct further tests on a larger animal sample size, and conduct histology and survival studies as well. Our goal is to extend the kidney shelf life for up to 72 to 96 hours at above freezing temperatures and even longer at sub-zero temperatures.  We believe that the extended shelf life should enable better matching of donor kidneys to recipients. In 2003, we suspended this animal testing pending receipt of funding; however, we recently resumed our organ preservation research and accelerated the number of animal organ preservation experiments as compared to the prior schedule. We also purchased a special freezer and equipment used to conduct experiments at negative 80 degrees Centigrade.  In 2006, we intend to seek opportunities to license our organ preservation technology for storage at temperatures above zero degrees Centigrade.

Operations and Facilities

During the initial months following our incorporation, we recruited key members of the management and technical team, conducted market research and established our basic infrastructure and operating plan.  At December 31, 2005, we had six employees and consultants in the U.S. and four at our research facility in Russia.

In August 1998, we established a branch office in Krasnoyarsk, Russia, where we conduct research and development for platelet preservation.   Krasnoyarsk was chosen to take advantage of the availability of low cost technical expertise and materials such as titanium, and also because two members of our team, Dr. Vladimir Serebrennikov, Director of Research and Mr. Leonid Babak, Branch Chief of Russian Operations, reside there.

The Russian government has placed no restrictions on our ability to operate our business, hire employees in Russia, and freely transport our assets from Russia to the U.S. without any assessment or payments to the Russian Federation. There are no material restrictions or regulations to which we are subject in Russia as a result of our activities there.  Conducting operations in Russia does not affect FDA approval or our proposed business activities in the United States, because no clinical trials are or will be conducted there.

When we enter the human infusion test phase in the United States, the priorities at our Russian branch may be shifted from research to supporting other lab operations and possibly to addressing other business opportunities where our presence in Russia would be considered an advantage.

While limited platelet experiments have been conducted under contract at the Sacramento Blood Foundation in California in prior years, we accelerated testing efforts in 2001 to validate the results obtained at our Russian facility.  In September 2002, Puget Sound Blood Center agreed to conduct human blood platelet research studies utilizing our platelet preservation technologies.  The preliminary studies leading to human infusion began in October of 2002, but were suspended in the fourth quarter of 2003 due to a funding shortfall.  We have made certain changes in our solution in order to prepare for human infusion, and resumed testing in February 2005.  In-vitro test results obtained in September 2005, as part of the human infusion studies, supported our earlier test results which we view as positive.  The next step requires the infusion of platelets into human test subjects, which may require an FDA license in addition to internal approvals.  See "Business - Test Results" for more information.

Research and Development

We have developed a research and development strategy that considers the FDA and international approval processes and their impact on bringing a product to market.  Based on these constraints, we have developed a research and development plan that requires multiple developments being conducted at the same time.  In the year ended December 31, 2005, we spent $182,900 on research and development, compared to expenditures of $218,500 for the year ended December 31, 2004.  None of these costs were born directly by customers.

We have developed a three-phase strategy, with estimated time requirements for the research and development and market introduction of products.  The first phase starts with the creation of a platelet preservation product that will store platelets under refrigeration for seven to nine days using our proprietary solution by itself.   The second phase is the market introduction of our Platelet Preservation System utilizing our hyperbaric container if longer preservation times are required. Our third phase is to find a viable alternative to the current organ preservation methods with both solution under refrigeration and a complete system at sub-zero temperatures.   We are currently in the first phase of our strategy, and are anticipating advancing through this phase for the foreseeable future.   The anticipated time spent in this phase has been extended by our need for additional capital.  We are now proceeding with organ preservation research concurrently with our platelet studies.

Governmental approval for human testing will be required for each of these three phases of development. Our plan is to obtain the necessary approvals for each phase.

Platelet Preservation - Refrigeration

Our platelet preservation plan starts with a platelet preservation product using our solution by itself. We have been able to successfully store platelets for ten days at refrigerated temperatures, which is considered to be a major milestone in the cold storage of platelets. Our technology has been validated by an independent test facility in the U.S., and we began the process leading to testing of human infusion in September 2002. Currently the industry stores platelets at ambient temperature for a maximum of five days, an FDA-imposed limit due to historic bacterial infection of the platelets. In July 2002, we entered into a development and supply contract with MMR Technologies of Mountain View, California, to build a computerized blood platelet cooling instrument.  In October 2002, we began preliminary tests of a prototype of this device, which is designed to cool the platelets prior to storage to help extend the shelf life of platelets for blood banks and hospitals. The prototype unit was delivered to us in January 2003. Preliminary tests were conducted, and required modifications to the systems have been noted. We have subsequently determined that this unit may not be critical for platelet survival, and therefore have not conducted further testing or development. We made the decision to use a standard cooling unit with customized fixtures that are appropriate for platelet bags.

Platelet Preservation - Sub-Zero Storage

This development is intended to result in longer storage times for platelets, combining the use of proprietary solutions, sub-zero temperatures and high pressure.  It is our goal to develop a storage method that will preserve the viability of platelets with little or no bacterial growth for a period greater than 13 days.  This will provide the medical community with a new and economical method for long-term platelet storage, thereby reducing the current loss of product.  The successful implementation of refrigerated platelets at nine days or beyond may eliminate the need for sub-zero stored platelets for most commercial blood banking applications.

Organ Preservation

This effort will incorporate storage of organs involving experiments with animal organs to demonstrate our ability to harvest, store and transplant organs that have been preserved at various temperatures ranging from plus 4 degrees Centigrade to sub-zero temperatures. The goal is to achieve a level of physical condition and viability of these organs that is equal to or superior to present storage methods and storage times.  In addition, we plan to develop a process that will reduce the need for anti-rejection drugs after transplantation.  The development process will include the development of proprietary solutions, cooling methods and possibly the use of chambers to protect organs from freezing at sub-zero storage temperatures.

Test Results

Non-clinical experiments and tests of platelet preservation and other research and development activities were conducted in Russia and Vicksburg, Michigan until the third quarter of 2003, when we developed a funding shortage.   We resumed testing in February 2005, and will continue to conduct experiments to find the optimal conditions of storage at refrigerated temperatures.  We have been able to achieve up to 24 hours of refrigerated storage of platelets with up to 68% retaining their original disc shape.  Up to 13% of the platelets remain discs after five days of storage.  Subsequent tests indicated very little disc loss after the first 24 hours of storage, where disc percentage remained essentially constant for 72 hours, which was the limit of these particular tests.  We subsequently demonstrated that platelets stored using our technology under refrigeration for ten days still remain functional, with a platelet survival rate of up to 78% and 20% maintaining full functionality.

Our most recent test efforts were directed toward the refinement of our platelet preservation technology before we commenced human studies and an application for approval from the FDA.  In October 2002, we began the preliminary studies leading to human infusion.  The preliminary studies were required to assure all steps in the process are compatible with human infusion, including sterility and safety.

We originally contemplated submission of our findings to the FDA in the first half of 2003; however, additional pre-human infusion tests were necessary to address certain aspects of our findings.  First, changes to our solution were required before commencing human infusion tests.  These changes included the need to sterilize our preservation solution using approved methods acceptable for human infusion, and the removal of suspended particulants from our preservation solution.  The sterilization issue has been resolved.  We were also successful in the removal of particulants from our preservation solution after procedures were implemented at another blood center in California used by us for such experiments.  We developed a new solution that appears to have improved results over past formulations without the need to clarify the solution for particulants.  We have also determined that the special cooling unit originally designed to facilitate the storage process at refrigerated temperatures may not be critical for platelet survival.  In addition, tests conducted in the United States during 2002 were not able to verify results obtained at our Russian research facilities.  In the first half of 2003, however, we were able to correlate the test results from our Russian research facilities with tests conducted by United States research facilities.

We believe that we have now satisfactorily resolved all issues raised by these findings, and resumed our human infusion tests in February 2005. In-vitro test results obtained in September 2005, as part of the human infusion studies, supported our earlier test results which we view as positive. The next step requires the infusion of platelets into human test subjects, which may require an FDA license in addition to internal approvals. We are now formulating the procedure and weighing the options to obtain a license to conduct infusion studies on humans. We currently have completed the pre-human infusion tests at two independent laboratories with consistent and encouraging results. Although we believe that the human studies will be completed in 2006, it is dependant on the FDA to grant us the license to proceed.

We began research on kidney preservation in 2002 and have developed what we believe is a solution that will operate under refrigerated temperature storage conditions for over 30 hours, allowing organ preservation beyond current capabilities. In our most recent preliminary tests, we successfully transplanted a rat kidney that had been frozen at a temperature of negative 80 degrees Centigrade for three months in our patent-pending HBS sub-zero solution.  In October 2005, we successfully completed the initial phase of our survival study of animals with transplanted kidneys using our HBS organ preservation solution, and we were able to preserve a rat's kidney at negative 196 degrees Centigrade for up to five days while maintaining some functionality when transplanted back into the animal, evidenced by urine production.

We previously preserved rats' kidneys at negative 20 and negative 80 degrees Centigrade. We will continue to conduct further tests on a larger animal sample size, and conduct histology and survival studies as well. Our goal is to extend the kidney shelf life for up to 72 to 96 hours at above freezing temperatures and even longer at sub-zero temperatures. We believe that the extended shelf life should enable better matching of donor kidneys to recipients. In 2003, we suspended this animal testing pending receipt of funding; however, we recently resumed our organ preservation research and accelerated the number of animal organ preservation experiments as compared to the prior schedule. We also purchased a special freezer and equipment used to conduct experiments at negative 80 degrees Centigrade. Recent survival studies on animals with kidneys stored in the HBS-AZ solution for 14 days showed an 83% survival rate versus 42% and 10% for the respective UW and HTK (European) solutions. Further recent studies using biochemical test markers have corroborated these studies.

Product Development

We have engaged Quintiles, Inc., an international regulatory consulting firm, to assist with planning and managing the regulatory approval process.  This firm specializes in the design and implementation of regulatory strategies, including experiment design and monitoring.  We have used Quintiles’ services from time to time, but thus far only on a limited basis, as we have not yet started clinical trials.  We anticipate that Quintiles' participation will increase as we meet with the FDA to proceed with clinical trials.

As an overall strategy, we intend to apply for approval for our products while limiting the system claims for our Platelet Preservation System and to progressively expand them as FDA and/or EU approval is granted for each succeeding claim. Our intention is to apply for approval in the U.S., Western European countries and Japan as the primary markets for our platelet preservation product. However, we believe that our first product sales efforts will be directed towards countries in South America, Mexico and other countries that have fewer regulatory restrictions than the U.S, so as to provide a shorter time to market.

Distribution, Sales and Customers

It is our intent to market our platelet preservation products to blood centers and hospitals through established medical specialty dealers and distributors or strategic partners who manufacture and market products to blood centers and hospitals. Similar strategies will be employed for other future preservation products.  As we are in the development stage of operations, we currently have no customers and dependency on particular customers cannot be anticipated at this time.

Sources and Availability of Raw Materials

Since we are in the development stage, we have not yet begun to manufacture our products. Our products, as manufactured, should not use any exotic or hard to find raw materials and we believe that suppliers can be identified. We are constantly reviewing the materials used in the development process, with particular attention to availability and future cost.  We cannot currently anticipate what the availability of materials and suppliers will be at the time our products enter production.

Our Disposable Phemtest Test System

On September 1, 1998, we entered into a purchase agreement with Paul Okimoto, one of our officers and directors, acquiring all patent rights owned by Mr. Okimoto to a disposable vaginal disease test device called Phemtest.  As consideration for the assignment of these patent rights, we paid $1,375 to a law firm as a patent maintenance fee to ensure that the patents would remain in force.  We also agreed to pay Mr. Okimoto royalties of 5% of gross sales of Phemtest for the next five years. The first $16,000 in royalty payments are to be paid to a law firm to be designated by Mr. Okimoto, the next $75,000 in royalties are to be paid to Mr. Okimoto in shares of our common stock, valued at $2.00 per share, and the remaining royalties to be paid to Mr. Okimoto, if any, are to be paid in cash.  To date, no royalties have been earned or paid for Phemtest.  Our product development efforts remain focused on our platelet and organ preservation systems. Therefore we intend to find a suitable licensee who is capable of completing the steps necessary to manufacture and market the Phemtest product.  To date, we have not located such a licensee, and there can be no assurance that a licensee will be obtained, or that we can negotiate a license on favorable terms.  FDA approval of the Phemtest product will also be required; we have not commenced the testing process required for such approval. As of March 31, 2006, we have not signed any agreement with any potential licensee, as our focus remains on our core business of preserving blood platelets and organs.

Other Product Development Efforts

In addition to our attempts to raise outside capital, we have pursued opportunities to acquire existing products and businesses that currently produce, or have the potential to produce, revenue.  In September 2003 we signed a binding letter of intent to acquire all rights in a cream product with potential skin healing and antibacterial properties.  The purpose of the acquisition is to develop a product to generate revenues while our blood platelet preservation technology is undergoing human infusion tests.  During 2004, using minimal funding, we were able to reformulate the cream for better appearance and use.  We then tested the reformulated cream for safety at an independent laboratory, and received positive results.  We are now seeking a business partner to produce and market the cream.  There is no guarantee that we will be able to develop a marketable product based on the cream.  If we are able to develop a marketable product, it will require additional research and development as well as additional capital.  At this time, we do not have an estimate of the time or funding that will be required to produce and market such a product.

Competition

As a development stage company, we are entering a biological material preservation market that is presently addressed by large companies with extensive financial resources.  Those companies include DuPont and Baxter, among others.  Additionally, smaller companies with which we may compete include LifeCell Corporation for platelet preservation, Cerus Corporation for viral inactivation for platelets and other blood products and Cryo Life for preserving heart valves by cryo-preservation. We believe that these companies are active in research and development of biological material preservation; however, we do not know the current status of their development efforts. Most of the above competitors have significantly greater financial resources, technical expertise and managerial capabilities than we currently possess.

LifeCell Corporation has developed technology for preserving a variety of cell types including platelets and red blood cells, and is attempting to obtain FDA approval for extending the storage time of blood platelets using cryo-preservatives.  Cerus Corporation has developed a viral inactivation product for platelets that is intended to eliminate or reduce viral testing requirements. This product is now in clinical trials. These products if approved could have a material adverse impact on the market for extending platelet storage times using our technology.  We believe that most, if not all, of our competitors use toxic chemicals such as Dimethyl Sulfoxide (DMSO) to preserve platelets, and store organs and other biologic material.  It is our intent to achieve longer preservation of such material and provide higher quality material by using non- toxic solutions and by storing the biologic material at refrigerated temperatures for moderate storage times and below the freezing point of water, without destroying the cellular integrity of the material, for longer storage times.  We also believe that our approach will be inexpensive in comparison to alternative preservation methods because the toxic solutions used by our competition must be removed from the material before use in most cases.  The solution we use for platelet preservation is intended to be directly usable.

Solutions used for storing organs such as the HTK and UW have long been established in Europe and the U.S. Although we believe that our directly competitive solution, the HBS-AZ , has shown better results using animals as test subjects, we cannot be assured of the same results in humans. However we have had good initial success with our freezing technology, which has not been duplicated to our knowledge.

Intellectual Property

We consider our intellectual property to be a key cornerstone and asset of our business.  As such, the intellectual property, which consists of patents, patent applications, trade secrets, copyrights and know-how, will be both developed and protected.  We plan to gain wide protection for our intellectual property worldwide by patent and trademark filings in major foreign markets as well as the careful protection of trade secrets through contracts and procedures.

Prior to the formation of our company, Vladimir Serebrennikov, our Technical Director of Research and Development, conducted independent research over a ten-year period, involving research concerning the preservation of biologic material using high pressure.  After we were formed on February 26, 1998, the knowledge he gained was applied to the preservation of blood platelets, our primary market focus. New methods were developed in the container hardware design, processes and solutions for platelets, which continue to evolve as we continue our research and development efforts.

On June 1, 1998, we were assigned the entire worldwide right, title and interest in a preservation technology applicable to, but not limited to, platelets (a blood component), red blood cells, heart valves, tissue and organs. This technology concerned all of the discoveries, concepts and ideas whether patentable or not, invented and developed by Messrs. Leonid Babak and Vladimir Serebrennikov. The assignment was in exchange for our issuance of 877,500 shares of common stock to each of Messrs. Babak and Serebrennikov, valued at the time of issuance at $0.0025 per share.

Since this assignment, we have been performing further research and development on the technology assigned, and have filed two patent applications, as described elsewhere herein. We anticipate filing additional patents on other aspects of the technology assigned by Messrs. Babak and Serebrennikov as additional inventions are reduced to practice.

A patent covering the hardware design of the container, preservation methodologies and processes was filed by us on October 31, 1998 followed by a continuation-in-part (CIP), which was filed in February of 1999 covering our solutions and other preservation methodologies. In July 2002, we received our first patent on the technology and methodology for preserving blood platelets. This patent, U.S. 6,413,713, B1, is titled "Method for Preserving Blood Platelets." We expect that additional patents will follow for organ preservation and other biologic material as such systems are developed.

We filed an international application with the Patent Cooperation Treaty based on our U.S. patent application, designating all countries and regions, on October 12, 1999. In addition, in June 2001, we filed a provisional patent entitled "Preservation of Blood Platelets at Cold Temperatures" to cover our improved platelet preservation methods.  In August 2003, we filed another patent application covering improved platelet preservation methods.  We believe that the patent and its extensions will protect the current core technology and provide us with a long-term competitive advantage in the market.  In May 2006, the U.S. Patent Office approved our patent for organ preservation entitled "Methods and Solutions for Storing Donor Organs" U.S. patent number 7,029,839. On May 16, 2006, we were notified by the U.S Patent Office that we will receive an additional patent titled " Preservation of Blood Platelets with Citrate."

Although we believe that our methods for preserving platelets are patentable, there can be no assurance that we will be granted a patent beyond the one granted in May 2006. If additional patents are not granted, this could have a material adverse effect on our ability to compete with other companies that have much greater financial and technical resources than we currently possess.

We purchased the patents for a vaginal disease test product titled Phemtest from Paul Okimoto, an officer and director, on September 1, 1998.  The patent "VAGINAL TESTING APPLICATOR AND METHOD", Patent Number 4,784,158, was issued November 15, 1988, and the patent "BODY CAVITY SPECIMEN COLLECTING AND TESTING APPARATUS," Patent Number 4,945,921, was issued August 7, 1990. Pursuant to the purchase agreement for the patents, we paid $1,375 to the law firm of Flehr, Hohbach, Test and Herbert as a patent maintenance fee to assure that the patents would remain in force.  We also agreed to pay Mr. Okimoto a royalty payment of 5% of gross sales of Phemtest for five years. The first $16,000 in royalty payments, if any, are to be paid to a law firm to be designated by Mr. Okimoto, the next $75,000 in royalties are to be paid to Mr. Okimoto in shares of our common stock, valued at $2.00 per share, and the remaining royalties to be paid to Mr. Okimoto, are to be paid in cash. To date, no royalties have been earned or paid for Phemtest. Our product development efforts remain focused on our Platelet Preservation System. Therefore we intend to find a suitable licensee who is capable of completing the steps necessary to manufacture and market the Phemtest product. To date, we have not located such a licensee, and there can be no assurance that a licensee will be obtained, or that we can negotiate a license on favorable terms. FDA approval of the Phemtest product will also be required; we have not commenced the testing process required for such approval. As of March 31, 2006, we have not signed any agreement with any potential licensee, as our focus remains on our core business of preserving blood platelets and organs.

Government Regulation

The FDA and the European Union ("EU") have regulations governing the marketability of medical solutions and equipment. We have not developed our products to the level where these approval processes can be started.

We believe that all of the products currently in development will require FDA approval prior to marketing. Our initial products are at the prototype development stage and preclinical testing. We intend to submit our initial Investigational New Drug Exemption ("IND") and Investigational Device Exemption ("IDE") as soon as sufficient preclinical data is obtained. Both the IND and IDE must be filed with the FDA prior to conducting clinical trials on human subjects. The successful completion of clinical trials is the final step toward receiving FDA approval of our product for marketing.

Our anticipated first product is a set of solutions and process to be used by blood centers to store platelets at refrigerated temperatures.  As such, we must obtain regulatory approval from the FDA to market the solutions and process.  In addition, if a device is required in the processing or storage of platelets, we must obtain regulatory approval from the FDA to market the device and the platelet product to be stored in our device.

We intend to pursue 510(k) approval from the FDA for our storage device, although there is a possibility that the FDA could determine that an application for a new device may be required.  A 510(k) submission will require a showing of "substantial equivalence" to one or more legally marketed devices.  Regulatory review of a 510(k) application should take a few months less than that for a new device application. We believe that in either case the data required would be approximately the same preclinical and clinical data demonstrating safety and efficacy.

In order for us to receive FDA 510(k) approval, we believe that we will need to show that platelets stored utilizing our device are equivalent to platelets stored using currently approved methods. We would do this by utilizing laboratory tests of platelet function and results of a clinical trial. If we determine that we will pursue new claims for platelets stored using our device, more extensive clinical trials would be necessary.  We do not expect to pursue new claims initially, even if we believe that some may be supported by our research.

We currently do not have an estimate of when we will file our initial IND/IDE.  The filing date will depend on when we obtain the required capital to conduct our pre-clinical human studies, and whether such studies are successful. Depending on the outcome of clinical trials and the claims submitted for approval, we believe that it could take as long as two to four years to obtain needed data, submit requests for marketing approval and obtain regulatory approval or denial.

Russian regulations governing patents and procedures for ownership of patents are similar to those in the U.S., as they state that any patentable products or ideas developed through the branch personnel will be our property as long as an agreement with employees and outside sub-contract personnel stipulate that such inventions shall be assigned to us. This is similar to U.S. law. It is our practice to require that all personnel and outside contractors sign such an agreement.

The assignment of products developed or patents granted prior to any payment by us for the development of a product would require approval by the Russian government. Even though Mr. Serebrennikov holds some patents individually which could relate to our technology, we have elected not to purchase these existing patents because they have become public domain outside of Russia, and because we do not feel that they are important to our business.

As an approved medical device, our storage product must be manufactured according to Quality Systems Regulations ("QSR") and Good Manufacturing Practices ("GMP"). We intend to be in compliance with these regulations during product development. It is our plan to manufacture devices through contract manufacturers experienced in the FDA regulations and familiar with QSR requirements and whose facilities are in compliance with QSR. We intend to audit all contract manufacturers to help assure proper compliance. Components of our device are comprised of usual metals, plastics and electronic parts and should generate no unusual disposal streams.

Employees

As of March 31, 2006, we had an aggregate of ten employees and key consultants. Our employees are currently not represented by a collective bargaining agreement, and we believe that our relations with our employees are good.

Properties

We currently own no real property. Our principal address as reported herein is the residence of one of our employees.  We do not pay any rent for the use of our principal executive offices.  Although the real estate leasehold market in California is highly competitive, we believe that as we require facilities in California we will be able to find available facilities at a reasonable cost.

Our primary research and development effort, which has been conducted at our facility in Kransnoyark, Russia, has been transferred to the United States. We currently continue to employ five people at that facility in Russia, including administration and support personnel.   We also have one employee and one consultant at our Michigan research facility, which we rent on a month-to-month basis for a monthly rent of $500, conducting organ preservation studies.

Legal Proceedings

On December 10, 2001, we filed a complaint entitled HyperBaric v. John A. Mattera, in the United States District Court, Northern Division, Case No. C01-21142. This is an action against John A. Mattera ("Mattera") for breach of contract; breach of the implied covenant of good faith and fair dealing; fraud; securities fraud; and constructive trust in connection with a stock purchase agreement that we entered into with Mattera in April 2001.  Pursuant to the agreement, Mattera was to wire transfer the sum of $104,000 within 72 hours of receipt of 400,000 free trading shares of our stock to be deposited with a clearing agent designated by Mattera. Mattera failed to pay and refused to pay for the shares of stock; however, the shares were cleared and released to Mattera by the clearing agent without confirmation that payment had been received by us.  Thereafter, the transfer agent refused to cancel the transfer or return the shares without a court order. We are seeking damages; interest allowable by law; rescission of the agreement and return of the shares; attorneys' fees and costs incurred for the suit; punitive damages; and a preliminary injunction preventing the transferring of the shares and/or disposal of the proceeds until termination of the litigation. The complaint was served on Mattera in Florida on December 28, 2001, but to date no response has been filed. A judgment was entered against Mattera in the amount of $117,447.28 on November 15, 2002, and we are attempting to execute on this judgment; however, there can be no assurance that we will be able to recover any of this amount.

On August 7, 2002, the United States Attorney for the Eastern District of New York and the Securities and Exchange Commission announced that they were bringing securities fraud charges against Harry Masuda, our Chief Executive Officer, for allegedly paying an unregistered broker an undisclosed commission in September 1999 and  February 2000 private placements. The allegations generally charge Mr. Masuda with the failure to adequately disclose to investors in this private placement a commission agreement with Larry Bryant, an unlicensed broker- dealer. Remedies sought in these proceedings include criminal penalties and a bar from service as an officer or director of a publicly-traded company. The SEC also brought securities fraud charges against us for the same transactions, and these charges are still pending.  In June 2000, we undertook a rescission offer to those shareholders who had purchased an aggregate of 427,300 shares of common stock and warrants in the private placements for aggregate proceeds of $640,950. Holders of 222,900 shares of common stock accepted the rescission offer. The other shareholders elected not to rescind their stock purchases. We paid an aggregate of approximately $300,000 in cash to rescinding shareholders, but could not afford to pay the balance of the rescission offer in cash. Instead, we issued promissory notes, with interest at the rate of 10% per annum, payable upon the earlier of (i) one year from the date of the note or (ii) our receipt of funding sufficient to permit repayment of the principal and interest on the notes.  In 2000 and 2001, holders of $67,500 in principal and interest in the above-referenced promissory notes elected to convert their notes to an aggregate of 206,700 shares of our common stock. The remainder of the rescinding holders were paid in full in cash prior to December 31, 2002.  As all of the shareholders electing to rescind have now been paid in full (whether in cash or in shares of common stock), we believe that the issues raised by the alleged failure to disclose have been fully resolved.  Although we believe that the charges are unwarranted there can be no assurance that Mr. Masuda will be able to continue to serve as our Chief Executive Officer in the event that the Securities and Exchange Commission receives the remedies that it seeks. In January, 2005, the United States Government and Mr. Masuda entered into a deferred prosecution agreement which should lead to a dismissal of all charges against Mr. Masuda at the end of the 18-month deferred prosecution term. The civil case against us has been stayed at the request of the U.S. Attorney pending completion of the deferred prosecution term.

MANAGEMENT

The following table sets forth the names and positions of our directors and executive officers and other key personnel as of March 31, 2006:

   Name

Age        Position

----------

----      --------------

 Harry Masuda

 61      Chief Executive Officer and a Director

 Dr. David Winter

 71       President

 Paul Okimoto

 70      Chairman of the Board, Secretary and Executive Vice President

 Dr. Luis Toledo

 61      Chief Medical Officer

 Dr. Larry McCleary

 56      Director

_______________________________

There is no family relationship between any of our directors and executive officers.

Each Director holds office until the next annual meeting of the shareholders or until his successor is elected and duly qualified. Executive officers are appointed by and serve at the pleasure of the Board of Directors.  The following sets forth biographical information concerning our directors, executive officers and key personnel for at least the past five years:

Harry Masuda has served since February 1998 as our Chief Executive Officer and a Director.  He also served as our President from February 1998 through August 2005.  Mr. Masuda is the former president of several high tech companies including Piiceon, Inc., a manufacturer of computer peripheral products for microcomputers. Mr. Masuda also founded HK Microwave; a manufacturer of high frequency phase locked oscillators used in cellular telephone base stations, later acquired by Dynatech Corporation. Mr. Masuda received his BSEE and MSEE from San Jose State University.  From October 1997 to February 1998, Mr. Masuda was a business consultant, and he served as President of International Web Exchange from July 1995 to October 1997.

David Winter, M.D. joined us in September 2005 as President. Dr. Winter has over 20 years' experience in the pharmaceutical industry. Since January 2004, he has served as CEO of  TriMed Research, Inc., a joint venture of the University of Nebraska Medical Center, UNeMED Corporation and Tridelta Development, Ltd. formed to research and commercially develop therapeutic products related to TriMed's proprietary mammary gland protein. Since January 2002, he has also served as Medical Director of CTI, a contract research organization. From February 2001 to December 2003, he was President of Winter Consulting.  He served as President and Chief Operating Officer of SangStat Medical Corporation, a pharmaceutical company making drugs used in transplantation, from March 1995 to June 1998, and as President and Chief Executive Officer of Human Organ Sciences, Inc., a subsidiary of SangStat, from July 1998 to 2001.

Paul Okimoto joined us in February 1998 as Executive Vice President and a Director.  He became our Secretary in August of 2002.  Mr. Okimoto served as President of Sanhill Systems, a research and development company involved in the signal processing medical field, from 1991 to January 1998.

Luis Toledo, M.D., PhD. became our Chief Medical Officer in March 2000. Dr. Toledo is an internationally recognized authority on organ transplantation and preservation. He has authored 10 books on transplantation and related subjects, authored or co-authored 500 scientific publications and contributed to chapters of 77 books. Dr. Toledo has held many medical staff positions including: Co-Chief, Transplantation and Director, Surgical Research at the Henry Ford Hospital and Chief, Transplantation and Director, Research at Mount Carmel Mercy Hospital. He is also currently the Director of Research at the Borgess Medical Center and is Director of the Michigan Transplant Institute. He also serves as Professor of Surgery and Director, Experimental Research Program at Michigan State University.

Larry McCleary, M.D. joined us in September 2005 as a Director.  Dr. McCleary filled the vacancy created by the resignation of George Tsukuda.  Dr. McCleary has spent the last seven years serving as Director of Human Research for Advanced Metabolic Research Group, LLC, headquartered in Henderson, Nevada.  Dr. McCleary served on our Advisory Board from 2002 until his appointment to our Board of Directors.

Committees of the Board of Directors

We do not currently have an Audit Committee, Compensation Committee or any other committee of the Board of Directors.  The responsibilities of these Committees are fulfilled by our Board of Directors.  In addition, we do not currently have an "audit committee financial expert" as such term is defined in the Securities Act, as our financial constraints have made it extremely difficult to attract and retain qualified outside Board members.  We hope to add qualified independent members of our Board of Directors later in 2006, depending upon our ability to reach and maintain financial stability.

Directors' Compensation

Directors who are also our employees receive no additional cash compensation for serving on the Board.  We have issued stock options to our Board members in the past, and will continue to do so for the foreseeable future.  We reimburse non-employee Directors for all travel and other expenses incurred in connection with attending meetings of the Board of Directors.

Compensation Committee Interlocks and Insider Participation

We did not have a Compensation Committee or any other committee of the Board of Directors performing similar functions during the years ended December 31, 2005 and 2004.  Mr. Harry Masuda, our Chief Executive Officer, participated in deliberations of the Board of Directors relating to his compensation.

Section 16(a) Beneficial Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and Directors, and persons who own more than ten percent of a class of our capital stock, to file reports of ownership and changes in their ownership with the Securities and Exchange Commission.  These persons are required to furnish us with copies of all Section 16(a) forms they file.  Based solely on a review of the copies of such forms received by us, we believe that during the year ended December 31, 2005, Mr. Larry McCleary did not timely file certain Forms 4 (such Forms were subsequently filed).

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth all compensation earned, in all capacities, during the fiscal years ended December 31, 2003, 2004 and 2005 by our (i) Chief Executive Officer, and (ii) executive officers, other than the Chief Executive Officer, whose salaries for the 2005 fiscal year as determined by Regulation S-B, Item 402, exceeded $100,000 (the individuals falling within categories (i) and (ii) are collectively referred to as the “Named Executives”).

Summary Compensation Table (1)

Annual Compensation

Year       Salary

------

------

H. Masuda, Chief Executive Officer

2005

$215,625 (2)

2004

$  23,500

2003

$  68,825

P. Okimoto, Vice President

2005

$114,125 (3)

2004

$   16,100

2003

$   39,825

L. Toledo, Chief Medical Officer

2005

$ 139,125 (4)

2004

$   16,100

2003

$   32,825

________________________

(1)  The columns for "Bonus," "Other Annual Compensation," "Restricted Stock Awards," "Securities underlying Options/SARs," "LTIP Payouts" and "All Other Compensation" have been omitted because there is no compensation required to be reported.

(2)  Includes accrued but unpaid salary of $30,000 for fiscal year 2004.

(3)  Includes accrued but unpaid salary of $27,500 for fiscal year 2004.

(4)  Includes accrued but unpaid salary of $25,500 for fiscal year 2004.

Option/SAR Grants in Last Fiscal Year

The following table sets forth information regarding options and stock appreciation rights granted to the Named Executives during the year ended December 31, 2005:

Option Exercises and Year-End Option Values

The following table sets forth information regarding options exercised by the Named Executive Officers during the year ended December 31, 2005 and the number of securities underlying options held by the Named Executive Officers at December 31, 2005:

	Shares		Number of Securities	Value of Unexercised
	acquired		Underlying Unexercised	In-the-Money Options at
	on exercise		Options at Fiscal Year-End (#)	Fiscal Year-End ($)
Name	(#)	Value realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable
Harry Masuda	--	$--	140,000/60,000	$19,800/13,200

Paul Okimoto	90,000	$9,900	50,000/60,000	$0/13,200

Luis Toledo	135,000	$14,850	150,000/165,000	$3,750/40,050

Employment Agreements; Termination of Employment and Change of Control Arrangements

In March 2000, we entered into an employment agreement with Dr. Luis Toledo, employing him as our Chief Medical Officer for a minimum term of one year.  The agreement provides for a base salary of $6,000 per month, which may be adjusted based on our ability to raise defined amounts of capital. In addition, we granted to Dr. Toledo an option to purchase 75,000 shares of our common stock at an exercise price of $1.50 per share, and continued in effect options granted pursuant to a consulting agreement that we entered into in May 1998 with Dr. Toledo.  In June 2001, we granted Dr. Toledo options to purchase 75,000 shares of common stock at an exercise price of $0.28 per share.  In January 2002, we granted Dr. Toledo options to purchase 75,000 shares of common stock at an exercise price of $0.54 per share, and in February 2004, we granted Dr. Toledo options to purchase 150,000 shares of common stock at an exercise price of $0.11 per share.  This option vested with respect to 30% of the shares on the date of grant; an additional 30% one year after the date of grant, and the remainder will vest two years from the date of grant.  We entered into a new employment agreement with Dr. Toledo effective April 1, 2005, providing for a base salary of $10,000 per month (subject to adjustment based on our financial situation and performance).  On March 15, 2005, we granted Dr. Toledo options to purchase an additional 150,000 shares of common stock at an exercise price of $0.11 per share.  This option vested with respect to 30% of the shares on the date of grant; an additional 30% will vest one year after the date of grant, and the remainder will vest on two years from the date of grant.

In December 2001, we hired Victor Ivashin to serve as our Chief Technical Officer for Hardware and Software.  Dr. Ivashin received a starting salary of $8,500 per year, and was granted an option to purchase an aggregate of 75,000 shares of our common stock with an exercise price equal to the fair market value of the stock on the date of grant.  Dr. Ivashin's employment was terminated on February 1, 2005, and his status changed to advisor. On August 29, 2005, we entered into an Executive Consulting Agreement with Dr. David Winter.  Pursuant to the agreement, Dr. Winter will serve as our President.  In that capacity, he will oversee our platelet and organ development programs and supervise negotiations with potential alliance partners.  In consideration of these services, Dr. Winter will receive a monthly retainer of $3,000.  He will also receive options to purchase 96,000 shares of our common stock, at an exercise price of $0.73 per share. The options will vest over a 12- month period, at the rate of 8,000 shares per month.  During the term of the Agreement, Dr. Winter will also be eligible to receive a performance bonus in the maximum amount of 100,000 shares of our common stock, upon reaching certain performance targets established by our Board of Directors.  Either party may terminate the agreement prior to the end of the term with 30 days prior written notice.

Limitation of Liability and Indemnification

Our Articles of Incorporation and By-laws provide for indemnification of our officers and directors to the fullest extent permissible under California law. Additionally, we have entered into indemnification agreements with each of our officers and Directors, and therefore purchasers of these securities may have a more limited right of action than they would have except for this limitation in the Articles of Incorporation and By-laws.  These agreements provide, in general, that we shall indemnify and hold harmless such directors and officers to the fullest extent permitted by law against any judgments, fines, amounts paid in settlement, and expenses, including attorneys' fees and disbursements, incurred in connection with, or in any way arising out of, any claim, action or proceeding against, or affecting, such directors and officers resulting from, relating to or in any way arising out of, the service of such persons as our directors and officers.

We have directors' and officers' liability insurance to defend and indemnify directors and officers who are subject to claims made against them for their actions and omissions as directors and officers.

To the extent provisions of our articles of incorporation provide for indemnification of directors for liabilities arising under the Securities Act of 1933 or the Securities Exchange Act of 1934, those provisions are, in the opinion of the Securities and Exchange Commission, against public policy and therefore are unenforceable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following describes transactions, in addition to the employment and consulting agreements described above, to which we were or are a party and in which any of our directors, officers, or significant stockholders, or members of the immediate family of any of the foregoing persons, had or has a direct or indirect material interest.

We purchased the patents for a disposable vaginal disease test product titled Phemtest from Paul Okimoto, an officer and director, on September 1, 1998.  The patent "VAGINAL TESTING APPLICATOR AND METHOD", Patent Number 4,784,158, was issued November 15, 1988, and the patent "BODY CAVITY SPECIMEN COLLECTING AND TESTING APPARATUS", Patent Number 4,945,921, was issued August 7, 1990.  Pursuant to the purchase agreement for the patents, we paid $1,375 to the law firm of Flehr, Hohbach, Test and Herbert as a patent maintenance fee to assure that the patents would remain in force.  We also agreed to pay Mr. Okimoto a royalty payment of 5% of gross sales of Phemtest for the next five years.  The first $16,000 in royalty payments are to be paid to a law firm to be designated by Mr. Okimoto, the next $75,000 in royalties are to be paid to Mr. Okimoto in shares of our common stock, valued at $2.00 per share, and the remaining royalties to be paid to Mr. Okimoto, if any, are to be paid in cash.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 15, 2006, by each person or group of affiliated persons who we know beneficially owned 5% or more of our common stock, each of our directors, and all of our directors and executive officers as a group.  All of the share numbers are calculated to include the effect of a one to four stock split, effective July 21, 1998.  Unless set forth to the contrary below, the address for all persons is c/o Human BioSystems, 1127 Harker Avenue, Palo Alto, CA 94301.

Unless otherwise indicated in the footnotes to the table, the following individuals have sole vesting and sole investment control with respect to the shares they beneficially own.  The amount of shares owned by each shareholder in the following table was calculated pursuant to Rule 13d-3(d) of the Exchange Act.  Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by each other person listed.  The total number of outstanding shares of common stock at March 15, 2006, was 68,117,537.

Name and Address of

             Number of Shares Owned             Percent of Shares

Principal Shareholders

                 Outstanding

-----------------------

                --------------------------                  --------------------

Harry Masuda

 2,993,089 (1)

4.38%

YN Faarkaghyn Shiaght Lorne;

House Trust Limited

669 35th Street

Richmond, CA 94805

    877,500 (2)

 1.29%

Paul Okimoto

669 35th Street

Richmond, CA  94805

 1,809,699 (3)

2.65%

Dr. David Winter

    124,000 (4)

    *

Larry McCleary

418 Alpine Drive

Incline Valley, NV 89451

 5,308,228 (5)

7.79%

Meiswinkel Investment Group, L.P.

2060 Newcomb Avenue

San Francisco, CA 94124

 6,843,452

10.05%

Langley Park Investments, PLC

One Great Cumberland Place

6th Floor

London, England W1H7AL

 7,000,000

10.28%

All Officers and Directors as

a Group (six persons)

                 11,569,108 (1), (2), (3), (4), (5) (6)   16.8%

____________________________________

(1) Includes options to purchase 200,000 shares of common stock exercisable within 60 days of March 15, 2006.

(2) Paul Okimoto, an officer and director of the Company, acted as Trustee in receiving and forwarding an aggregate of 877,500 shares to YN Faarkaghyn Shiaght Lorne House Trust Limited, for the benefit of Mark Tameichi Okimoto, Michael Akira Okimoto, Eric Yoshiro Okimoto, Daryl Takashi Okimoto, Mary T.  Hernandez and Betty Yamaguchi. The permanent Trustee is Ronald Buchanan of Lorne House Management Ltd.  Mr. Okimoto expressly disclaims beneficial ownership of said shares.

(3) Includes options to purchase 110,000 shares of common stock exercisable within 60 days of March 15, 2006.

(4) Includes options to purchase 94,000 shares of common stock exercisable within 60 days of March 15, 2006.

(5) Includes options and warrants to purchase 45,000 shares of common stock exercisable within 60 days of March 15, 2006.

(6) Includes option to purchase 305,000 shares of common stock exercisable within 60 days of March 15, 2006.

As indicated in the table above, our executive officers and directors beneficially own, in the aggregate, 16.8% of our outstanding common stock. As a result these shareholders may, as a practical matter, be able to influence all matters requiring shareholder approval including the election of directors, merger or consolidation and the sale of all or substantially all of our assets. This concentration of ownership may delay, deter or prevent acts that would result in a change of control, which in turn could reduce the market price of our common stock.

SELLING SHAREHOLDERS

The selling shareholders may offer an aggregate of 10,500,000 shares of common stock for resale.  The shares are being offered for the account of the shareholders described below and their donees or pledges.  This information was supplied to us by the selling shareholders named in the table and may change from time to time. We have not sought to verify the information contained in the table.  Because the selling shareholders may offer all or some portion of these securities pursuant to this prospectus, and because we are not currently aware of any agreements, arrangements or understandings with respect to the sale of these securities, we cannot predict the number of shares that will be held by the selling shareholders upon termination of this offering.  In addition, some of the selling shareholders may have sold, transferred or otherwise disposed of all or a portion of their securities since the date on which they provided the information about themselves and the securities they were selling in transactions exempt from the registration requirements of the Securities Act.

The following table contains information concerning the selling shareholders, including:

-

the number of shares owned by the selling shareholders prior to the offering;

-

the number of shares offered by the selling shareholders; and

-

the number of shares and percentage of common stock beneficially owned after the offering.

The selling shareholders obtained their common stock as a result of the Exchange Offer that we conducted in 2005.  We commenced the Exchange Offer in July 2005 to exchange one share of our common stock  for each share of Reg S Stock outstanding before or upon the Record Date when the Reg S Stock is no longer tradable. The Exchange Offer covered 10,000,000 shares of our common stock, and was intended to reduce potential liability for the unauthorized issuances.  The Offer was scheduled to expire on December 29, 2005.  However, on January 11, 2006, we extended the Offer deadline to January 31, 2006, due to delays encountered in the early confusion regarding procedures and subsequent changes to those procedures.  To date, holders of an aggregate of 9,873,642 shares of the Reg S stock have forwarded certificates and required documents, leaving an aggregate of 126,358 shares outstanding.

We have no knowledge of the intentions of any selling shareholder to actually sell any of the securities listed under “Total Number of Shares Being Offered.”  There are no material relationships between any of the selling shareholders and us other than as disclosed below.  Unless otherwise disclosed in the footnotes to the table below, no selling shareholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates and owns less than 5% of our outstanding common stock.

Each selling shareholder listed below may, under this prospectus, from time to time offer and sell the number of shares of common stock listed below opposite its name.  Prior to any use of this prospectus in connection with an offering of these securities by a beneficial owner not listed as a selling shareholder below or its transferee, pledgee, donee or other successor, this prospectus will be supplemented to set forth the name and information with respect to that person.

SELLING SHAREHOLDERS

---------------------------------------------------------------------------------------------------------------------------------

                                         Beneficial Ownership of            Number of                        Beneficial Ownership

                                         Common Shares Prior to            Shares to be                    of Common Shares

                                         the Offering                                 Sold Under                       After the Offering

This Prospectus

--------------------------------------------------------------------------------------------------------------------------------

Selling Shareholder           Number of    Percent of

Number of         Percent of

                                             Shares            Class

   Shares                 Class

AAB Steuerberatung-	4,000	*	4,000	0	0
Aigner, Roland	4,000	*	4,000	0	0
Albrecht, Rainer	2,000	*	2,000	0	0
Albrecht, Wiebke	5,000	*	5,000	0	0
Apotheke, Engel	10,933	*	10,933	0	0
Auer, Franz-Heinz	10,000	*	10,000	0	0
Auer, Markus	1,000	*	1,000	0	0
Auriu, Wolfgang & Sybille	70,000	*	70,000	0	0
Baessler, Marko	12,120	*	12,120	0	0
Bahner, Bernd	70,000	*	70,000	0	0
Balogh, Arthur & Henriette	5,000	*	5,000	0	0
Balzer, Peter	1,000	*	1,000	0	0
Balzer, Peter	1,300	*	1,300	0	0
Bartel, Max	4,999	*	4,999	0	0
Barton, Axel	13,000	*	13,000	0	0
Baumann, Jurgen	9,000	*	9,000	0	0
Baumeister, Michael	3,000	*	3,000	0	0
Becker, Eric	2,000	*	2,000	0	0
Becker, Harald	5,000	*	5,000	0	0
Becker, Thomas	10,000	*	10,000	0	0
Beer, Detlef	4,000	*	4,000	0	0
Behm, Deter & Ingrid	4,000	*	4,000	0	0
Behrendt, Gisela & Siegfried	1,000	*	1,000	0	0
Behrens, Frank	8,000	*	8,000	0	0
Behrens, Karsten	15,000	*	15,000	0	0
Behrens,Karsten/ Laguana	18,754	*	18,754	0	0
Behring, Joerg	100	*	100	0	0
Bergmaier, Manfred	12,000	*	12,000	0	0
Bergmann, Joerg	10,000	*	10,000	0	0
Bermetz, Walter	11,200	*	11,200	0	0
Bermetz, Walter	21,700	*	21,700	0	0
Berndt, Hartmut	4,000	*	4,000	0	0
Bernhardt, Andreas	25,000	*	25,000	0	0

Berroth, Horst Dieter	96,490	*	96,490	0	0
Berroth-Rossle, Christine	242,402	*	242,402	0	0
Berroth, Horst Dieter	239,775	*	239,775	0	0
Bethke, Monfred	5,000	*	5,000	0	0
Bettin, Thomas & Gisela	5,000	*	5,000	0	0
Betzler, Andreas	1,000	*	1,000	0	0
Beuthe, Helmut Guenter	7,100	*	7,100	0	0
Biederstadt, Jens	1,700	*	1,700	0	0
Bielefeld, Claus Dieter	400	*	400	0	0
Bieniek, Rafael	700	*	700	0	0
Bieregger, Wolfgang	30,000	*	30,000	0	0
Biermann, Lutz	8,000	*	8,000	0	0
Biermeier, Elisabeth	5,000	*	5,000	0	0
Bischof, Stefan	5,000	*	5,000	0	0
Bittner, Karl-Heinz	1,000	*	1,000	0	0
Blaese, Lothar & Karin	10,000	*	10,000	0	0
Blaetter, Juergen	6,000	*	6,000	0	0
Blueml, Horst	10,000	*	10,000	0	0
Blume Manfred	7,000	*	7,000	0	0
Blume Manfred	25,001	*	25,001	0	0
Bockelen, Clemens	50	*	50	0	0
Bocker, Stephanie	100	*	100	0	0
Bockmann, Manfred	2,000	*	2,000	0	0
Boeck, Roland	34,050	*	34,050	0	0
Boedigheimer, Hermann	10,000	*	10,000	0	0
Boehme, Hartmut	1,500	*	1,500	0	0
Boehr, Heiner & Liselotte	500	*	500	0	0
Boge, Udo	15,000	*	15,000	0	0
Bohnacker, Anneliese	4,000	*	4,000	0	0
Bollig, Alfons	8,600	*	8,600	0	0
Bolon International NV	5,000	*	5,000	0	0
Bork, Fritz	2,000	*	2,000	0	0
Boser, Jurgen	2,500	*	2,500	0	0
Boysen, Carl Hermann	49,687	*	49,687	0	0
Brand, Helmut	128,400	*	128,400	0	0

Brand, Martin & Michaelis	5,680	*	5,680	0	0
Brandmeier, Irene	30,000	*	30,000	0	0
Brandt, Dirk	5,000	*	5,000	0	0
Brandt, Enrico	550	*	550	0	0
Braun, Andreas	10,000	*	10,000	0	0
Braun, Rainer	25,000	*	25,000	0	0
Braun, Rainer	10,000	*	10,000	0	0
Braun, Wilfried	40,000	*	40,000	0	0
Breig, Erwin	22,570	*	22,570	0	0
Breig, Erwin	25,500	*	25,500	0	0
Breitkopf, Michael	3,000	*	3,000	0	0
Brinkmann,Manfred	5,300	*	5,300	0	0
Brochwitz, Ulrich	7,000	*	7,000	0	0
Bruggemann, Udo	5,000	*	5,000	0	0
Brusseler, Peter	400	*	400	0	0
Buehler, Klaus	52,500	*	52,500	0	0
Buehler, Klaus	38,400	*	38,400	0	0
Bueltmann, Ralph	5,000	*	5,000	0	0
Buettner, Daniel	1,000	*	1,000	0	0
Buhl, Juergen	27,000	*	27,000	0	0
Buntig, Stefan	2,000	*	2,000	0	0
Burdajewicz, Hans-Juerg	2,000	*	2,000	0	0
Burde, Hans- & Marika	30,000	*	30,000	0	0
Busch, Michael	100,000	*	100,000	0	0
Clausen, Karsten	10,000	*	10,000	0	0
Corporate Consult Mgt Sv	52,625	*	52,625	0	0
Croon, Manfred	5,000	*	5,000	0	0
Dachs, Josef	10,000	*	10,000	0	0
Dautzenberg, Hans-Joachi	100	*	100	0	0
Denker, Juergen	4,500	*	4,500	0	0
Denter, Bernhard	70,000	*	70,000	0	0
DexiaBank Luxembourg	20,000	*	20,000	0	0
Diederich, Uwe	120,001	*	120,001	0	0
Dietrich, Claudia	500	*	500	0	0
Dietrich-Merten, Michael	1,000	*	1,000	0	0
Dobusch, Mario	8,000	*	8,000	0	0
Doil, Jurgen	2,000	*	2,000	0	0
Dorr, Walter	10,000	*	10,000	0	0
Dreher, Lothar	8,000	*	8,000	0	0
Drews, Ingrid	2,500	*	2,500	0	0
Drost, Stephan	50,000	*	50,000	0	0

Dunkel, Martin	2,000	*	2,000	0	0
Egler,Manfred	250,000	*	250,000	0	0
Eikel, Oliver	12,000	*	12,000	0	0
Emminger, Ralf	14,000	*	14,000	0	0
Engelbert, Gebele	4,000	*	4,000	0	0
Ernst, Michael	200	*	200	0	0
Eschenbacher & Duereth	32,500	*	32,500	0	0
Eschenbacher, Klaus	45,000	*	45,000	0	0
Evertz, Lothar & maria	10,000	*	10,000	0	0
Fahl, Axel	6,010	*	6,010	0	0
Fahl, Klemens & Emilie	100	*	100	0	0
Falkenberg, Juergen & Re	2,170	*	2,170	0	0
Fehrmann, Jens	17,200	*	17,200	0	0
Feykes, Daniel	100	*	100	0	0
Fischer, Anna	4,000	*	4,000	0	0
Fischer, Uwe	2,000	*	2,000	0	0
Fricke, Burkhard	3,500	*	3,500	0	0
Fritzsche, Christian	2,000	*	2,000	0	0
Fruck, Sigismund	10,000	*	10,000	0	0
Fuchs, Josef	12,000	*	12,000	0	0
Fuhr, Roland	5,500	*	5,500	0	0
Gabriel, Heinz-Juergen	2,500	*	2,500	0	0
Galys, Eckhard	7,000	*	7,000	0	0
Gansen, Hans-Joachim	1,000	*	1,000	0	0
Garbrecht, Uwe	1,000	*	1,000	0	0
Gartner,Markus	8,000	*	8,000	0	0
Gedlich, Arno	12,500	*	12,500	0	0
Gehring, Kord & Brigitte	7,530	*	7,530	0	0
Gensheimer, Michael	9,200	*	9,200	0	0
Geobel, Gunther	1,200	*	1,200	0	0
Gerlach, Winfried	17,300	*	17,300	0	0
Giebler, Ingrid	6,000	*	6,000	0	0
Gillitz, Florian	5,000	*	5,000	0	0
Glaser, Gero	1,200	*	1,200	0	0
Glatten, Gerd & Oliver	1,000	*	1,000	0	0
Glossner, Rainer Konrad	6,000	*	6,000	0	0
Goeschl, Peter	23,715	*	23,715	0	0

Graf, Sabine	10,250	*	10,250	0	0
Grafl, Brigitte	15,000	*	15,000	0	0
Grasmann, Werner	10,000	*	10,000	0	0
Grauer, Horst	10,000	*	10,000	0	0
Grenz, Dr. Roman	40,000	*	40,000	0	0
Groenhoff, Malte	12,630	*	12,630	0	0
Grossert, Harald	37,500	*	37,500	0	0
Gruener, Steffen	4,000	*	4,000	0	0
Guillemin, Christian	1,000	*	1,000	0	0
Haag, Werner	5,000	*	5,000	0	0
Haag, Werner	3,220	*	3,220	0	0
Haase, Ulrich	1,600	*	1,600	0	0
Habler, Johannes	650	*	650	0	0
Hackel, Steffan	3,500	*	3,500	0	0
Hacker, Henri	15,000	*	15,000	0	0
Hader, Andreas	4,000	*	4,000	0	0
Hall, Jurgen	22,101	*	22,101	0	0
Hansmann, Alfred	5,000	*	5,000	0	0
Hapke, Frank	2,000	*	2,000	0	0
Hartmann, Marianne	10,000	*	10,000	0	0
Haupt, Oliver	2,000	*	2,000	0	0
Hauptmann, Bernd	12,500	*	12,500	0	0
Hebestreit, Wilfried & Car	15,000	*	15,000	0	0
Heck, Jorg	12,500	*	12,500	0	0
Heils, Michael	400	*	400	0	0
Heine, Dorix	17,000	*	17,000	0	0
Heller, Rainer	8,745	*	8,745	0	0
Hemmler, Heinz	20,000	*	20,000	0	0
Henschel, Horst Volker	16,000	*	16,000	0	0
Herfuth, Saskia Sophia	4,000	*	4,000	0	0
Hertz, Dietman	15,000	*	15,000	0	0
Hertz, Ursula	8,500	*	8,500	0	0
Hinz, Burkard	4,984	*	4,984	0	0
Hirt, Oswald	25,000	*	25,000	0	0
Hoeck, Ulrich	100,000	*	100,000	0	0
Hoerhammer, Torsten	16,000	*	16,000	0	0
Hofacker, Jan Von	10,000	*	10,000	0	0
Hofeld, Horstwalde & Brig	10,001	*	10,001	0	0
Hoffmann, Helmut	3,150	*	3,150	0	0
Hoffmann, Udo	109,000	*	109,000	0	0
Hoffschulz, Jan	3,000	*	3,000	0	0
Hofmayer, Martin	2,000	*	2,000	0	0
Holger, Rubin	6,000	*	6,000	0	0

Holtkotter, Christian	18,000	*	18,000	0	0
Holzapfel, Alexander	5,000	*	5,000	0	0
Hopf, Stefan	4,500	*	4,500	0	0
Horauf, Manfred	4,000	*	4,000	0	0
Hubner, Tim	450	*	450	0	0
Huetterer, Lothar & Katarina	2,000	*	2,000	0	0
Illes, Revato	3500	*	3500	0	0
Jaeck, Stefan	5,000	*	5,000	0	0
Jandoo, Jennifer	8,000	*	8,000	0	0
Jung, Gunter Jurgen	8,822	*	8,822	0	0
Jung, Karl Heinz	3,000	*	3,000	0	0
Junker, Ortwin	3,900	*	3,900	0	0
Kaeppel, Edgar	2,000	*	2,000	0	0
Kaiser, Thomas	3,500	*	3,500	0	0
Kalpakidis, Ioannis	8,000	*	8,000	0	0
Kalvaitis, Zanas	1,746	*	1,746	0	0
Kastel, Birgit	2,700	*	2,700	0	0
Kasteleiner, Thomas	1,250	*	1,250	0	0
Kastner, Kurt & Lore	77,870	*	77,870	0	0
KBL Bank Luxembourg	28,000	*	28,000	0	0
Kedziora, Barbel & Withol	10,000	*	10,000	0	0
Kessel, Eckhart	20,000	*	20,000	0	0
Kiefer, Helena	1,800	*	1,800	0	0
Kinscher, Joachim	10,000	*	10,000	0	0
Kinshofer, Klaus	4,100	*	4,100	0	0
Kirstaetter, Karl	620	*	620	0	0
Klein, Horst	1,720	*	1,720	0	0
Klein, Stefan	2,800	*	2,800	0	0
Klein, Stefan	3,100	*	3,100	0	0
Klemm, Franz-Josef	1,300	*	1,300	0	0
Klingner, Norbert	2,000	*	2,000	0	0
Koch, Peter	12,850	*	12,850	0	0
Koeppe, Wolfgang,	1,000	*	1,000	0	0
Kohlemeier, Werner	500	*	500	0	0
Kohler, Holm	17,500	*	17,500	0	0
Kohler, Uwe	1,600	*	1,600	0	0
Kollmar, Karl Rud.	5,500	*	5,500	0	0
Konig, Ingo	5,000	*	5,000	0	0
Konrad, Klaus	10,000	*	10,000	0	0
Korber, Peter	5,000	*	5,000	0	0
Koschella, Horst	33,000	*	33,000	0	0
Kroppach, Olaf	1,000	*	1,000	0	0
Krotz, Raphael	4,000	*	4,000	0	0

Krumbach, Jochen	3,000	*	3,000	0	0
Krutt-Hunning, Norbert &	9,000	*	9,000	0	0
Kune, Juergen	7,000	*	7,000	0	0
Kurbanova, Olena	3,000	*	3,000	0	0
Kurth, Jorg	9,560	*	9,560	0	0
Laemermann, Michael	1,500	*	1,500	0	0
Lammcken, Marion	1,150	*	1,150	0	0
Langweige, Werner & Urs	10,000	*	10,000	0	0
Lattenkamp, Michael	15,000	*	15,000	0	0
Lawin, Matthias	2,977	*	2,977	0	0
Lehmeier, Wolfgang	12,000	*	12,000	0	0
Leistner, Reinhard	1,000	*	1,000	0	0
Lerchegger, Herbert	23,700	*	23,700	0	0
Lewicz, Norbert & Angelik	40,000	*	40,000	0	0
Linnemann, Helmut	15,000	*	15,000	0	0
Ljubisa, Lukic	4,100	*	4,100	0	0
Lohagen, Friedrich	10,000	*	10,000	0	0
Lohagen, Margarete	10,000	*	10,000	0	0
Lohmann, Andreas	12,000	*	12,000	0	0
Lucker-Corzillius, Dirk	3,000	*	3,000	0	0
Lucking, Gunther	10,000	*	10,000	0	0
Ludt, Norbert	4,500	*	4,500	0	0
Lueg, Volker	100,000	*	100,000	0	0
Luginsland, HansP & Ros	3,000	*	3,000	0	0
Lutz, Dworzak	1,785	*	1,785	0	0
Maas, Horst	23,000	*	23,000	0	0
Machura, Sonja	20,500	*	20,500	0	0
Mader, Martin	3,000	*	3,000	0	0
Mast, Horst	19,000	*	19,000	0	0
Matk, Harmut	6,400	*	6,400	0	0
Mauerer, Corinna	5,000	*	5,000	0	0
Maxus Holding	10,000	*	10,000	0	0
Mayer, Erwin	53,000	*	53,000	0	0
Mayer, Joerg & Gisela	6,413	*	6,413	0	0
Mayer, Richard	17,780	*	17,780	0	0
Mayr, Josef	500	*	500	0	0
Meisborn, Hans-Joachim	23,500	*	23,500	0	0
Meissner, Winfried	7,000	*	7,000	0	0
Meya, Nils	13,000	*	13,000	0	0

Meyer, Erwin	157,600	*	157,600	0	0
Meyer, Matthias	3,000	*	3,000	0	0
Meyer-Suter, Andreas	200	*	200	0	0
Moebus, Ralf	45,450	*	45,450	0	0
Mohr, Bernd	10,000	*	10,000	0	0
Morrone, Angelo	15,000	*	15,000	0	0
Morrone, Angelo	37,500	*	37,500	0	0
Mueller, Christian	100,000	*	100,000	0	0
Mueller, Christine	6,500	*	6,500	0	0
Mueller, Rolf	2,000	*	2,000	0	0
Mueller, Wolfgang/Regina	20,000	*	20,000	0	0
Mueller-Fassbender Christ	2,000	*	2,000	0	0
Muelot, Hans-Peter	25,000	*	25,000	0	0
Muffler, Christa & Dieter	16,000	*	16,000	0	0
Muller, Andreas	25000	*	25000	0	0
Muller, Brigitte	17,773	*	17,773	0	0
Mutte, Thomas	12,700	*	12,700	0	0
Nagel, Steffen	500	*	500	0	0
Neubert, Matthias	20,000	*	20,000	0	0
Nickel, Irmgard	65,000	*	65,000	0	0
Niemuth, Gerd & Sigrid	55,000	*	55,000	0	0
Niemuth, Gerd & Sigrid	39,000	*	39,000	0	0
Niemuth, Thomas	10,000	*	10,000	0	0
Niemuth, Thomas & Ulrike	60,443	*	60,443	0	0
Nieweg, Hendrik	1,000	*	1,000	0	0
Nolting, Ingrid	20,000	*	20,000	0	0
Oberst, Matthias & Ulrike	2,200	*	2,200	0	0
Odermann, Karl Heinz	15,000	*	15,000	0	0
Omaid-Qurashi, Abdul Raf	30,000	*	30,000	0	0
Opitz, Bernd & Ursula	3,000	*	3,000	0	0
OPM Investment Club	500	*	500	0	0
Ott, Peter	22,000	*	22,000	0	0
Otterbach, Helmut	5,700	*	5,700	0	0
Packmohr, Ina	5,000	*	5,000	0	0
Pasterk, Josef & Ingrid	5,000	*	5,000	0	0

Paula, Johann	850	*	850	0	0
Peter, Klaus Dieter & Mon	400	*	400	0	0
Pfeifer, Robert M.	1,000	*	1,000	0	0
Plack, Armin	2,000	*	2,000	0	0
Pohl, Matthias	1,041	*	1,041	0	0
Pohle, Gabriele	6,470	*	6,470	0	0
Poloczek,Wolfgang	6,900	*	6,900	0	0
Polschke, Steffen	9,500	*	9,500	0	0
Polster, Rigo	2,000	*	2,000	0	0
Poschmann, Knut	22,007	*	22,007	0	0
Praeger, Stephan	11,900	*	11,900	0	0
Prinz, Michael	1,000	*	1,000	0	0
Rabbat, Ghoufran	2,000	*	2,000	0	0
Raiffeisenlandesbank	6,400	*	6,400	0	0
Ran, Gerhard	5,000	*	5,000	0	0
Rappel, Rudolf Jun	20,000	*	20,000	0	0
Raue, Dieter	10,660	*	10,660	0	0
Reith, Frank	2,000	*	2,000	0	0
Rettenmeier, Annette	1,000	*	1,000	0	0
Reuschel, Horst	5,000	*	5,000	0	0
Reuss, Karl-Heinz	2,750	*	2,750	0	0
Riss, Bernhard	17,050	*	17,050	0	0
Rodler, Ludwig	84,000	*	84,000	0	0
Roehrig, Arnold	10,900	*	10,900	0	0
Roehrig, Arnold	11,945	*	11,945	0	0
Roesch, Markus	10,000	*	10,000	0	0
Rogantini, Giancarlo	50,000	*	50,000	0	0
Rohlfs, Juergen	5,000	*	5,000	0	0
Rosch, Josef	15,500	*	15,500	0	0
Roschegg, Tobias	500	*	500	0	0
Rossle, Hendrik	2,000	*	2,000	0	0
Rossle, Mareike	3,000	*	3,000	0	0
Rossle, Svenja	4,500	*	4,500	0	0
Rossom, Philip	4,000	*	4,000	0	0
Ruhle, Iris	29,000	*	29,000	0	0
Ruzicka, Juergen	10,000	*	10,000	0	0
Saar, Alban	4,000	*	4,000	0	0
Saenger, Andreas & Angel	2,000	*	2,000	0	0
Sannowitz, Frank	4,200	*	4,200	0	0
Sauml, Mario	3,600	*	3,600	0	0
Schade, Peter	2,000	*	2,000	0	0
Schaeffer, Erich	26,300	*	26,300	0	0
Schafer, Erich	30,000	*	30,000	0	0
Schaffer, Uwe	2,500	*	2,500	0	0
Schall, Ludwig Udo	2,000	*	2,000	0	0

Scheel, Ulrich	3,000	*	3,000	0	0
Scherer, Rudolf	1,000	*	1,000	0	0
Schermer, Gunter	10,000	*	10,000	0	0
Schetters, Jakob	12,000	*	12,000	0	0
Schieder, Peter	12,500	*	12,500	0	0
Schiller, Karin	1,200	*	1,200	0	0
Schilling, Matthias	4,381	*	4,381	0	0
Schlechter, Michael	625	*	625	0	0
Schliedermann, Elke	46,000	*	46,000	0	0
Schmalz, Mathias	2,000	*	2,000	0	0
Schmid, Ulrich	10,000	*	10,000	0	0
Schmidt, Hans	1,500	*	1,500	0	0
Schmidt, Karl Heinz	10,000	*	10,000	0	0
Schmidt, Wolfgang	10,000	*	10,000	0	0
Schmiedecke, Michael	3,040	*	3,040	0	0
Schmitt, Hans	23,000	*	23,000	0	0
Schmitt, Harald	400	*	400	0	0
Schnabel, Axel	500	*	500	0	0
Schneemann, Katja	10,000	*	10,000	0	0
Schneichel, Rainer	2,000	*	2,000	0	0
Schneichel, Rainer	6,000	*	6,000	0	0
Schneider, Heinz-Joachim	500	*	500	0	0
Schneider, Sabine	6,300	*	6,300	0	0
Schneider, Uwe	4,000	*	4,000	0	0
Schnodewind, Michael	7,500	*	7,500	0	0
Schule, Otto	29,600	*	29,600	0	0
Schulenburg, Mechtild von	55,000	*	55,000	0	0
Schultmayer, Josef	10,000	*	10,000	0	0
Schurmann, Wilma	160	*	160	0	0
Schwarte, Denis	9,250	*	9,250	0	0
Schwarte, Michael	36,694	*	36,694	0	0
Schwarz, Felix	14,000	*	14,000	0	0
Schwarz, Martin	4,000	*	4,000	0	0
Schwedemann, Cathrin	3,000	*	3,000	0	0
Schweizer, Dr. Folkart	772,700	1.10%	772,700	0	0
Schweizer, Franziska	17,600	*	17,600	0	0
Schwenke, Gerhard	5,000	*	5,000	0	0
Schwermer, Udo	12,000	*	12,000	0	0
Seelmann, Christian	200	*	200	0	0
Seufert, Joachim	5,000	*	5,000	0	0
Slatalla, Lothar	1,950	*	1,950	0	0
Smykalla, Heinz	6,600	*	6,600	0	0

Smyrek, Ines	12,500	*	12,500	0	0
Soder, Oliver	7,400	*	7,400	0	0
Speidel, Georg	340,000	*	340,000	0	0
Spief, Horst	10,000	*	10,000	0	0
Spiess, Horst	28,000	*	28,000	0	0
Sprachmann, Andreas	50	*	50	0	0
Stahl, Karl	4,800	*	4,800	0	0
Stahl, Karl	5,000	*	5,000	0	0
Stark, Michael	11,000	*	11,000	0	0
Stegman, Jorg	5,500	*	5,500	0	0
Stehle, Renate	400	*	400	0	0
Steinau, Jochen Schupper	10,000	*	10,000	0	0
Steinbach, Klaus-Dieter	5,000	*	5,000	0	0
Sternberg, Marcus	200	*	200	0	0
Stier, Rolf	49,680	*	49,680	0	0
Straupe, Frank	140,000	*	140,000	0	0
Straupe, Frank	250,000	*	250,000	0	0
Strauss, Harald	1,500	*	1,500	0	0
Strecker, Kristian	9,141	*	9,141	0	0
Strehmel, Detlef	20,000	*	20,000	0	0
Sudecum, Rainer	20,000	*	20,000	0	0
Sudehoff, Rudiger	2,501	*	2,501	0	0
Suetterlin, Hagen	4,000	*	4,000	0	0
Sussner, Wilfried	6,000	*	6,000	0	0
Szymanski, Franz	10,000	*	10,000	0	0
Telzer, Manfred & Barbara	740	*	740	0	0
Terra Home Management	15,000	*	15,000	0	0
Teubert, Herbert	6,000	*	6,000	0	0
Thiele, Wolfgang	4,000	*	4,000	0	0
Thomas, Rudy	5,000	*	5,000	0	0
Tiefel, Bernd	2,000	*	2,000	0	0
Top-Bautraeger GMBH	1,215,900	1.70%	1,215,900	0	0
Tornau, Eberhard	1,000	*	1,000	0	0
Trapper, Friedrich	87,500	*	87,500	0	0
Trentmann, Olaf & Kunigu	17,400	*	17,400	0	0
Uhlken, Bernd	3,000	*	3,000	0	0
Van Vormizeele, Jan Voet	600	*	600	0	0
Vial, Alexander Philipp	3,000	*	3,000	0	0

Vogel, Hans-Stephan	10,000	*	10,000	0	0
Vogel, Marcel	3,507	*	3,507	0	0
Voll, Helmut	5,000	*	5,000	0	0
Vollmer, Annette	60,000	*	60,000	0	0
Von Stromberg, Anne	10,000	*	10,000	0	0
Voskuhl, Renate	170,000	*	170,000	0	0
Wagener, Marcel	9,300	*	9,300	0	0
Wakulat, Thea	419	*	419	0	0
Waldmann, Christian & Ed	45,000	*	45,000	0	0
Walter, Helmut	10,000	*	10,000	0	0
Wasner, Ulrich	8,000	*	8,000	0	0
Wasser, Peter	3,000	*	3,000	0	0
Weber, Horst	7,800	*	7,800	0	0
Weber, Sonja	6,000	*	6,000	0	0
Weinberger, Erich	12,296	*	12,296	0	0
Weinmann, Anni	12,500	*	12,500	0	0
Welzenheimer, Conny	1,000	*	1,000	0	0
Wenzel, Hartmunt	14,212	*	14,212	0	0
Wenzel, Hartmunt	20,000	*	20,000	0	0
Werhan, Egon	10,000	*	10,000	0	0
Wieber, Wolfgang	85,000	*	85,000	0	0
Wiedmann, Bernd	15,000	*	15,000	0	0
Wieland, Hans-Peter	5,000	*	5,000	0	0
Wieslaw, Szweda	6,000	*	6,000	0	0
Wild, Ewald	59,070	*	59,070	0	0
Wilhelm, Frank	140,000	*	140,000	0	0
Wilhelm, Frank	2,800	*	2,800	0	0
Wilhelm, Frank	37,900	*	37,900	0	0
Winzker,Curt	25,001	*	25,001	0	0
Wipfler, Adolf	5,000	*	5,000	0	0
Wolber, Michael	920	*	920	0	0
Wyborny, Ralf	1,500	*	1,500	0	0
Wyschka, Holger	1,000	*	1,000	0	0
Yaghur, Nagihan	10,000	*	10,000	0	0
Zeller, Roland	19,300	*	19,300	0	0
Zeuner, Stefan	1,000	*	1,000	0	0
Ziebarth, Markus	7,000	*	7,000	0	0
Ziecke, Jan-Henrik	3,500	*	3,500	0	0
Ziegler, Dr. Bernhard	1,000	*	1,000	0	0
Zitzelsberger, Josef & Elis	8,800	*	8,800	0	0
Zosel, Thomas	1,000	*	1,000	0	0

zum Felde, Jursen	5,000	*	5,000	0	0
Zumpf, Elke & Peter	2,530	*	2,530	0	0
Zybon, Ralf	500	*	500	0	0

DESCRIPTION OF CAPITAL STOCK

The descriptions in this section and in other sections of this prospectus of our securities and various provisions of our articles of incorporation and our bylaws are descriptions of the material terms of our securities.  Our articles of incorporation and bylaws have been filed with the Securities and Exchange Commission as exhibits to this registration statement of which this prospectus forms a part.

Common Stock. Our authorized capital stock includes 145,000,000 shares of common stock, no par value per share. The holders of common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution or winding up of the affairs of the Company; (iii) do not have preemptive subscription or conversion rights and there are no redemption rights applicable thereto; and (iv) are entitled to cumulative voting on all matters which shareholders may vote on at all meetings of shareholders.  The holders of shares of our common stock have cumulative voting rights pursuant to the California General Corporation Law. Upon the effective election of cumulative voting by any shareholder, each shareholder entitled to vote at any election of directors may cumulate such shareholder votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder sees fit.

To date, we have not paid or declared any dividends and we have no intention of declaring or paying any dividends in the foreseeable future. If we decide to pay dividends, that decision will be made by our Board of Directors, which will likely consider, among other things, our earnings, our capital requirements and our financial condition, as well as other relevant factors.

Preferred Stock.  Our authorized capital stock also includes 5,000,000 shares of preferred stock.  Our board of directors has the authority to determine the rights, preferences and privileges of any series or class of preferred stock. At this time, we have no shares of preferred stock issued and outstanding, and we have no plans to issue any preferred stock at this time.

Transfer Agent and Registrar

We have engaged the services of First American Stock Transfer as our transfer agent and registrar.

SHARES ELIGIBLE FOR FUTURE SALE

On December 31, 2005, 64,196,100 shares of our common stock were outstanding, and 2,134,000 shares of common stock were subject to outstanding warrants and options granted under our Stock Option Plans and otherwise.  Of the outstanding shares, 50,692,902 shares of common stock are immediately eligible for sale in the public market without restriction or further registration under the Securities Act unless purchased by or issued to any "affiliate" of ours, as that term is defined in Rule 144 promulgated under the Securities Act.  All other outstanding shares of our common stock are "restricted securities" as such term is defined under Rule 144, in that such shares were issued in private transactions not involving a public offering and may not be sold in the absence of registration other than in accordance with Rules 144, 144(k) or 701 promulgated under the Securities Act or another exemption from registration.

In general, under Rule 144 as currently in effect, a person, including an affiliate, who has beneficially owned shares for at least one year is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed one percent of the then outstanding shares of our common stock, subject to various restrictions.  In addition, a person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell those shares under Rule 144(k) without regard to the requirements described above.  To the extent that shares were acquired from an affiliate, such person's holding period for the purpose of effecting a sale under Rule 144 commences on the date of transfer from the affiliate.

There has been very limited trading volume in our common stock to date. Sales of substantial amounts of our common stock under Rule 144, this prospectus or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through the future sale of our securities.

PLAN OF DISTRIBUTION

The purpose of this prospectus is to permit the selling shareholders to offer and sell up to an aggregate of 10,500,000 shares at such times and at such places as they choose.  The decision to sell any shares is within the sole discretion of the holder thereof.

The distribution of the common stock by a selling shareholder may be effected from time to time in one or more transactions.  Any of the common stock my be offered for sale, from time to time, by a selling shareholder, or by permitted transferees or successors of the selling shareholder, on the NASD OTC Bulletin Board, or otherwise,  at prices and on terms then obtainable, at fixed prices, at prices then prevailing at the time of sale, at prices related to such prevailing prices, or in negotiated transactions at negotiated prices or otherwise.  The common stock may be sold by one or more of the following:

-

On the NASD OTC Bulletin Board or any other national common stock exchange or automated quotation system on which out common stock is traded, which may involve transactions solely between a broker-dealer and its customers which are not traded across an open market and block trades.

-

Through one or more dealers or agents (which may include one or more underwriters), including, but not limited to:

o

Block trades in which the broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

o

Purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

o

Ordinary brokerage transactions.

o

Transactions in which the broker solicits purchasers

-

Directly to one or more purchasers.

-

A combination of these methods.

The names of any underwriters or agents involved in the sale of the common stock will be set forth in a prospectus supplement.

In connection with the distribution of the common stock or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker- dealers or other financial institutions may engage in short sales of shares in the course of hedging the positions they assume with the selling shareholder. A selling shareholder may also sell shares short and redeliver the shares to close out such short positions. A selling shareholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the common stock, which shares such broker-dealers or financial institutions may resell pursuant to this prospectus, as supplemented or amended to reflect that transaction. A selling shareholder may also pledge the common stock registered hereunder to a broker-dealer or other financial institution and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus, as supplemented or amended to reflect such transaction. In addition, any common stock covered by this prospectus that qualifies for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling shareholders or their underwriters, dealers or agents may sell the common stock to or through underwriters, dealers or agents, and such underwriters, dealers or agents may receive compensation in the form of discounts or concessions allowed or reallowed. Underwriters, dealers, brokers or other agents engaged by the selling shareholders may arrange for other such persons to participate. Any fixed public offering price and any discounts and concessions may be changed from time to time. Underwriters, dealers and agents who participate in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them or any profit on the resale of shares by them may be deemed to be underwriting discounts and commissions thereunder. The proposed amounts of the common stock, if any, to be purchased by underwriters and the compensation, if any, of underwriters, dealers or agents will be set forth in a prospectus supplement.

Unless granted an exemption by the Commission from Rule Regulation M under the Exchange Act, or unless otherwise permitted under Regulation M, a selling stockholder will not engage in any stabilization activity in connection with the Company's common stock, will furnish each broker or dealer engaged by a selling shareholder and each other participating broker or dealer the number of copies of this prospectus required by such broker or dealer, and will not bid for or purchase any common stock of the Company or attempt to induce any person to purchase any of the common stock other than as permitted under the Exchange Act.

We will not receive any proceeds from the sale of these shares of common stock offered by the selling shareholders. We shall use our best efforts to prepare and file with the Commission such amendments and supplements to the registration statement and this prospectus as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the common stock covered by the registration statement for the period required to effect the distribution of such common stock.

We are paying certain expenses (other than commissions and discounts of underwriters, dealers or agents) incidental to the offering and sale of the common stock to the public, which are estimated to be approximately $20,000. If we are required to update this prospectus during such period, we may incur additional expenses in excess of the amount estimated above.

In order to comply with certain state securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the shares of common stock may not be sold unless they have been registered or qualify for sale in such state or an exemption from registration or qualification is available and is complied with.

LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Silicon Valley Law Group, San Jose, California.

EXPERTS

The financial statements at December 31, 2005, and for the two years then ended, included in this prospectus have been audited by L.L. Bradford & Company, LLC, independent certified public accountants, to the extent and for the periods set forth in their report, which contains an explanatory paragraph regarding our ability to continue as a going concern, appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2.  This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Some information is omitted, and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract, agreement or other document of ours, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. You may review a copy of the registration statement, including exhibits, at the Securities and Exchange Commission's public reference room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois  60661.

The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

We will also file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any reports, statements or other information on file at the public reference rooms.  You can also request copies of these documents, for a copying fee, by writing to the Securities and Exchange Commission.

Our Securities and Exchange Commission filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

You should rely only on the information provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information.  We are not making an offer to sell, nor soliciting an offer to buy, these securities in any jurisdiction where that would not be permitted or legal.  Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or our affairs have not changed since the date hereof.

56

INDEX TO FINANCIAL STATEMENTS

Condensed Balance Sheet (Unaudited) as of March 31, 2006……………………......................…F-1

Condensed Statements of Operations (Unaudited) for the three months ended March 31, 2006 and

2005 and the period from February 26, 1998 (Inception) through March 31, 2006...............................................................................................................................................F-2

Condensed Statement of Stockholders' Deficit (Unaudited) for the three months ended March 31, 2006...............................................................................................................................................F-3

Condensed Statements of Cash Flows (Unaudited) for the three months ended March 31, 2006 and 2005 and the period from February 26, 1998 (Inception) through March 31, 2006...............................................................................................................................................F-4

Notes to Condensed Financial Statements (Unaudited)……………………........................…….....F-5-10

Report of Independent Registered Public Accounting Firm................................................................F-12

Balance Sheet as of December 31, 2005..........................................................................................F-13

Statements of Operations for the years ended December 31, 2005 and 2004 and the period from

February 26, 1998 (Inception) through December 31, 2005………..........................................……F-14

Statement of Stockholders' Deficit for the years ended December 31, 2005 and 2004 and the period from February 26, 1998 (Inception) through December 31, 2005......................................................F-15

Statements of Cash Flows for the years ended December 31, 2005 and 2004 and the period from

February 26, 1998 (Inception) through December 31, 2005…………..........................................…F-16

Notes to Financial Statements...........................................................................................................F-17-31

(See accompanying notes to the financial statements.)

HUMAN BIOSYSTEMS
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended March 31, 2006	Three months ended March 31, 2005	February 26, 1998 (Inception) Through March 31, 2006
Revenue	$ -	$ -	$ -
Operating expenses			
General and administrative			
Stock based compensation	21,900	32,600	4,242,100
Public relations	327,100	-	4,407,300
Other general and administrative expenses	291,100	260,900	6,927,400
Total general and administrative	640,100	293,500	15,576,800
Research and development	42,000	43,900	2,153,700
Sales and marketing	-	25,400	820,800
Total operating expenses	682,100	362,800	18,551,300
Loss from operations	(682,100)	(362,800)	(18,551,300)
Other income (expense)			
Loan fees	-	-	(750,000)
Bad debt related to other receivable	-	-	(502,300)
Loss on investment in marketable securities	-	-	(762,600)
Forgiveness of debt	6,600	-	104,100
Interest income	-	-	2,700
Interest expense	(2,100)	-	(676,100)
Loss before provision for income taxes	(677,600)	(362,800)	(21,135,500)
Provision for income taxes	-	800	7,200
Net loss	(677,600)	(363,600)	(21,142,700)
Other comprehensive income (loss), net of tax			
Unrealized gain (loss) on investment in marketable securities	(3,200)	400	(33,600)
Total comprehensive loss	$ (680,800)	$ (363,200)	$ (21,176,300)
Basic and diluted loss per common share	$ (0.01)	$ (0.01)	$ (0.94)
Basic and diluted weighted average common shares outstanding	67,364,626	53,586,400	22,487,720

(See accompanying notes to the financial statements.)

HUMAN BIOSYSTEMS
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENT OF STOCKHOLDERS' DEFICIT

		Common Stock		Investment in Marketable Securities Investments PLC	Accumulated Other Comprehensive Loss	Accumulated Deficit During Development Stage	Total Stockholders' Deficit
		Shares	Amount				
Balance December 31, 2005		66,410,000	$ 19,718,800	$ (58,400)	$ (30,400)	$ (20,465,100)	$ (835,100)
Issuance of common stock for cash (net of offering costs of $ 69,400), weighted average price of	$0.14	354,800	50,000	-	-	-	50,000
Issuance of common stock for cash related to Investment Agreement weighted average price of	$0.30	745,000	222,300	-	-	-	222,300
Issuance of common stock for services, weighted average price of	$0.37	797,300	298,100	-	-	-	298,100
Issuance of common stock in satisfaction of accounts payable, weighted average price of	$0.35	45,000	15,800	-	-	-	15,800
Issuance of common stock in satisfaction of public relations payables	$0.64	226,800	144,200	-	-	-	144,200
Conversion feature recorded as discount on note payable		-	75,000	-	-	-	75,000
Stock based compensation related to granting of options		-	21,900	-	-	-	21,900
Comprehensive loss, net of tax							
Net loss		-	-	-	-	(677,600)	(677,600)
Unrealized loss on investment in marketable securities		-	-	1,600	(3,200)	-	(1,600)
Total comprehensive loss		-	-	-	-	-	(679,200)
Balance on March 31, 2006 (Unaudited)		68,578,900	$ 20,546,100	$ (56,800)	$ (33,600)	$ (21,142,700)	$ (687,000)

(See accompanying notes to the financial statements.)

	Three months ended March 31, 2006	Three months ended March 31, 2005	February 26, 1998 (Inception) Through March 31, 2006
Cash flows from operating activities:			
Net loss	$ (677,600)	$ (363,600)	$ (21,142,700)
Adjustments to reconcile net loss to net			
Cash used by operating activities:			
Stock based compensation	21,900	32,600	4,242,100
Public relations - paid or to be paid in common stock	298,100	-	4,378,300
Depreciation	700	200	12,300
Deemed interest expense	-	-	92,800
Interest expense paid in common stock	-	-	487,800
Amortization of discount and loan fees on notes payable	1,000	-	775,800
Loss on investment in marketable securities	-	-	762,600
Bad debt related to other receivables	-	-	502,300
Changes in operating assets and liabilities:			
Change in prepaid expenses	(5,600)	(200)	(28,300)
Change in other assets	(3,700)	-	(3,700)
Change in accounts payable	23,100	(29,800)	300,100
Change in accrued liabilities	9,500	-	184,100
Change in other liabilities	125,000	28,900	351,100
Net cash used by operating activities	(207,600)	(331,900)	(9,085,400)
Cash flows from investing activities:			
Purchase of fixed assets	-	-	(20,800)
Net cash used by investing activities	-	-	(20,800)
Cash flows from financing activities:			
Change in due to stockholders	(4,500)	(57,300)	1,023,500
Proceeds from issuance of common stock	272,300	263,300	8,063,000
Proceeds from borrowing on notes payable	75,000	-	398,100
Principal payments on notes payable	-	-	(97,400)
Principal payments on note payable for D&O	(21,100)	-	(33,800)
Principal payments on stock subject to rescission	-	-	(41,500)
Change in other receivables	-	-	(50,000)
Net cash provided by financing activities	321,700	206,000	9,261,900
Net increase (decrease) in cash	114,100	(125,900)	155,700
Cash, beginning of period	41,600	278,700	-
Cash, end of period	$ 155,700	$ 152,800	$ 155,700
Supplemental disclosure of cash flow information:			
Cash paid for income taxes	$ -	$ -	$ 6,400
Cash paid for interest	$ -	$ -	$ 12,900
Schedule of non-cash financing activities:			
Issuance of common stock in satisfaction of accounts payable (excluding interest of $26,600)	$ 15,800	$ 48,600	$ 64,400
Issuance of common stock in satisfaction of accrued liabilities (excluding interest of $20,000)	$ -	$ 36,700	$ 36,700
Issuance of common stock to employees of Russian Branch for accrued liabilities (excluding services of $28,500)	$ -	$ 30,400	$ 30,400
Issuance of common stock in satisfaction of due to stockholders (excluding interest of $318,700)	$ -	$ 594,400	$ 594,400
Issuance of common stock in satisfaction of accrued bonus shares payable	$ 144,200	$ -	$ 144,200
Conversion feature recorded as discount on note payable	$ 75,000	$ -	$ 75,000

(See accompanying notes to the financial statements.)

HUMAN BIOSYSTEMS

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

 (UNAUDITED)

1. BASIS OF PRESENTATION

Human BioSystems (hereinafter referred to as the "Company") is a development stage company incorporated on February 26, 1998 under the laws of the State of California. The business purpose of the Company is to develop the technology for preservation of certain biologic material, including platelets (a blood component), red blood cells, heart valves, tissue and organs. The Company is in the eighth year of its research and development activities. The Company's goal is to develop the technology to extend and maintain functionality of these materials for much longer periods of time than is currently possible.

The accompanying unaudited condensed financial statements have been prepared in accordance with Securities and Exchange Commission requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The financial statements should be read in conjunction with the Company's Form 10-KSB for the year ended December 31, 2005.

The interim financial statements present the condensed balance sheet, statements of operations, stockholders' deficit and cash flows of Human BioSystems. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The interim financial information is unaudited. In the opinion of management, all adjustments necessary to present fairly the financial position of the Company as of March 31, 2006 and the results of operations and cash flows presented herein have been included in the financial statements. Interim results are not necessarily indicative of results of operations for the full year.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. STOCK COMPENSATION

On January 1, 2006 the Company adopted Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), “Share-Based Payment,” requiring the Company to recognize expense related to the fair value of its employee stock option awards. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award. Total stock compensation expense recognized by the Company during the three months ended March 31, 2006 was $21,900.

Prior to January 1, 2006, the Company accounted for its stock option plans under the recognition and measurement provisions of APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations, as permitted by SFAS No. 123, “Accounting for Stock-Based Compensation.”  Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), using the modified-prospective-transition method. Under that transition method, compensation cost recognized in 2006 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R). Results for prior periods have not been restated.

As a result of adopting SFAS 123(R) on January 1, 2006, the Company’s income before income taxes and net income for the period ended March 31, 2006, was $10,400 lower, than if the Company had continued to account for share-based compensation under Opinion 25. Basic and diluted earnings per share for the period ended March 31, 2006 would have both been $(.01), if the Company had not adopted SFAS No. 123(R).  Prior to the adoption of SFAS No. 123(R), the Company presented all tax benefits of deductions resulting from the exercise of stock options as operating cash flows in the Statement of Cash Flows. Beginning on January 1, 2006 the Company changed its cash flow presentation in accordance with SFAS No. 123(R) which requires the cash flows resulting from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options (excess tax benefits) to be classified as financing cash flows.

The Company has estimated the fair value of its option awards granted after January 1, 2006 using a modified Black-Scholes option valuation model that uses the assumptions noted in the following table. Expected volatilities are based on the historical volatility of the Company’s stock. The Company uses historical data to estimate option exercise and employee termination within the valuation model. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Modified Black-Scholes-Based Option Valuation Assumptions	2006
Fair value of options granted during the period	$26,000
Expected term (in years)	3.2
Expected volatility	226%
Weighted average volatility	226%
Expected dividend yield	0.0%
Risk-free rate	4.64%

The Company estimated the fair value of its option awards granted prior to January 1, 2006 using the Black-Scholes option-pricing formula. The Black-Scholes option pricing model was used with the following weighted-average assumptions for grants made in the following years:

Black-Scholes Option Valuation Assumptions	2005	2004	2003
Fair value of options granted during the period	$196,003	$125,942	$34,214
Expected term (in years)	1.8	3.0	1.0
Expected volatility	205%	244%	236%
Expected dividend yield	0.0%	0.0%	0.0%
Risk free rate	3.9%	2.2%	1.6%

The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS 123 “Accounting for Stock-Based Compensation,” to options granted under the Company’s stock option plans during the three month period ended March 31, 2005. For purposes of this pro forma disclosure, the value of the options is amortized to expense on a graded vesting basis over a three year vesting period and forfeitures are recognized as they occur. The Company’s pro forma information follows for the three months ended March 31, 2005:

March 31, 2005
Net income, as reported	$(363,600)
Total stock-based employee compensation expense determined under fair value based method for all option awards, net of related tax effects	(9,400)
Pro forma net income	$(373,000)
Basic earnings per share as reported	$(.01)
Basic earnings per share pro forma	$(.01)
Diluted earnings per share as reported	$(.01)
Diluted earnings per share pro forma	$(.01)

The following table summarizes the stock option transactions for the quarter ended March 31, 2006:

Stock Options	Shares	Weighted Average Price	Aggregate Intrinsic Value
Outstanding at January 1, 2006	1,324,000	$0.36	6,200
Granted	100,000	$0.23	-
Exercised	-	-	-
Forfeited	-	-	-

Outstanding at March 31, 2006	1,424,000	$0.35	6,200

Exercisable at March 31, 2006	1,179,000	$0.35	6,200

The aggregate intrinsic value of options exercised during the first quarters ended March 31, 2006 and March 31, 2005 was zero.

3. INVESTMENT IN MARKETABLE SECURITIES

Cost and fair value of marketable securities as of March 31, 2006 are as follows:

                                          Permanent                 Fair Value at

                                          Decline in   Unrealized   March 31,

                                 Cost     Fair Value      Loss          2006

                               ---------------------------------------------------

Securities available for sale:

  Langley Park Investments PLC  $ 455,000 $ (381,300)   $(16,800)     $  56,900

Securities held in escrow:

  Langley Park Investments PLC    455,000   (381,400)    (16,800)        56,800

                                 --------- ----------  -----------   -----------

                               $  910,000 $ (762,700)   $(33,600)     $ 113,700

                        ======= =======  ========   =======

4. OTHER LIABILITIES

Other liabilities as of March 31, 2006 consist of $226,100 of deposits from investors for which the Company owes 500,000 shares of common stock and  $125,000 in advances from La Jolla Cove Investors (see note 8).

5. PUBLIC RELATIONS AGREEMENT

During March 2005, and subsequently amended during April 2005, the Company entered into an agreement with a public relations and promotions services company for consulting services. The public relations and promotions services company will promote the Company to the investment community and the general public through press releases and other communications, all of which must be approved in advance by the Company. The term of the agreement is 6 months, subject to prior termination. In consideration of the services being performed, the Company will issue compensation shares equal to 30% of the increase in buy volume of the Company's common stock directly attributable to the public relations and promotions services company, as defined in the agreement. The Company will also issue bonus shares of 10% of the increase in buy volume of the Company's common stock in the event the sales price of the Company's common stock equals or exceeds $0.25 per share. Additionally, the Company has agreed to issue 7.0 million shares of common stock to be held by an escrow agent.

During June 2005, the Company entered into a second agreement with the public relations and promotions services company for additional consulting services in exchange for 750,000 shares of the Company's common stock valued at $247,500. The Company issued the shares in June 2005.

During November 2005, the Company entered into a third agreement with the public relations and promotions services company for additional consulting services in exchange for 500,000 shares of the Company's common stock valued at $345,000. The Company issued the shares in November 2005.

Through December 31, 2005 the Company released 4,963,600 shares of common stock totaling $3,125,200 in consideration of these agreements. Additionally, the Company recorded a public relations payable for approximately 219,400 additional compensation and bonus shares to be released at a future date valued at $187,900. During the three months ended March 31, 2006, 201,100 shares valued at $134,000 were released in satisfaction of this payable.

6. DUE TO STOCKHOLDERS

Stockholder payables consist of the following as of March 31, 2006:

Wages payable to stockholder employees $ 136,400 Accrued vacation for stockholder employees 25,200 --------- $ 161,600 =========

7. NOTES PAYABLE

In November 2005, the Company entered into a finance agreement for payment of its D&O insurance. The agreement calls for monthly payments of approximately $6,800 per month through August 2006. The balance payable as of March 31, 2006 was $31,600. Prepaid expenses as of March 31, 2006 includes $47,300 pertaining to the D&O insurance.

In March 2006, the Company entered into a loan agreement with an independent lender.  The lender agreed to loan the Company an amount based on 50% of the value of a portfolio of 500,000 shares of the Company’s common stock (approximately $75,000).  These shares are held as collateral only. The lender will receive a loan fee equal to five percent of the gross loan proceeds (approximately $3,700). The conversion feature related to the note payable was recorded as a discount of $75,000 and $1,000 of this discount was accreted during the three months ended March 31, 2006.. The agreement calls for interest payment of 4.99% annual rate of the loan amount payable quarterly for period three years. At maturity, the Company has the option to pay off the loan balance and receive the same number of shares pledged, sell the pledged shares under certain conditions or renew the loan under certain conditions, or forfeit the shares and not repay the loan.

8. COMMON STOCK

In January 2006, the Company entered into an addendum to a consulting agreement with a consultant for the sale of common stock in Europe pursuant to a trustee arrangement.  The Company agreed to pay the consultant a commission equal to three percent of the proceeds from the sale of such shares.

On January 26, 2006, the Securities and Exchange Commission declared effective the Company’s Registration Statement on Form SB-2 (File No. 33-128991), registering an aggregate of 20,000,000 shares of the Company’s common stock for sale to the public.  The Company intends to use the stock for raising capital, but to date has not entered into any arrangements for any such financing.

In February 2006, the Company entered into an extension of an agreement signed in 2003 with the above-referenced consultant for services including the coordination of investor relations in Europe.  In consideration for such extension, the Company issued to the consultant an aggregate of 100,000 free trading shares and 200,000 restricted shares of common stock valued at $126,000.

In March 2006, the Company entered into a Securities Purchase Agreement (the “Agreement”) with La Jolla Cove Investors, Inc., a California corporation (“La Jolla Cove”).  Pursuant to the Agreement, La Jolla Cove agreed to purchase from the Company a 6¾% Convertible Debenture in the aggregate principal amount of $30,000 (the “Debenture”).  The number of shares of common stock into which the Debenture is convertible is equal to the dollar amount of the Debenture being converted multiplied by 110, minus the product of the conversion price multiplied by 100 times the dollar amount of the Debenture being converted, divided by the conversion price.  If the Volume Weighted Average Price of the Company’s common stock is below $0.50 per share on the date that La Jolla Cove elects to convert a portion of the Debenture, the Company may prepay such portion of the Debenture (plus any accrued but unpaid interest) and the prepaid Warrant exercise price associated with such portion of the Debenture, at 110% of such amounts. Pursuant to the agreement terms, the Company received $30,000, the purchase price of the debenture.

In connection with the Debenture, the Company issued to La Jolla Cove a Warrant to Purchase Common Stock (the “Warrant”), dated as of March 7, 2006, to purchase an aggregate of 3,000,000 shares of common stock.  The Warrant has an exercise price of $1.09 per share, and expires in March 2009.   The Warrant is to be exercised in an amount equal to 100 times the amount of the Debenture that is being converted.  La Jolla Cove advanced the sum of $95,000 to the Company as a prepayment for the exercise of a portion of the Warrant.    In connection with the sale of the Debenture, the Company also entered into a Registration Rights Agreement, dated March 7, 2006, with La Jolla Cove for the registration of the shares of common stock to be issued upon conversion of the Debenture and exercise of the Warrant.  La Jolla Cove will advance to the Company up to $50,000 for the payment of legal and accounting fees in connection with this registration.  This advance will represent a prepayment for the exercise of a portion of the Warrant. Pursuant to the agreement terms, the Company received $95,000 as a prepayment towards the future exercise of Warrant Shares. As discussed in note 11, all funds received from La Jolla Cove were returned in May 2006. As of March 31, 2006, the $30,000 and $95,000 were included in other liabilities (see note 4).

In the first quarter of 2006, the Company entered into agreements with various consultants for investor relations and investor awareness services in the United States and Europe.  The Company paid for such services with a combination of $29,000 in cash, and 245,400 shares of free trading common stock valued at $87,000.

In the first quarter of 2006, the Company issued 25,700 and 251,900 shares of common stock, valued at $10,000 and $90,000, respectively, for public relations payable and services related to public relations.

9. INVESTMENT AGREEMENT

In June 2004, the Company entered into an Investment Agreement (the "Investment Agreement") with Dutchess Private Equities Fund II, LP ("Dutchess") effective June 28, 2004. Pursuant to the terms of the Investment Agreement, the Company may offer, through a series of puts, and Dutchess must purchase up to 38,000,000 shares of the Company's common stock with an aggregate purchase price up to $5,000,000. The purchase price of the shares is equal to 95% of the lowest closing "best bid" price (the highest posted bid price) during the five trading days immediately following the date of put. The value that the Company will be permitted to put pursuant to the Investment Agreement will be either: (A) 200% of the average daily volume in the US market of the common stock for the ten trading days prior to the notice of put multiplied by the average of the three daily closing bid prices immediately preceding the date of the put, or (B) $10,000. No single put can exceed $1,000,000.  Pursuant to the Investment Agreement, Dutchess acquired a total of 434,615 shares of the Company's common stock in exchange for approximately $297,500 during the year ended December 31, 2005 and 745,000 shares of the Company's common stock in exchange for approximately $222,300 during the three months ended March 31, 2006.

10. GOING CONCERN

Going concern - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage, has no operating revenue and incurred a net loss of approximately $677,600 for the three months ended March 31, 2006. The Company is in the eighth year of research and development, with an accumulated loss during the development stage of approximately $21,142,700. As of March 31, 2006, management is uncertain as to the completion date or if the product will be completed at all.

These conditions give rise to substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to obtain additional financing or sale of its common stock as may be required and ultimately to attain profitability.

Management's plan, in this regard, is to raise financing of approximately $2,500,000 through a combination of equity and debt financing. Management believes this amount will be sufficient to finance the continuing research for the next twelve months. However, there is no assurance that the Company will be successful in raising such financing.  In 2005, in furtherance of its capital raising goals, the Company entered into an agreement with a financial advisor and placement agent for assistance with structuring, issuance and sale of the Company’s securities.

11. SUBSEQUENT EVENTS

During April 2006, pursuant to the investment agreement described in note 9 above, the Company issued 110,095 shares of its common stock for approximately $33,000.

During April 2006 the Company also entered into agreements with various consultants for investor relations and investor awareness services. The Company paid for such services with a combination of $29,000 in cash, and 193,548 shares of free trading common stock.

In May 2006, the Company returned to La Jolla Cove the amount of $30,000 for the Debenture advanced by La Jolla Cove in March together with an additional $95,000 advanced by La Jolla Cove against future exercise of the Warrant Shares.  Management believed that due to substantially modified terms proposed for the transaction by La Jolla Cove, the parties failed to agree on the material terms and conditions of this proposed transaction. La Jolla Cove subsequently refused the returned funds, and we are in the process of attempting to resolve this situation.

               REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Human BioSystems

(A Development Stage Company)

Palo Alto, California

We have audited the accompanying balance sheet of Human BioSystems (A Development Stage Company) as of December 31, 2005, and the related statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2005 and 2004 and for the period from February 26, 1998 (Inception) through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over the financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Human BioSystems as of December 31, 2005, and the results of its operations and cash flows for the years ended December 31, 2005 and 2004 and for the period from February 26, 1998 (Inception) through December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and current liabilities exceed current assets, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

L.L. Bradford & Company, LLC

March 16, 2006

Las Vegas, Nevada

(See accompanying notes to the financial statements.)

HUMAN BIOSYSTEMS
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	Year ended December 31, 2005	Year ended December 31, 2004	February 26, 1998 (Inception) Through December 31, 2005
Revenue	$ -	$ -	$ -
Operating expenses			
General and administrative			
Stock based compensation	546,400	347,500	4,220,200
Public relations	4,080,200	-	4,080,200
Other general and administrative expenses	1,066,700	760,900	6,636,300
Total general and administrative	5,693,300	1,108,400	14,936,700
Research and development	182,900	218,500	2,111,700
Sales and marketing	25,400	146,400	820,800
Total operating expenses	5,901,600	1,473,300	17,869,200
Loss from operations	(5,901,600)	(1,473,300)	(17,869,200)
Other income (expense)			
Loan fees	-	-	(750,000)
Bad debt related to other receivable	-	-	(502,300)
Loss on investment in marketable securities	-	(762,600)	(762,600)
Forgiveness of debt	97,500	-	97,500
Interest income	-	-	2,700
Interest expense	(800)	(366,400)	(674,000)
Loss before provision for income taxes	(5,804,900)	(2,602,300)	(20,457,900)
Provision for income taxes	1,600	800	7,200
Net loss	(5,806,500)	(2,603,100)	(20,465,100)
Other comprehensive loss, net of tax			
Unrealized loss on investment in marketable securities	(20,600)	(9,800)	(30,400)
Total comprehensive loss	$ (5,827,100)	$ (2,612,900)	$ (20,495,500)
Basic and diluted loss per common share	$ (0.10)	$ (0.07)	$ (1.02)
Basic and diluted weighted average common shares outstanding	58,556,198	39,795,100	20,031,400

(See accompanying notes to the financial statements.)

(See accompanying notes to the financial statements.)

HUMAN BIOSYSTEMS
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	Year ended December 31, 2005	Year ended December 31, 2004	February 26, 1998 (Inception) Through December 31, 2005
Cash flows from operating activities:			
Net loss	$ (5,806,500)	$ (2,603,100)	(20,465,100)
Adjustments to reconcile net loss to net			
Cash used by operating activities:			
Stock based compensation	546,400	347,500	4,220,200
Public relations - paid or to be paid in common stock	4,080,200	--	4,080,200
Depreciation	2,000	1,400	11,600
Forgiveness of debt	97,500	--	97,500
Deemed interest expense	--	--	92,800
Interest expense paid in common stock	--	365,300	487,800
Amortization of discount and loan fees on notes payable	--	--	774,800
Loss on investment in marketable securities	--	762,600	762,600
Bad debt related to other receivables	--	--	502,300
Changes in operating assets and liabilities:			
Change in prepaid expenses	(22,700)	18,400	(22,700)
Change in accounts payable	(129,500)	19,500	179,500
Change in accrued liabilities	3,500	(45,400)	174,600
Change in other liabilities	226,100	--	226,100
Net cash used by operating activities	(1,003,000)	(1,133,800)	(8,877,800)
Cash flows from investing activities:			
Purchase of fixed assets	(11,000)	--	(20,800)
Net cash used by investing activities	(11,000)	--	(20,800)
Cash flows from financing activities:			
Change in due to stockholders	(208,900)	405,700	1,028,000
Proceeds from issuance of common stock	998,500	999,400	7,790,700
Proceeds from borrowing on notes payable	-	--	323,100
Principal payments on notes payable	-	--	(97,400)
Principal payments on note payable for D&O	(12,700)	--	(12,700)
Principal payments on stock subject to rescission	-	--	(41,500)
Change in other receivables	-	--	(50,000)
Net cash provided by financing activities	776,900	1,405,100	8,940,200
Net increase (decrease) in cash	(237,100)	271,300	41,600
Cash, beginning of period	278,700	7,400	--
Cash, end of period	$ 41,600	$ 278,700	$ 41,600
Supplemental disclosure of cash flow information:			
Cash paid for income taxes	$ 1,600	$ --	$ 6,400
Cash paid for interest	$ --	$ --	$ 12,900
Schedule of non-cash financing activities:			
Issuance of common stock in satisfaction of accounts payable (excluding interest of $26,600)	$ 2,300	$ 59,700	$ 62,000
Issuance of common stock in satisfaction of accrued liabilities (excluding interest of $20,000)	$ --	$ 36,700	$ 36,700
Issuance of common stock to employees of Russian Branch for accrued liabilities (excluding services of $28,500)	$ --	$ 30,400	$ 30,400
Issuance of common stock in satisfaction of due to stockholders (excluding interest of $318,700)	$ --	$ 594,400	$ 594,400
Assumption of note payable for D&O insurance	$ 65,400	$ --	$ 65,400

(See accompanying notes to the financial statements.)

HUMAN BIOSYSTEMS

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

Description of business - Human BioSystems  (hereinafter referred to as the "Company") is a development stage company incorporated on February 26, 1998 under the laws of the State of California. The business purpose of the Company is to develop the technology for preservation of certain biologic material, including platelets (a blood component), red blood cells, heart valves, tissue and organs. The Company is in the eighth year of its research and development activities. The Company's goal is to develop the technology to extend and maintain functionality of these materials for much longer periods of time than is currently possible. The Company's research facility is located in Krasnoyarsk, Russia.

Going concern - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage, has no operating revenue and incurred a net loss of approximately $5,806,500 for the year ended December 31, 2005. The Company is in the eighth year of research and development, with an accumulated loss during the development stage of approximately $20,465,100. As of December 31, 2005, management is uncertain as to the completion date or if the product will be completed at all.

These conditions give rise to substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to obtain additional financing or sale of its common stock as may be required and ultimately to attain profitability.

Management's plan, in this regard, is to raise financing of approximately $2,500,000 through a combination of equity and debt financing. Management believes this amount will be sufficient to finance the continuing research for the next twelve months. However, there is no assurance that the Company will be successful in raising such financing.  In 2005, in furtherance of its capital raising goals, the Company entered into an agreement with a financial advisor and placement agent for assistance with structuring, issuance and sale of the Company’s securities.  See Note 5.

Stock split - On July 21, 1998, the Company completed a four for one stock split. All shares and per share data have been restated to reflect the stock split.

Amended Articles of Incorporation - In October 2002, a Certificate of Amendment to the Articles of Incorporation changed the name of the Company to Human BioSystems. The Certificate of Amendment to the Articles of Incorporation also changed the number of authorized shares of common stock from 50,000,000 to 45,000,000. Further, the Certificate of Amendment to the Articles of Incorporation authorized 5,000,000 shares of preferred stock, with preferences and rights to be set by the Board of Directors.

In October 2003, a Certificate of Amendment to the Articles of Incorporation changed the number of authorized shares of common stock from 45,000,000 to 145,000,000.

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash - The Company places its cash with high quality institutions. Accounts at each institution are insured up to $100,000 by the Federal Deposit Insurance Corporation. As of December 31, 2005, the Company's uninsured cash balance totaled $0.00.

Fixed assets - Fixed assets are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Marketable securities - The Company classifies marketable securities as "available for sale" which are carried on the financial statements at fair market value. Realized gains and losses are included in earnings while unrealized holding gains and losses are reported as a separate component of stockholders' deficit. Certain securities obtained through the issuance of the Company's common stock are held in escrow and cannot be sold until a future time. Accordingly, the Company classifies such securities in the stockholders' deficit.

Research and development costs - Research and development expenditures are charged to expenses as incurred.

Advertising and marketing costs - The Company recognizes advertising and marketing costs in accordance with Statement of Position 93-7 "Reporting on Advertising Costs." Accordingly, the Company expenses the costs of producing advertisements at the time production occurs, and expenses the costs of communication advertising in the period in which the advertising space or airtime is used. Advertising costs of approximately $18,100 and $1,500 were incurred for the years ended December 31, 2005 and 2004, respectively.

Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

As of December 31, 2005, the Company has available net operating loss carryforwards that will expire in various periods through 2025. Such losses may not be fully deductible due to the significant amounts of non-cash service costs and the change in ownership rules under Section 382 of the Internal Revenue Code. The Company has established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

Stock-based compensation - The Company applies Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees, and Related Interpretations", in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of the grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No 123 requires the recognition of compensation cost using a fair value based method whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. The Company uses the Black-Scholes pricing model to calculate the fair value of options and warrants issued to non-employees. Stock issued for compensation is valued using the market price of the stock on the date of the related agreement.

Stock-based compensation (continued) - The following table represents the effect on net loss and loss per share if the Company had applied the fair value based method and recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation:

                                             2005          2004

                                         ---------------------------

Net loss, as reported                    $(5,806,500)   $(2,603,100)

Add: Stock-based employee compensation

  expense included in reported loss,

  net of related tax effects                    0.00         20,000

Deduct: Total stock-based employee

  compensation expense determined under

  fair value based methods for all awards,

  net of related tax effects                 (36,600)      (102,100)

                                         -------------   ------------

Pro forma net loss                       $(5,843,100)   $(2,685,200)

                                         =============   ============

Net loss per common share

 Basic and diluted loss, as reported     $     (0.10)  $      (0.07)

                                         =============   ============

 Basic and diluted loss, pro forma       $     (0.10)  $      (0.07)

                                         =============   ============

As required, the pro forma disclosures above include options granted since February 26, 1998 (Inception).

Fair values of financial instruments - The carrying amounts of accounts payable, accrued liabilities, stockholder payables and other receivable approximate fair value because of the short-term maturity of these instruments.

Net loss per common share - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents, however, potential common shares are excluded if their effect is antidilutive. For the years ended December 31, 2005 and 2004, options and warrants to purchase 2,134,000 and 3,277,400 shares of common stock, respectively, were excluded from the computation of diluted earnings per share because their effect would be antidilutive.

Foreign currency transactions - Gains or losses resulting from foreign currency transactions have been insignificant and are included in the statement of operations when incurred.

New accounting pronouncements - Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements, addresses consolidation by business enterprises of variable interest entities. It is effective immediately for variable interest entities created after January 31, 2003. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities acquired before February 1, 2003. The implementation of Interpretation No. 46 did not have a material effect on the Company's financial statements.

In April 2003, the FASB issued SFAS No. 149, Amendment of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 149 amends SFAS No. 133 for decisions made (1) as part of the Derivatives Implementation Group process that effectively required amendments to SFAS No. 133, (2) in connection with other Board projects dealing with financial instruments, and (3) in connection with implementation issues raised in relation to the application of the definition of a derivative. The Statement clarifies under what circumstances a contract with an initial net investment meets the characteristics of a derivative discussed in paragraph 6(b) of SFAS No. 133, clarifies when a derivative contains a financing component, amends the definition of underlying to conform it to language used in FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, and amends certain other existing pronouncements. Those changes will result in more consistent reporting of contracts as either derivatives or hybrid instruments. This statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The implementation of SFAS No. 149 did not have a material effect on the Company's financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. In addition, the statement requires an issuer to classify certain instruments with specific characteristics described in it as liabilities. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The implementation of SFAS No. 150 did not have a material effect on the Company's financial statements.

In December 2004, the FASB issued SFAS 153, Exchanges of Nonmonetary Assets, an amendment of APB No. 29, Accounting for Nonmonetary Transactions. SFAS 153 requires exchanges of productive assets to be accounted for at fair value, rather than at carryover basis, unless (1) neither the asset received nor the asset surrendered has a fair value that is determinable within reasonable limits or (2) the transactions lack commercial substance. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect the adoption of this standard to have a material effect on its financial position, results of operations or cash flows.

In December 2004, the FASB issued Statement 123 (revised 2004) which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. This Statement supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. This Statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This Statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award--the requisite service period (usually the vesting period). The Company files as a small business issuer and must meet the requirements of this Statement for accounting periods after December 15, 2005. The Company is evaluating SFAS 123R and believes it may have a material effect on the Company's financial statements.

2. FIXED ASSETS

A summary of fixed assets as of December 31, 2005 is as follows:

Equipment $20,800 Less: accumulated depreciation 11,600 --------- $ 9,200 =========

3. INVESTMENT IN MARKETABLE SECURITIES

On July 29, 2004, the Company entered into a Stock Purchase Agreement (the "Purchase Agreement") with Langley Park Investments, PLC ("Langley"), a London Investment Company, to issue 7,000,000 shares of the Company's common stock to Langley in return for 512,665 shares of Langley. The Company issued the 7,000,000 shares during August 2004. Fifty percent of Langley shares issued to the Company under this agreement will be held in escrow for two years as a downside price protection against 7,000,000 shares issued to Langley. In the event of a decline in the market price of the Company's common stock at the end of two years, the Company will be required to sell to Langley the amount of Langley shares held in escrow equal to (i) the original number of Langley shares issued as consideration under the Purchase Agreement multiplied by (ii) the percentage decrease in the market price of the Company's common stock. The Company's shares are to be held by Langley for a period of at least two years. The Purchase Agreement became effective during October 2004 when Langley was approved for trading by the UK Listing Authority and Langley shares began trading.

The Company recorded a loss on investment in marketable securities totaling $762,700 due to a permanent decline based on the market value of the Langley shares. Additionally, the Company recorded  unrealized losses of $20,600 and  $9,800 for the years ended December 31, 2005 and 2004 to reflect the securities at fair value as of December 31, 2005, which has been reported as other comprehensive income.

Cost and fair value of marketable securities as of December 31, 2005 are as follows:

                                          Permanent                 Fair Value at

                                          Decline in   Unrealized   December 31,

                                 Cost     Fair Value      Loss          2005

                               ---------------------------------------------------

Securities available for sale:

  Langley Park Investments PLC  $ 455,000 $ (381,300)   $(15,200)     $  58,500

Securities held in escrow:

  Langley Park Investments PLC    455,000   (381,400)    (15,200)        58,400

                                 --------- ----------  -----------   -----------

                               $  910,000 $ (762,700)   $(30,400)     $ 116,900

                                 ========= ==========  ===========   ===========

4. RELATED PARTY TRANSACTIONS

On February 26, 1998, the Company issued 877,500 shares of common stock valued at $0.0025 per share to an officer and director of the Company for services rendered. On July 18, 1998, this officer purchased 40,000 additional shares of common stock for $0.25 per share.

On February 26, 1998, the Company issued 877,500 shares of common stock valued at $0.0025 per share to an officer and director of the Company for services rendered.

On February 26, 1998, the Company issued 60,000 shares of common stock valued at $0.0025 per share to a director of the Company for services rendered in organizing meetings with potential business partners and providing general business consultation services. On April 6, 1998, this director purchased 60,000 additional shares of common stock for $0.25 per share and was issued a warrant to purchase 50,000 shares of restricted common stock at $0.375 through March 24, 2000. In July 1998, this director purchased 73,600 additional shares of common stock for $0.25 per share and was issued an option to purchase 20,000 shares of common stock at $0.025 per share pursuant to the Company's Non- Statutory Incentive Stock Option Plan. In May 1999, this director purchased 3,000 additional shares of common stock for $1.50 per share. In August 1999, this director exercised the vested portion of this stock option and purchased 6,000 shares of common stock.

On February 26, 1998, the Company issued 488,000 shares of common stock valued at $0.0025 per share to three consultants for technical, translation and business consultation services rendered.

On June 1, 1998, the Company entered into an Agreement of Assignment of Patent and Technology with Leonid Babak and Vladimir Serebrennikov whereby these individuals assigned to the Company the entire worldwide right, title and interest in and to their invention of technology for preserving and transporting biologic and non-biologic material and in and to all of the discoveries, concepts and ideas whether patentable or not. Pursuant to this Agreement of Assignment of Patent and Technology, each individual received 877,500 shares of the Company's common stock with an ascribed value of $2,200, determined at the time of issuance on February 26, 1998 at $0.0025 per share, which has been expensed as research and development.

In September 1998, the Company issued 600,000 shares of common stock to its legal counsel at their fair market value of $0.25 per share for services rendered in connection with a private placement and $600 cash for an aggregate value of $150,000. Since the services related to the offering, the $149,400 cost has been recorded as a cost of the offering. There was no effect on operations.

During fiscal year 2000, a stockholder relinquished 320,000 shares of the Company's common stock held by this stockholder to three consultants to satisfy outstanding amounts due to them. The stockholder subsequently received 330,000 shares of the Company's common stock from the Company to replace shares relinquished to these consultants. The value of the shares relinquished and 10,000 additional shares issued to the stockholder by the Company, have been allocated between stock based compensation approximating $56,400 and prepaid consulting services related to issuance of common stock approximating $48,300 as of December 31, 2000.

In July 2001, the Company granted warrants to purchase 608,900 shares of common stock at $0.01 per share in satisfaction of stockholder's accrued wages of $274,000.

During fiscal year 2002, the CEO and director exercised options to purchase 260,000 shares for $2,600. Further, the Company sold 109,000 shares to a director of the Company for $24,000 at approximately $2,000 below fair value.

During April 2003, the Company issued 74,200 shares of common stock to a stockholder and director of the Company in satisfaction of $10,000 in principal of a promissory note and $4,700 in interest.

During May 2003, the Company issued 38,400 shares of common stock to a stockholder and director of the Company in satisfaction of $5,000 in principal of a promissory note and $400 in interest.

During July 2003, the Company issued 51,100 share of common stock to a stockholder and director of the Company in satisfaction of $9,200 in principal of a promissory note and $100 in interest.

During February 2004, the Company granted options to purchase 1,000,000 shares of common stock at $0.11 per share to various employees and directors. The options vest 30% upon grant, 30% after one year, and 40% after two years and were valued at $20,000 per APB No. 25.

Due to stockholders consist of the following as of December 31, 2005:

Wages payable to stockholder employees $ 147,000 Accrued vacation payable to stockholder employees 19,100 ----------- $ 166,100 ===========

During March 2004, the Company issued 5,266,900 shares of the Company's common stock to various stockholder employees and directors of the Company in satisfaction of $579,400 (excluding interest of $316,000) in accrued wages and vacation. Additionally, during the nine months ended September 30, 2004, the Company issued 127,400 shares of common stock to a stockholder and director in satisfaction of $15,000 (excluding interest of $2,700) in principal of a promissory note payable.

During March 2005, the Company granted options to purchase 150,000 shares of common stock at $0.11 per share to an officer. The options vest 30% upon grant, 30% after one year, and 40% after two years and were valued at $0.00 under APB No. 25.  The Company also granted options to purchase 50,000 shares of common stock at $0.23 per share to a former director. The options vest 30% after one year, 30% after two years, and 40% after three years and were valued at $0.00 under APB No. 25.

During August 2005, the Company granted options to purchase 50,000 shares of common stock at $0.73 per share to an officer and a director. The options vest 30% upon grant, 30% after one year, and 40% after two years or monthly over one year and were valued at $36,400 per FAS 123. For the year ended December 31, 2005, the company expensed approximately $6,300 related to the vested portion of the options.

During August 2005, the Company granted options to purchase 96,000 shares of common stock at $0.73 per share to an officer and a director. The options vest 8,000 per month over 12 months and were valued at $63,200 per FAS 123. For the year ended December 31, 2005, the company expensed approximately $18,600 related to the vested portion of the options.

5. COMMON STOCK

The Company undertook an offering, under Regulation D, Rule 504 pursuant to which it sold 1,000,000 shares of common stock at $0.25 per share to raise $250,000 via an Offering Memorandum dated August 15, 1998 (the "Offering"). The Offering commenced on August 15, 1998 and terminated on September 4, 1998. The transfer of 42,800 of the 1,000,000 shares is limited under the provisions of Rule 144(e) because these shares were issued to affiliates or control persons and are therefore control stock. The remaining 957,200 of the 1,000,000 shares were issued to non-affiliates and are therefore unrestricted.

All of the 1,000,000 shares were issued in reliance on the Federal exemption from registration under Rule 504 of Regulation D and a Form D relating to these shares was filed with the U.S. Securities and Exchange Commission (the SEC) on September 9, 1998.

On June 21, 1999, the stockholders approved an increase in the authorized number of shares of common stock from 10,000,000 to 50,000,000 shares.

During fiscal year 1999, the Company undertook a private placement, under Regulation D, Rule 505 pursuant to which it offered to sell 2,000,000 shares of common stock at $1.50 per share under an Offering Memorandum dated September 1, 1999 and was effectively terminated on June 15, 2000. Each two shares had a two-year warrant to purchase an additional share of common stock at $2.50 per share. During the year ended December 31, 2000 and 1999, 140,100 and 287,200 shares of common stock, respectively, were sold under the terms of this private placement. Except for the exercise of stock options, all other stock sales in 1999 were to various individuals at $1.50 per share.

In May and December 1999, the Company issued 5,200 shares valued at $1.50 per share to two unrelated parties for services rendered.

During fiscal year 2000, the Company undertook a private placement, under Regulation D, Rule 506 pursuant to which it offered to sell 2,000,000 shares of common stock at $1.50 per share under an Offering Memorandum dated February 2, 2000 and was effectively terminated on June 15, 2000. Each two shares had a two-year warrant to purchase an additional share of common stock at $2.50 per share. During the year ended December 31, 2000, 224,500 shares of common stock were sold under the terms of this private placement.

The Company issued 206,700 shares of common stock during fiscal year 2000 related to conversion of promissory notes, totaling $67,500 resulting from the June 15, 2000 Rescission Offer.

During the third and fourth quarters of 2000, the Company issued 907,500 shares with a weighted average fair value of $0.37 per share to seven unrelated parties for services to be rendered with terms up to 12 months. As of December 31, 2002 and 2001, $0.00 and $195,200 has been recorded as stock based compensation for the services.

During the second and third quarters of 2001, the Company issued 67,600 shares with a weighted average fair value of $0.37 per share to five unrelated parties in satisfaction of outstanding accounts payable totaling $24,800.

The Company issued 257,300 shares of common stock in September 2001 related to the conversion of a promissory note totaling $272,000.

During the third and fourth quarter of 2001, the Company issued 135,000 and 19,600 shares, respectively, of common stock with a weighted average fair value of $0.64 per share to five unrelated parties for services rendered totaling $98,500.

The Company issued 416,600 shares of common stock during the first quarter of 2001 related to conversion of promissory notes, totaling $218,800 resulting from the June 15, 2000 Rescission Offer.

The Company issued 800,000 shares of common stock in April 2001 related to a stock purchase agreement totaling $104,000.

The Company issued 510,000 shares of common stock in January 2001 for a consulting agreement that was terminated in August 2001, as discussed in Note 8.

The Company issued 150,000 shares of common stock in September 2001 in exchange for a termination of a consulting agreement, as discussed in Note 8.

The Company issued 72,100 shares of common stock in January 2002 related to the conversion of a promissory note totaling $54,300, including accrued interest of $7,200.

During the first and second quarters of 2002, the Company issued 317,500 shares with a weighted average fair value of $0.76 per share to eight unrelated parties recorded as stock based compensation totaling $264,000.

During the third and fourth quarters of 2002, the Company issued 80,200 shares with a weighted average fair value of $0.46 per share to four unrelated parties recorded as stock based compensation totaling $36,900.

The Company issued 54,100 shares of common stock in July 2002 with a weighted average fair value of $0.31 per share to eight unrelated parties in satisfaction of accrued liabilities totaling $17,000.

In April 2002, a check received from a stockholder for stock issued in 2001 was returned by the bank due to insufficient funds. The stockholder agreed to return approximately 106,400 shares of the Company's common stock. The Company recorded a stock receivable totaling $50,000 as Other receivables. In August 2002, the 106,400 shares of common stock were returned to the Company and cancelled.

During the first and second quarters of 2003, the Company issued 299,700 shares with a weighted average fair value of $0.20 per share to 19 unrelated parties recorded as stock based compensation totaling $61,300.

During the third and forth quarters of 2003, the Company issued 478,000 shares with a weighted average fair value of $0.14 per share to 10 unrelated parties recorded as stock based compensation totaling $96,600.

During the first quarter 2004, the Company issued 512,900 shares of common stock for cash totaling $114,400 (including offering costs of $66,500).

During the first quarter 2004, the Company issued 840,600 shares of common stock for services totaling $153,400.

During the first quarter 2004, the Company issued 124,500 shares of common stock in satisfaction of accounts payable totaling $21,200 (including interest of $7,500).

During the first quarter 2004, the Company issued 233,500 shares of common stock in satisfaction of accrued liabilities totaling $39,700 (including interest of $14,000).

During the second quarter 2004, the Company issued 469,600 shares of common stock for cash totaling $69,100 (including offering costs of $36,300).

During the second quarter 2004, the Company issued 412,000 shares of common stock for services totaling $67,500.

During the second and forth quarter 2004, the Company issued 130,000 shares of common stock to certain employees of the Russian Branch for services totaling $64,000 (including accrued liabilities of $30,400).

During the second quarter 2004, the Company issued 318,200 shares of common stock in satisfaction of accounts payable totaling $54,100 (including interest of $19,100).

During the second quarter 2004, the Company issued 99,900 shares of common stock in satisfaction of accrued liabilities totaling $17,000 (including interest of $6,000).

During the third quarter 2004, the Company issued 450,800 shares of common stock for services totaling $52,100.

During the third quarter 2004, the Company issued 600,900 shares of common stock for cash totaling $68,600 (including offering costs of $73,400).

During the fourth quarter 2004, the Company issued 5,174,100 shares of common stock for cash totaling $747,300 (including offering costs of $670,300).

During the fourth quarter 2004, the Company issued 12,900 shares of common stock for services totaling $1,200.

During the fourth quarter 2004, the Company issued 150,000 shares of common stock in satisfaction of accounts payable totaling $11,000.

During the first quarter 2005, the Company issued 1,746,100 shares of common stock for cash totaling $262,200 (including offering costs of $609,900).

During the first quarter 2005, the Company issued 282,200 shares of common stock for services totaling $31,600.

During the first quarter 2005, the Company issued 111,100 shares of common stock in relation to the exercise of warrants for cash totaling $1,100.

During the second quarter 2005, the Company issued 3,951,000 shares of common stock for cash totaling $178,700 (including offering costs of $975,400).

During the second quarter 2005, the Company issued 300,000 shares of common stock pursuant to a termination agreement with a consultant totaling $249,000.

During the second quarter 2005, the Company issued 487,200 shares of common stock in relation to the exercise of options and warrants for cash totaling $42,800.

During the second quarter 2005, the Company received $226,100 in cash for 500,000 shares of free trading common stock. These shares have not been delivered. The $226,100 is classified as other liabilities as of December 31, 2005.

During the third quarter 2005, the Company issued 310,000 shares of common stock in relation to the exercise of options and warrants for cash totaling $39,300.

During the third quarter 2005, the Company issued 70,500 shares of common stock in relation to a cashless exercise of options. In order to initiate the exercise, the holder gave up options to purchase 29,500 shares of the Company's common stock as consideration for the exercise in place of cash. The 29,500 shares was the equivalent of the cash the Company would have received under the terms of the option agreement.

During the third quarter 2005, the Company recognized offering costs totaling $5,700 due to a foreign currency translation loss recognized in relation to cash received during the second quarter for the sale of common stock.

During the third quarter 2005, the Company issued 5,300 shares of common stock in satisfaction of accounts payable totaling $1,700.

During the third quarter 2005, the Company issued 180,000 shares of common stock for services totaling $150,600.

During the fourth quarter 2005, the Company issued 316,000 shares of common stock for services totaling $56,700.

During the fourth quarter 2005, the Company issued 1,000 shares of common stock in satisfaction of accounts payable totaling $600.

During the fourth quarter 2005, the Company issued 501,000 shares of common stock for cash totaling $182,700 (including offering costs of $136,700).

Loan Agreement - During October 2004, the Company entered into a Loan Agreement (the "Loan Agreement") with an unaffiliated individual (the "Lender"). The Loan Agreement called for the Lender to loan an aggregate of 2,300,000 Euros to the Company (the "Loan") with interest at the rate of three percent per annum, payments of interest due monthly and all principal plus accrued but unpaid interest due and payable on November 1, 2007. Repayment of the Loan was to be secured by 23,000,000 shares of the Company's common stock issuable under Regulation S under the Securities Act of 1933, as amended (the "Shares"). Pursuant to the Loan Agreement and an Escrow Agreement between the Lender and the Company, the 23,000,000 Shares were issued during October 2004 and were delivered to the Lender to hold until funds for repayment of the Loan have been delivered to the escrow agent. The Loan Agreement was declared in default, with the Shares to be immediately returned to the Company, as the Loan funds were not delivered by the 15th calendar day following the date of the Loan Agreement (November 13, 2004). As discussed in Note 10, the shares were cancelled during February and March 2005. Accordingly, the Company has not recorded the shares as outstanding.

Public Relations Agreement - During March 2005, and subsequently amended during April 2005, the Company entered into an agreement with a public relations and promotions services company for consulting services. The public relations and promotions services company will promote the Company to the investment community and the general public through press releases and other communications, all of which must be approved in advance by the Company. The term of the agreement is 6 months, subject to prior termination. In consideration of the services being performed, the Company will issue compensation shares equal to 30% of the increase in buy volume of the Company's common stock directly attributable to the public relations and promotions services company, as defined in the agreement. The Company will also issue bonus shares of 10% of the increase in buy volume of the Company's common stock in the event the sales price of the Company's common stock equals or exceeds $0.25 per share. Additionally, the Company has agreed to issue 7.0 million shares of common stock to be held by an escrow agent.

During June 2005, the Company entered into a second agreement with the public relations and promotions services company for additional consulting services in exchange for 750,000 shares of the Company's common stock valued at $247,500. The Company issued the shares in June 2005.

During November 2005, the Company entered into a third agreement with the public relations and promotions services company for additional consulting services in exchange for 500,000 shares of the Company's common stock valued at $345,000. The Company issued the shares in November 2005.

Through December 31, 2005 the Company released 4,963,600 shares of common stock totaling $3,125,200 in consideration of these agreements. Additionally, the Company recorded a public relations payable for approximately 420,500 additional compensation and bonus shares to be released at a future date valued at $332,100.

In October 2005, the Company entered into an agreement with Ascendiant Securities, LLC ("Ascendiant") providing that Ascendiant would act on a best-efforts basis as the Company’s financial advisor and non-exclusive placement agent in connection with the structuring, issuance and sale of the Company’s debt and equity securities for financing purposes.  The agreement, which has a term of six months, requires the Company to pay Ascendiant a cash success fee and warrants for completed transactions that The Company approves.  The  success fee is equal to ten percent of the gross proceeds from the sale of the Company’s securities; in addition, for transactions generating gross proceeds of $2,000,000 or more, the Company must issue Ascendiant 175,000 shares of the Company’s restricted common stock.  To date, no transactions have been presented to the Company by Ascendiant.

6. STOCK OPTION PLANS AND WARRANTS

The Company adopted the following plans during 1998:

Statutory Incentive Stock Option Plan

The purpose of this plan is to strengthen the Company by providing incentive stock options as a means to attract, retain and motivate corporate personnel. The options may not be granted to employees who own stock possessing more than 10% of the total combined voting power of the stock of the Company. As of December 31, 2005, 600,000 shares have been authorized for option grants.

A summary of the status of this plan as of December 31, 2005, and changes during the period from February 26, 1998 (date of inception) to December 31, 2005 is presented in the following table:

                                           Shares                           Weighted

                                       Available for          Options       Average

                                           Grant             Outstanding     Price

                                      -------------         -----------   --------

Authorized, February 26, 1998

  (date of inception)                      600,000                  --    $    --

Granted                                   (250,000)            250,000       0.07

                                         ---------            --------     ------

Balance, December 31, 1998                 350,000             250,000       0.07

Granted                                   (325,000)            325,000       0.58

Forfeited                                   75,000             (75,000)      0.50

                                         ---------            --------     ------

Balance, December 31, 1999                 100,000             500,000       0.34

Granted                                    (75,000)             75,000       1.50

Exercised                                       --            (152,000)      0.03

Forfeited                                       --                  --         --

                                         ---------            --------     ------

Balance, December 31, 2000                  25,000             423,000       0.67

Granted                                   (150,000)            150,000       0.23

Forfeited                                  150,000            (150,000)      0.72

                                         ---------            --------     ------

Balance, December 31, 2001                  25,000             423,000       0.53

Granted                                         --                  --         --

Forfeited                                       --                  --         --

                                         ---------            --------     ------

Balance, December 31, 2002                  25,000             423,000       0.53

Granted                                         --                  --         --

Forfeited                                  150,000            (150,000)      0.50

Expired                                     48,000             (48,000)      0.03

                                         -----------          ---------   --------

Balance, December 31, 2003                 223,000             225,000       0.65

Granted                                         --                  --         --

Forfeited                                       --                  --         --

Expired                                         --                  --         --

                                         -----------          ---------   ---------

Balance, December 31, 2004                 223,000             225,000       0.65

Granted                                         --                  --         --

Forfeited                                  150,000            (150,000)      0.23

Expired                                     75,000             (75,000)      1.50

                                         -----------          ---------   ---------

Balance, December 31, 2005                 448,000                  --    $    --

                                          =========         ==========      ======

The weighted-average fair value of statutory stock options granted during 2005 and 2004 was $0.00 and $0.00, respectively.

Compensation expense under APB No. 25 relating to statutory options that became exercisable in 2005 and 2004 was $0.00 and $0.00, respectively.

Employees may exercise their options to purchase their shares according to the following schedule:

Rocky Umar All others ---------- ----------- at inception 20% - after 1st year 24% 30% after 2nd year 32% 30% after 3rd year 24% 40%

Non-Statutory Incentive Stock Options Plans

The purpose of this plan is to promote the interest of the Company by providing a method whereby non-employees, advisory board members, members of the board of directors, consultants and independent contractors, who provide valuable services to the Company, may be offered incentives as rewards which will encourage them to acquire a proprietary interest in the Company. As of December 31, 2004, 2,000,000 shares have been authorized for option grants.

A summary of the status of this plan as of December 31, 2005 and changes during the period from February 26, 1998 (date of inception) to December 31, 2005 is presented in the following table:

                                                                       Weighted

                                      Shares                            Average

                                     Available         Options         Exercise

                                     For Grant       Outstanding         Price

                                   -----------      ------------      ---------

Authorized, February 26, 1998,

   (date of inception)               2,000,000               --      $      --

Granted                               (800,000)         800,000           0.24

                                    ----------         --------          -----

Balance, December 31, 1998           1,200,000          800,000           0.24

Granted                               (142,500)         142,500           0.32

Exercised                                   --          (31,000)          0.01

Forfeited                              350,000         (350,000)          0.50

                                    ----------         --------          -----

Balance, December 31, 1999           1,407,500          561,500           0.12

Granted                               (382,500)         382,500           0.84

Exercised                                   --         (197,000)          0.06

Forfeited                                   --               --             --

                                    ----------         --------          -----

Balance, December 31, 2000           1,025,000          747,000           0.40

Granted                               (300,000)         300,000           0.29

Exercised                                   --         (249,000)          0.05

Forfeited                                   --              --              --

                                    ----------         --------          -----

Balance, December 31, 2001             725,000          798,000           0.56

Granted                                     --               --             --

Exercised                                   --          (20,000)          0.07

Forfeited                                   --               --           0.03

                                    ----------         --------          -----

Balance, December 31, 2002             725,000          778,000           0.58

Granted                                     --               --             --

Forfeited                               75,000          (75,000)          0.32

Expired                                 73,000          (73,000)          0.03

                                   ------------        ---------         ------

Balance, December 31, 2003             873,000          630,000           0.67

Granted                                     --               --             --

Forfeited                                   --               --             --

Expired                                132,500         (132,500)          0.33

                                   ------------       ----------        -------

Balance, December 31, 2004           1,005,500          497,500           0.76

Granted                                     --               --             --

Exercised                                   --          (70,526)          0.28

Forfeited                               69,474          (69,474)          0.15

Expired                                232,500         (232,500)          1.35

                                   ------------       ----------        -------

Balance, December 31, 2005           1,307,474          125,000      $    0.28

                                   ===========        ==========        ======

The weighted-average fair value of non-statutory stock options granted during 2005 and 2004 was $0.00 and $0.00, respectively.

The following table summarizes information about the non-statutory stock options outstanding as of December 31, 2005:

  Options Outstanding                        Options Exercisable

-----------------------------------------    -----------------------------------

                                Weighted

                 Number          Average       Weighted      Number     Weighted

Range of      Outstanding       Remaining      Average     Exercisable  Average

Exercise         as of         Contractual    Exercise        as of     Exercise

Prices         12/31/05           Life          Price       12/31/05      Price

--------      -----------      -----------    ---------    ----------   --------

$ 0.28            125,000         0.4 years    $   0.28      125,000  $    0.28

                ----------                     ---------    --------     -------

                  125,000                      $   0.28      125,000  $    0.28

                ==========                     =========    ========     =======

Compensation expense under SFAS No. 123 relating to non-statutory stock options that became exercisable in 2005 and 2004 was $0.00 and $0.00, respectively.

The Company adopted the following plan during 2001:

Stock Options Plan

The purpose of this plan is to encourage selected officers and key employees to accept or continue employment with the Company, increase the interest of selected officers, directors, key employees and consultants in the Company's welfare through the participation in the growth in value of the common stock of the Company. As of December 31, 2005, 5,000,000 shares have been authorized for option grants. The Company grants both statutory and non-statutory stock options under this plan. During 2005 and 2004, the Company granted 150,000 and 1,000,000 statutory options, respectively, and 346,000, and 0.00 non-statutory options, respectively. As of December 31, 2005, outstanding statutory and non- statutory options total 598,000 and 511,000, respectively.

A summary of the status of this plan as of December 31, 2005 and changes during the period from August 4, 2001 (date of option plan inception) to December 31, 2005 is presented in the following table:

                                                                       Weighted

                                      Shares                            Average

                                     Available         Options         Exercise

                                     For Grant       Outstanding         Price

                                   -----------      ------------      ---------

Authorized, August 4, 2001,

(date of inception)                  1,585,500               --      $      --

Granted                               (225,000)         225,000           0.35

Forfeited                                   --               --             --

                                     ---------          -------          -----

Balance, December 31, 2001           1,360,500          225,000           0.35

Granted                               (569,000)         569,000           0.41

Forfeited                               75,000          (75,000)          0.85

                                     ---------          -------          -----

Balance, December 31, 2002             866,500          719,000           0.41

Granted                               (305,000)         305,000           0.15

Forfeited                               75,000          (75,000)          0.54

Expired                                150,000         (150,000)          0.13

Authorization of additional shares   3,414,500               --             --

                                     ---------         ---------        -------

Balance, December 31, 2003           4,201,000          799,000           0.41

Granted                             (1,000,000)       1,000,000           0.11

Forfeited                                   --               --             --

Expired                                     --               --             --

                                     ---------         ---------        -------

Balance, December 31, 2004           3,201,000        1,799,000           0.21

Granted                               (496,000)         496,000           0.48

Exercised                                   --         (495,000)          0.11

Forfeited                              601,000         (601,000)          0.20

Expired                                     --               --             --

                                     ---------         ---------        -------

Balance, December 31, 2005           3,306,000        1,199,000         $ 0.37

                                     =========        ==========        ======

The weighted-average fair value of non-statutory stock options granted during 2005 and 2004 was $0.48 and $0.00, respectively. The weighted-average fair value of statutory stock options granted during 2005 and 2004 was $0.10 and $0.02, respectively.

The following table summarizes information about the non-statutory and statutory stock options outstanding as of December 31, 2005:

           Options Outstanding                               Options Exercisable

------------------------------------------------------    -------------------------

                                  Weighted

                   Number          Average       Weighted      Number     Weighted

Range of        Outstanding       Remaining      Average     Exercisable  Average

Exercise           as of         Contractual    Exercise        as of     Exercise

Prices           12/31/05           Life          Price       12/31/05     Price

--------        -----------      -----------    ---------    ----------   --------

$ 0.10 - 0.23      535,000       3.4 years      $ 0.13        160,000    $  0.13

  0.34 - 0.54      368,000       1.3 years        0.46        368,000       0.46

  0.68 - 0.73      296,000       4.7 years        0.70        100,000       0.71

                 ---------       ---------       ------       -------     -------

                 1,199,000                      $ 0.37        981,600    $  0.41

                 =========                       ======       =======     =======

The Company estimates the fair value of non-statutory stock options by using the Black-Scholes option pricing-model with the following weighted-average assumptions used for grants in 2005 and 2004; no dividend yield; expected volatility of 191% and 0, risk free interest rates of 3.9% and 0, expected lives of 1.7 and 0 years for all plan options.

Compensation expense under SFAS No. 123 relating to these stock options that became exercisable in 2005 and 2004 was $44,500 and $10,100, respectively. Compensation expense under APB No. 25 relating to these stock options that became exercisable in 2005 and 2004 was $0 and $20,000, respectively.

Stock Purchase Warrants

In connection with certain business transactions and debt or equity offerings, the Company has granted various warrants to purchase common stock. The following table summarizes activity relating to outstanding warrants from February 26, 1998 (date of inception) to December 31, 2005:

                                                                  Weighted

                                                                  Average

                                      Warrants                    Exercise

                                    Outstanding                   Price

                                  -------------                ------------

Balance, February 26, 1998

   (date if inception)                      -                  $       -

Granted                               100,000                       0.38

                                   ----------                     ------

Balance, December 31, 1998            100,000                       0.38

Granted                               942,800                       1.62

                                   ----------                     ------

Balance, December 31, 1999          1,042,800                       1.50

Granted                             1,398,600                       1.20

Exercised                             (41,600)                      0.34

Expired                              (900,000)                      1.38

Forfeited                             (75,800)                      2.50

                                   ----------                     ------

Balance, December 31, 2000          1,424,000                       2.36

Granted                               995,500                       0.25

Exercised                            (595,600)                      0.24

Expired                               (20,000)                      1.50

Forfeited                             (35,600)                      2.50

                                   ----------                     ------

Balance, December 31, 2001          1,768,300                       0.99

Granted                                80,000                       0.72

Exercised                            (260,000)                      0.01

Expired                              (200,000)                      2.42

Forfeited                                  --                         --

                                   ----------                     ------

Balance, December 31, 2002          1,388,300                       0.95

Granted                               580,000                       0.17

Expired                              (165,000)                      0.87

                                   -----------                    ------

Balance, December 31, 2003          1,803,300                       0.71

Granted                                60,000                       0.16

Expired                              (290,000)                      0.42

                                   -----------                    ------

Balance, December 31, 2004          1,573,300                       0.74

Granted                                30,000                       0.73

Exercised                            (413,300)                      0.07

Expired                              (380,000)                      0.17

                                   -----------                    ------

Balance, December 31, 2005            810,000                  $    1.34

                                   ===========                    ======

The weighted average fair value of warrants granted during 2005 and 2004 was $0.47 and $0.16, respectively.

The following table summarizes information about warrants outstanding at December 31, 2005:

                                Weighted

                 Number          Average        Number

Range of      Outstanding       Remaining     Exercisable

Exercise         as of         Contractual       as of

Prices         12/31/05           Life         12/31/05

--------      -----------      -----------   ----------

$ 0.17 - 0.73   110,000         1.5 years      110,000

  1.50          700,000         4.0 years      710,000

              -----------                    ----------

                810,000                        810,000

              ===========                    ==========

The following table summarizes information about warrants granted during the year ended December 31, 2005:

                 Exercise price

                 Equals,

                 Exceeds or is

Number of        Less Than

Warrants         Mkt. Price of      Weighted-       Range of     Weighted-

Granted          Stock on           Average        Exercise    Average Fair

During 2005      Grant Date       Exercise Price     Prices        Value

-----------   --------------     --------------   ----------   -----------

       --          Equals         $    --         $      --      $     --

   30,000         Exceeds             0.73             0.73          0.47

       --         Less Than            --                --            --

----------        ---------          ------      -----------    -----------

   30,000                         $   0.73                       $   0.47

==========                          ========                    ===========

The Company estimates the fair value of warrants at the grant date by using the Black-Scholes option pricing-model with the following weighted-average assumptions used for grants in 2005 and 2004; no dividend yield; expected volatility of 179% and 263%; risk free interest rates of  3.9% and 2.5%; and expected lives of 1.0 and 2.0 years. Compensation expense relating to warrants granted for services in 2005 and 2004 was $14,000 and $9,600.

7. INVESTMENT AGREEMENT

In June 2004, the Company entered into an Investment Agreement (the "Investment Agreement") with Dutchess Private Equities Fund II, LP ("Dutchess") effective June 28, 2004. Pursuant to the terms of the Investment Agreement, the Company may offer, through a series of puts, and Dutchess must purchase up to 38,000,000 shares of the Company's common stock with an aggregate purchase price up to $5,000,000. The purchase price of the shares is equal to 95% of the lowest closing "best bid" price (the highest posted bid price) during the five trading days immediately following the date of put. The value that the Company will be permitted to put pursuant to the Investment Agreement will be either: (A) 200% of the average daily volume in the US market of the common stock for the ten trading days prior to the notice of put multiplied by the average of the three daily closing bid prices immediately preceding the date of the put, or (B) $10,000. No single put can exceed $1,000,000.  Pursuant to the Investment Agreement, Dutchess acquired 30,000 shares of the Company's common stock in exchange for approximately $16,800 during April 2005, 229,600 shares for approximately $158,900 during August 2005, 56,000 shares for approximately $49,900 during September 2005, 108,600 shares for $65,000 during October 2005, and 10,400 shares for approximately $6,700 during November 2005.

8. OTHER RECEIVABLES, NET

Termination agreement - In January 2001, the Company entered into a Financial Consulting Services Agreement with an entity whereby the entity agreed to provide financial consulting services for one year in exchange for 200,000 restricted shares of the Company's common stock. In conjunction with that agreement, the Company also entered into a second Financial Consulting Services Agreement with three individuals whereby the individuals agreed to provide financial consulting services for one year in exchange for 510,000 unrestricted shares of the Company's common stock. These two agreements will hereafter be collectively referred to as the "Consulting Agreements" while both the entity and individuals will hereafter be collectively referred to as the "Consultants". In January 2001, the Company issued 710,000 shares of the Company's common stock as pertaining to the Consulting Agreements.

In August 2001, the Company entered into a Termination Agreement (the "Termination") with the Consultants, whereby both parties agreed to terminate the Consulting Agreements. As a material inducement to the Company and Consultants to enter into the Termination, the Consultants agreed to return all 710,000 shares of the Company's common stock in exchange for 150,000 shares of the Company's common stock with a fair value totaling $177,000.

In August 2001, the Company received and cancelled 200,000 shares from the Consultant, while the remaining 510,000 shares remain outstanding. The 710,000 shares were originally expensed in the amount of $554,500 as stock based compensation in January 2001. As no services were performed by the Consultants, the Company reversed the entire expense of $554,500 while recording an other receivable of $398,300 for the 510,000 outstanding shares. As the collection of the shares is uncertain, the Company has fully allowed for the $398,300 as of December 31, 2003.

9. NOTE PAYABLE

In November 2005, the Company entered into a finance agreement for payment of its D&O insurance. The agreement calls for monthly payments of approximately $6,800 per month through August 2006. The balance payable as of December 31, 2005 was $52,700. Prepaid expenses as of December 31, 2005 includes $69,100 pertaining to the D&O insurance.

10. COMMITMENTS AND CONTINGENCIES

Legal proceedings - On August 7, 2002, the United States Attorney for the Eastern District of New York and the Securities and Exchange Commission announced they were bringing securities fraud charges against the Company and Harry Masuda, the Company's Chief Executive Officer, for allegedly paying an unregistered broker an undisclosed commission in a 1999 and 2000 private placement. The allegations generally charge the Company and Mr. Masuda with the failure to adequately disclose to investors in these private placements a commission agreement with Larry Bryant, an unlicensed broker-dealer. Remedies sought in these proceedings include criminal penalties and a bar from service as an officer or director of a publicly-traded company. The Company believes the charges are unwarranted, and that the issues involved in this matter were resolved during 2000 to the full satisfaction of all investors. There can be no assurance that Mr. Masuda will be able to continue to serve as our Chief Executive Officer in the event that the Securities and Exchange Commission receives the remedies that it seeks.

11. SUBSEQUENT EVENTS

In January 2006, the Company entered into an addendum to a consulting agreement with a consultant for the sale of common stock in Europe pursuant to a trustee arrangement.  The Company agreed to pay the consultant a commission equal to three percent of the proceeds from the sale of such shares.

On January 26, 2006, the Securities and Exchange Commission declared effective the Company’s Registration Statement on Form SB-2 (File No. 33-128991), registering an aggregate of 20,000,000 shares of the Company’s common stock for sale to the public.  The Company intends to use the stock for raising capital, but to date has not entered into any arrangements for any such financing.

In February 2006, the Company entered into an extension of an agreement signed in 2003 with the above-referenced consultant for services including the coordination of investor relations in Europe.  In consideration for such extension, the Company issued to the consultant an aggregate of 100,000 free trading shares and 200,000 restricted shares of common stock.

In March 2006, the Company entered into a Securities Purchase Agreement (the “Agreement”) with La Jolla Cove Investors, Inc., a California corporation (“La Jolla Cove”).  Pursuant to the Agreement, La Jolla Cove agreed to purchase from the Company a 6¾% Convertible Debenture in the aggregate principal amount of $30,000 (the “Debenture”).  The number of shares of common stock into which the Debenture is convertible is equal to the dollar amount of the Debenture being converted multiplied by 110, minus the product of the conversion price multiplied by 100 times the dollar amount of the Debenture being converted, divided by the conversion price.  If the Volume Weighted Average Price of the Company’s common stock is below $0.50 per share on the date that La Jolla Cove elects to convert a portion of the Debenture, the Company may prepay such portion of the Debenture (plus any accrued but unpaid interest) and the prepaid Warrant exercise price associated with such portion of the Debenture, at 110% of such amounts.

In connection with the Debenture, the Company issued to La Jolla Cove a Warrant to Purchase Common Stock (the “Warrant”), dated as of March 7, 2006, to purchase an aggregate of 3,000,000 shares of common stock.  The Warrant has an exercise price of $1.09 per share, and expires in March 2009.   The Warrant is to be exercised in an amount equal to 100 times the amount of the Debenture that is being converted.  La Jolla Cove advanced the sum of $95,000 to the Company as a prepayment for the exercise of a portion of the Warrant.    In connection with the sale of the Debenture, the Company also entered into a Registration Rights Agreement, dated March 7, 2006, with La Jolla Cove for the registration of the shares of common stock to be issued upon conversion of the Debenture and exercise of the Warrant.  La Jolla Cove will advance to the Company up to $50,000 for the payment of legal and accounting fees in connection with this registration.  This advance will represent a prepayment for the exercise of a portion of the Warrant.

In March 2006, the Company entered into a loan agreement with an independent lender.  The lender agreed to loan the Company an amount based on 50% of the value of a portfolio of 500,000 shares of the Company’s common stock (approximately $90,000).  The lender will receive a loan fee equal to five percent of the gross loan proceeds.

In the first quarter of 2006, the Company entered into agreements with various consultants for investor relations and investor awareness services in the United States and Europe.  The Company paid for such services with a combination of $29,000 in cash, 245,350 shares of free trading common stock and 100,000 shares of restricted common stock (the latter to be paid out over a period of two years).

HUMAN BIOSYSTEMS

10,500,000 Shares of

Common Stock

________________________

PROSPECTUS

________________________

________________ __, 2006

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and By-laws provide for indemnification of our officers and directors to the fullest extent permissible under California law. Additionally, we have entered into indemnification agreements with each of our officers and Directors, and therefore purchasers of these securities may have more limited right of action than they would have except for this limitation in the Articles of Incorporation and By-laws.  These agreements provide, in general, that we shall indemnify and hold harmless such directors and officers to the fullest extent permitted by law against any judgments, fines, amounts paid in settlement, and expenses, including attorneys' fees and disbursements, incurred in connection with, or in any way arising out of, any claim, action or proceeding against, or affecting, such directors and officers resulting from, relating to or in any way arising out of, the service of such persons as our directors and officers.

ITEM 25.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an itemization of various expenses, all of which we will pay, in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee. . . . . . . . . . $      235.94

Accounting Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$   2,000.00

Legal Fees and Expenses  . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . .$ 15,000.00

Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .. $   2,764.06

  ---------------

         Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . $ 20,000.00

  =========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Set forth in chronological order is information regarding shares of common stock issued and options and warrants and other convertible securities granted by us during the year ended December 31, 2005, and not previously disclosed in our quarterly reports on Form 10-QSB for the respective quarterly periods ended March 31, June 30 and September 30, 2005.  Also included is the consideration, if any, received by us for such shares, options and warrants, and information relating to the section of the Securities Act, or the rule of the Securities and Exchange Commission, under which an exemption from registration was claimed.

In the fourth quarter of 2005, we issued an aggregate of 27,708 shares of common stock to two consultants in consideration of services rendered to us.  The issuances were made in reliance on Section 4(2) of the Securities Act, and were made without general solicitation or advertising. The recipients were sophisticated investors with access to all relevant information necessary to evaluate the investments, and who represented to us that the shares were being acquired for investment purposes.

In the fourth quarter of 2005, we issued an aggregate of 285,915 shares of common stock to two investment funds pursuant to the exercise of warrants.  The issuances were made in reliance on Section 4(2) of the Securities Act, and were made without general solicitation or advertising. The recipients were entities comprised of sophisticated investors with access to all relevant information necessary to evaluate the investments, and who represented to us that the shares were being acquired for investment purposes.

ITEM 27.

EXHIBITS

(a) (1)  Our audited financial statements are included in the Prospectus.

(a) (2)  The following exhibits are being filed herewith.

EXHIBIT

NUMBER

 DESCRIPTION

LOCATION

------------------------------------------------------------------------------

3(i)(a)

Amended and Restated Articles

  Incorporated by reference to

of Incorporation

  Exhibit to the Registrant's

  Registration Statement on

  Form SB-2 filed on

  April 24, 2003

3(ii)

Bylaws

 Incorporated by reference to

 Exhibit to the Registrant's

 Form 10-SB Registration Statement

 filed on December 8, 1999 (No. 2.2)

4.1

      Securities Purchase Agreement,        Incorporated by reference to Exhibit

      dated March 7, 2006, by and              to the Registrant's Form 8-K

                                      between the Company                        Current Report filed on March 14, 2006

      and La Jolla Cove

4.2                                 6 ¾ % Convertible Debenture,           Incorporated by reference to Exhibit

                                      dated March 7, 2006, by and              to the Registrant's Form 8-K

                                      between the Company                        Current Report filed on March 14, 2006

      and La Jolla Cove

4.3                                 Addendum to Convertible                 Incorporated by reference to Exhibit

      Debenture, dated March 7, 2006,      to the Registrant's Form 8-K

      by and between the Company          Current Report filed on March 14, 2006

      and La Jolla Cove.

4.4                                 Warrant to Purchase Common          Incorporated by reference to Exhibit

                                      Stock, dated March 7, 2006.               2006 to the Registrant's Form 8-K

                      Current Report filed on March 14, 2006

4.5                                Addendum To Convertible                 Incorporated by reference to Exhibit

                                     Debenture, Warrant to                         to the Registrant's Form 8-K
                                     Purchase Common Stock                     Current Report filed on March 14, 2006

                                     And Securities Purchase
                                     Agreement, dated March 7, 2006,

                                     by and between the Company

                                     and La Jolla Cove.

4.6                                Registration Rights Agreement,          Incorporated by reference to Exhibit

                                     dated March 7, 2006, by                        to the Registrant's Form 8-K

                                     and between the Company                   Current Report filed on March 14, 2006

                                     and La Jolla Cove.

5.1

Opinion of Counsel

To be filed by amendment

9

Voting trust agreement

 Incorporated by reference to

 Exhibit to the Registrant's Form

 10-SB Registration Statement filed

 on December 8, 1999 (No. 5) and

 as amended January 25, 2000 (No. 9)

10.1

Assignment of Phemtest

 Incorporated by reference to

Patent and Technology

 Exhibit to the Registrant's Form

 10-SB Registration Statement filed

 on December 8, 1999 (No. 6.1) and as

 amended January 25, 2000, (No. 10.1)

10.2

Phemtest Patents,

 Incorporated by reference to Exhibit

US 4,945,921 and

 to the Registrant's Form 10-SB

US 4,787,158

 Registration Statement filed on

 December 8, 1999 (No. 6.2) and as

 amended January 25, 2000, (No. 10.2)

10.3

Assignment of Patent

 Incorporated by reference to Exhibit

and Technology

 to the Registrant's Form 10-SB

- Vladimir Serebrennikov

 Registration Statement filed on

 December 8, 1999 (No. 6.3) and as

 amended January 25, 2000, (No. 10.3)

10.4

Assignment of Patent

 Incorporated by reference to Exhibit

and Technology

 to the Registrant's Form 10-SB

- Leonid Babak

 Registration Statement filed on

 December 8, 1999 (No. 6.4) and as

 amended January 25, 2000, (No. 10.4)

10.5

Consultant Agreement

 Incorporated by reference to Exhibit

- Dr. Luis Toledo

 to the Registrant's Form 10-SB

 Registration Statement filed on

 December 8, 1999 (No. 6.5) and as

 amended January 25, 2000, (No. 10.5)

10.6

Non-Statutory Incentive

 Incorporated by reference to Exhibit

Stock Option Plan

 to the Registrant's Form 10-SB

 Registration Statement filed on

 December 8, 1999 (No. 6.8) and as

 amended January 25, 2000, (No. 10.8)

10.9

Statutory Incentive

 Incorporated by reference to Exhibit

Stock Option Plan

 to the Registrant's Form 10-SB

 Registration Statement filed on

 December 8, 1999 (No. 6.9) and as

 amended January 25, 2000, (No. 10.9)

10.11

Indemnification

 Incorporated by reference to Exhibit

Agreements of

 to the Registrant's Form 10-SB

Directors and Officers

 Registration Statement filed on

 December 8, 1999 (No. 6.14 thru 6.19)

 and as amended January 25, 2000,

 (No. 10.14 thru 10.19)

10.12

Employment Agreement

 Incorporated by reference to Exhibit

- Leonid Babak

 to the Registrant's Form 10-SB

 Registration Statement filed on

 December 8, 1999 and as amended

 January 25, 2000, (No. 10.20)

10.13

Employment Agreement

 Incorporated by reference to Exhibit

- Vladimir Serebrennikov

 to the Registrant's Form 10-SB

 Registration Statement filed on

 December 8, 1999 and as amended

 January 25, 2000, (No. 10.21)

10.14

Consulting Agreement,

Incorporated by reference to Exhibit 10.03

dated June 3, 2005, by and

to the Registrant’s Quarterly

between the Registrant and

Report on Form 10-QSB filed on November

Abernathy Mendelson &

14, 2005

Associates

10.15

Letter Agreement, dated

Incorporated by reference to Exhibit 10.02

June 23, 2005, by and between

to the Registrant’s Quarterly

the Registrant and Karsten

Report on Form 10-QSB filed on November

Behrens

14, 2005

10.16

Executive Consulting

Incorporated by reference to Exhibit 10.1

Agreement, dated August

to the Registrant’s Current Report on Form

29, 2005, by and between

8-K filed on September 2, 2005

the Company and Dr. David

Winter

Statement re: computation

 Incorporated by reference to Part 2,

of per share earnings

 Item 7 of this filing

23.1

Consent of L.L. Bradford

 Filed herewith

& Company, LLC

23.2

Consent of Silicon Valley Law Group

contained in Exhibit 5.1)

 To be  filed by amendment.

ITEM 28.

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1)  File, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

        (I)   to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (II) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "calculation of  registration  fee"  table  in the  effective registration statement;  and

        (III) to include any material information with respect to the plan of distribution not  previously disclosed in the registration statement or any material change to such information in the registration statement.

       [Provided, however, that paragraphs (b)(1)(i) and (b)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.]

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove  from  registration  by  means  of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the securities act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the securities exchange act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the securities exchange act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating  to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Amendment to Registration Statement to be signed on its behalf by the undersigned, in the City of Palo Alto, State of California, on June 5, 2006.

HUMAN BIOSYSTEMS

By: /s/ Harry Masuda

------------------------------------

        Harry Masuda

        Chief Executive Officer

POWER OF ATTORNEY

We the undersigned officers and directors of Human BioSystems, hereby severally constitute and appoint Harry Masuda, our true and lawful attorney-in- fact and agent, with full power of substitution and resubstitution in him, for him, and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b)  under  the Securities  Act  of 1933),  and  to file the same, with all exhibits  thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in- fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Signature

Title

          Date

------------------

            ---------------------                         --------------

/s/Harry Masuda

--------------------

  Harry Masuda                 Chief Executive Officer,       June 5, 2006

      Acting Chief Financial

      Officer (Principle Accounting

      Officer)

/s/David Winter

--------------------

   Dr. David Winter            President                               June 5, 2006

/s/Paul Okimto

---------------------

    Paul Okimoto                Chairman and Executive       June 5, 2006

      Vice President

/s/ Larry McCleary

---------------------

    Dr. Larry McCleary        Director                                 June 5, 2006